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                 SOUTH CAROLINA ASSOCIATED AUTO INSURERS PLAN


PROPOSAL NAME:                South Carolina Associated Auto Insurers Plan
                              Joint Underwriting Association--Servicing
                              Carrier Solicitation

COVERAGE TYPE:                Private Passenger Property and Casualty
                              Automobile Insurance

PROPOSAL NOTICE NUMBER:       98-002/PPAI

PROPOSAL OPENING DATE:        August 14, 1998 at 4:30 p.m.




                                    [LOGO]


                                  Issued By:

                               Lee P. Jedziniak
                                   Director
                     South Carolina Department of Insurance
                              1612 Marion Street
                        Columbia, South Carolina 29201





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                               TABLE OF CONTENTS

PROPOSAL NOTICE NO.......................................................     1

PROPOSAL NOTICE NUMBER...................................................     1

SECTION 1: GENERAL OVERVIEW..............................................     1

1.1.     Purpose.........................................................     1

1.2.     Authority for Competitive Sealed Solicitation of Proposals......     1

1.3.     Date for Submission of Proposals................................   1,2

1.4.     Incorrectly Marked Envelopes....................................     2

1.5.     Solicitation Does Not Bind Director or Advisory Board...........     2

1.6.     Mandatory Pre-proposal Conference...............................     2

1.7.     Questions Concerning the RFP at Mandatory Pre-proposal
           Conference....................................................     2

1.8.     Submission of Written Inquiries.................................     3

1.9.     Disqualification of Proposals...................................     3

1.10.    Disqualification of Proposals...................................     3

         1.10.1.   Proof of Collusion....................................     3
         1.10.2.   Lack of Responsibility................................     3
         1.10.3.   Noncompliance with Applicable Law.....................     3
         1.10.4.   Conditional or Incomplete Proposals...................   3,4
         1.10.5.   Reservations by Respondent to Accept or Reject Award..     4
         1.10.6.   Late Submission of Proposals..........................     4


SECTION 2: GENERAL INSTRUCTIONS

2.1.     No Liability for Proposal Preparations Costs or Nonaward
           of Contract...................................................     4

2.2.     Proposal Must Comply with RFP...................................     4

2.3.     Proposal Must Be In Official Name of Company/Individual.........     4

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2.4.     All Requested Information Must Be Included......................     4

2.5.     Proposal Submission Requirements................................   4,5

2.6.     Official Positions or Communications Re RFP.....................     5

2.7.     Certification of Qualifications to Act as Servicing Carrier.....     5

2.8.     One Proposal per Organization...................................     5

2.9.     Solicitation is Intended to Promote Competition.................     5

2.10.    Proposals Must Be Complete and Clear............................     6

2.11.    Single Bound Volume(s) Required.................................     6

2.12.    Separate Appendices.............................................     6

2.13.    No Communication with Director or Advisory Board After
           Proposal Submission...........................................     6

2.14.    RFP Amendments..................................................   6,7

         2.14.1.  Verbal Comments Cannot Modify Written Provisions.......     6
         2.14.2.  Amendments Must Be Written.............................     7

2.15.    Oral Presentations..............................................     7

2.16.    Possible Contract Awards........................................     7

2.17.    Confidential and Proprietary Information........................     7

2.18.    Notice of Intent to Award.......................................     7

2.19.    Mail Pick-Up....................................................     7

2.20.    Information for Envelope or Wrapping Material...................   7,8

2.21.    Statement of Award..............................................     8

2.22.    FEIN or Social Security Number..................................     8

2.23.    Proposed Time Table.............................................     8

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SECTION 3: BACKGROUND

3.1.     About the South Carolina Associated Auto Insurers Plan..........   8,9

3.2.     Director Authorized to Solicit Proposals........................     9

         3.2.1.  Competitive Solicitation................................    10
         3.2.2.  Solicitation Not Governed by Procurement Code...........     9

3.3.     No Right to Award or Disposition of Appeal......................


SECTION 4: SCOPE OF PROPOSAL.............................................     9

4.1.     Overview of Responsibilities of Servicing Carrier...............     9

4.2.     Informational References to the Plan of Operation...............    10

4.3.     Proposals Become Property of the Plan...........................    10

4.4.     Confidentiality of Evaluations and Score Sheets.................    10

4.5.     Disqualification for Failure to Comply with RFP.................    10

4.6.     Documents Comprising Contract...................................    11

4.7.     Conflict(s).....................................................    11


SECTION 5: DEFINITIONS

5.1.     Advisory Board..................................................    11

5.2.     Producer........................................................    11

5.3.     Association.....................................................    11

5.4.     Committee.......................................................    11

5.5.     Days............................................................    11

5.6.     Department......................................................    11

5.7.     Director........................................................    11

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5.8.     Member..........................................................     11

5.9.     Plan............................................................     11

5.10.    Plan Administrator..............................................     12

5.11.    Plan of Operation...............................................     12

5.12.    Proposal........................................................     12

5.13.    Request for Proposals...........................................     12

5.14.    Servicing Carrier...............................................     12

5.15.    You, Your, Offeror, Applicant, or Respondent....................     12

5.16.    Voluntary Market................................................     12


SECTION 6: QUALIFICATIONS FOR SERVICING CARRIER(S).......................     12

6.1.     Surplus, Performance Bond and Statutory Deposit Requirements....     13

6.2.     Experience Required.............................................     13

6.3.     Service Facility Requirements...................................     13

6.4.     Insurance Writing Requirements..................................     13

6.5.     Net Worth Requirements for Affiliated Entity....................     13

6.6.     Execution of Contract Award Document............................     13

6.7.     Discrimination in Service Prohibited............................     13

6.8.     Service Required for Entire Term of Contract....................     14

6.9.     Financial Stability Requirement.................................     14

6.10.    Cooperation with Winding Up of Association Required.............     14

6.11.    Affidavit of Non-Collusion Required.............................     14

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6.12.    Year 2000 Compliant Systems Required............................     14

6.13.    Proposal Submission Requirements................................     14

6.14.    Continuing Responsibilities of the Respondent...................     15

6.15.    Possible Number of Servicing Carriers...........................     15

6.16.    Acceptable Quota Shares.........................................     16

6.17.    Cost Proposals for More than One Quota Permitted................     16

6.18.    Bond and Proposal Fee Requirements..............................     16

         6.18.1.  Proposal Bond Amount
         6.18.2.  Performance Bond Requirements
         6.18.3.  Proposal Fee


SECTION 7: SERVICES REQUIRED.............................................     18

7.1.     Service Effective Date..........................................     18

7.2.     Scope of Work...................................................  18-28

7.3.     Respondent Is Bound by Enhancements.............................     29

7.4.     Contract Term...................................................     30

         7.4.1.  Contract Period
         7.4.2.  Contract Term Includes Run-off Obligations


SECTION 8: COMPENSATION..................................................     30

8.1.     Servicing Carrier Fee(s)........................................     30

8.2.     Fee Adjustments for Incentives/Disincentives Program............     31

8.3.     Total Compensation/Payment Schedule.............................     31

8.4.     Incentives/Disincentives Program Summary........................     31

         8.4.1.  Audits

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         8.4.2.  Rating Tables
         8.4.3.  Incentives
         8.4.4.  Disincentives


SECTION 9: PROPOSAL INFORMATION..........................................     32

9.1.     Proposal Contents...............................................     32

         9.1.1.  Cover Letter............................................     32

                 9.1.1.1.  Terms and Conditions..........................     33
                 9.1.1.2.  Legal Status..................................     33
                 9.1.1.3.  Federal Tax Identification Number.............     33
                 9.1.1.4.  Prime Contractor..............................     33
                 9.1.1.5.  Nondiscrimination.............................     33
                 9.1.1.6.  Identify Subcontractors.......................     33
                 9.1.1.7.  Subcontractors/Affiliated Entities
                             Legally Bound...............................     33
                 9.1.1.8.  Ownership of Material.........................     34
                 9.1.1.9.  Evidence of Qualifications....................     34

         9.1.2.  Proposal Letter.........................................     34

9.2.     Company Business Plan--Qualitative Questionnaires...............     34

         9.1.1.  Executive Summary.......................................     35
         9.2.2.  Background and Experience...............................     35

                 9.2.2.1.  Name of Company...............................     35
                 9.2.2.2.  Date Established..............................     35
                 9.2.2.3.  Ownership/Legal Status........................     35
                 9.2.2.4.  Primary Line of Business for Entity...........     35

9.3.     Past Performance and Commitment.................................     35

9.4.     Financial Information...........................................     35

9.5.     Cost/Price......................................................     35

9.6.     Effect of Alterations/Erasures..................................     36

9.7.     Duration of Offer...............................................     36

9.8.     Director Reserves Right to Waive Minor Deficiencies.............     36

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9.9.     Other Data......................................................     36

9.10.    Video Tapes.....................................................     37


SECTION 10: METHODOLOGY, EVALUATION AND AWARD............................     37

10.1.    Introduction....................................................     37

10.2.    Overall Proposal................................................     37

         10.2.1.  Technical Compliance...................................     37
         10.2.2.  Nonresponsive Proposals................................     37
         10.2.2.  Business Plan..........................................     38

                  10.2.3.1.  Business Plan Questionnaire--Quantitative...     38
                  10.2.3.2.  Business Plan Questionnaire--Qualitative....     38
                  10.2.3.3.  Business Plan Questionnaire--Qualitative-
                               Enhancements..............................     39

10.3.    Comparative Assessment..........................................     39

10.4.    Scoring Methodology.............................................     40


SECTION 11: CONTRACTUAL REQUIREMENTS.....................................     41

11.1.    Contract Must Be in Name of Respondent/Offeror..................     41

11.2.    S. C. Law Clause................................................     41

11.3.    Respondent's Qualifications.....................................     41

11.4.    Equal Opportunity...............................................     42

11.5.    Termination for Default.........................................     42

11.6.    Immediate Termination...........................................     42

11.7.    Prime Contractor Responsibilities...............................     42

11.8.    Subcontracting..................................................     44

11.9.    Ownership of Material...........................................     44

11.10.   Accurate Information............................................     45

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11.12.   Compliance with State and Federal Requirements..................     46

11.13.   Conflicts of Interest...........................................     46

11.14.   Assignment......................................................     47

11.15.   Entire Contract.................................................     47

11.16.   Severability Clause.............................................     47

11.17.   Amendments......................................................     47

11.18.   Communications and Notices......................................     47

11.19.   Insurance.......................................................     48

11.20.   Titles/Paragraph Headings.......................................     48

11.21.   Independent Contractor Status...................................     48

11.22.   Fiduciary.......................................................     48

11.23.   Access to Records...............................................     49

11.24.   Annual Examinations.............................................     49

11.25.   Conflicts.......................................................     49

11.26.   Other Parties...................................................     49

11.27.   Counterparts....................................................     50


SECTION 12: PROTEST PROCEDURES...........................................     50

12.1.    Protests Must Be in Writing.....................................     50

12.2.    Protest Information.............................................     50

12.3.    Notification of Protest.........................................     50

12.4.    Administrative Review...........................................     50

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12.5.    Notice of the Decision..........................................     51

12.6.    Finality of Decision/Appeal.....................................     51

12.7.    Protests Shall Not Operate As Stay of Award.....................     51


SECTION 13: EXHIBITS................................................... Attached

EXHIBIT  1:  Affidavit of Non-Collusion

EXHIBIT  2:  South Carolina Reinsurance Facility Exhibit

EXHIBIT  3:  Business Plan--Quantitative Questionnaire

EXHIBIT  4:  Business Plan--Qualitative Questionnaire
             South Carolina Associated Auto Insurers Sample Servicing
               Carrier Reports and Documents

EXHIBIT  6:  Second Draft--Private Passenger Auto Policy Forms,
               Endorsements, and Application Forms

EXHIBIT  7:  Sample Servicing Carrier Producer Correspondence and Reports

EXHIBIT  8:  Calculation of Proposal Bond Amount

EXHIBIT  9:  Pricing Sheet

EXHIBIT 10:  Articles of the Association

EXHIBIT 11:  Rules of Practice

EXHIBIT 12:  Rating and Statistical Manual

EXHIBIT 13:  Manual of Rules and Rates

EXHIBIT 14:  Proposal Letter

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                                 July 17, 1998

PROPOSAL NOTICE NO.: 98-002/PPAI
Release Date:  July 17, 1998 after 5:00 p.m.

                             South Carolina Associated Auto Insurers Plan Joint Underwriting Association----Servicing Carrier
                             Solicitation
                             Private Passenger Property and Casualty Automobile Insurance Coverage

PROPOSAL OPENING DATE:  August 14, 1998 at 4:30 p.m.


PROPOSALS MUST BE SUBMITTED SHOWING THE ABOVE PROPOSAL NUMBER


SECTION 1:  GENERAL OVERVIEW

1.1.   PURPOSE

       The purpose of this solicitation is to select Servicing Carriers to service the private passenger automobile insurance business of the South Carolina Associated Auto Insurers Plan.

1.2.   AUTHORITY FOR COMPETITIVE SEALED SOLICITATION OF PROPOSALS

       S. C. Code Ann. Section 38-91-340 provides that the Servicing Carriers for the Association may be competitively bid as provided for in that section. Separate bidding processes may be done for Private Passenger Automobile and Commercial Automobile insurance. If the carriers are competitively bid, then the director or his designee must appoint the committee or committees of individuals as he considers qualified to establish standards and procedures for the consideration and evaluation of bids. The committee or committees must evaluate and award contracts pursuant to the final approval of the director or his designee. Accordingly, the Director of the South Carolina Department of
       Insurance (director) invites you to submit a proposal in accordance with the requirements of this solicitation for insurers to act as Servicing Carriers for private passenger automobile property and casualty insurance.

1.3.   DATE FOR SUBMISSION OF PROPOSALS

       Proposals are to be submitted to the director not later than 4:30 p.m., August 14, 1998, at which time Respondents to this request will be publicly identified. Due to the possibility of negotiation with any Respondent submitting a proposal which appears to be eligible for a

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       contract award pursuant to the selection criteria set forth in this
       Request for Proposal (RFP), prices will not be divulged at the time of opening.

1.4.   INCORRECTLY MARKED ENVELOPES

       Neither the director, nor the South Carolina Department of Insurance, nor any committee appointed by him to perform in accordance with
       S. C. Code Ann. Section 38-91-340 assume any responsibility for unmarked or incorrectly marked envelopes being considered for an award.

1.5.   SOLICITATION DOES NOT BIND DIRECTOR OR ADVISORY BOARD

       THIS SOLICITATION DOES NOT COMMIT THE ADVISORY BOARD, THE DIRECTOR, ANY COMMITTEE APPOINTED BY HIM, THE DEPARTMENT OR THE STATE OF SOUTH CAROLINA TO AWARD A CONTRACT, TO PAY COSTS INCURRED IN PREPARATION OF A PROPOSAL, OR TO PROCURE OR CONTRACT FOR THE ARTICLES OF GOODS OR SERVICES REFERENCED IN THIS RFP. THE DIRECTOR RESERVES THE RIGHT TO REJECT THE RECOMMENDATION OF THE COMMITTEE, ANY OR ALL OF THE PROPOSALS RECEIVED AS A RESULT OF THIS REQUEST, OR TO CANCEL IN PART, OR IN ITS ENTIRETY, THIS REQUEST IF HE DEEMS, WITHIN HIS SOLE DISCRETION, IT IS IN THE BEST INTERESTS OF THE ASSOCIATION AND/OR CONSUMERS OF THIS STATE TO DO SO.

1.6.   MANDATORY PRE-PROPOSAL CONFERENCE

       The director or his designee will hold a mandatory pre-proposal conference at 10:00 a.m. on July 29, 1998 at the offices of the South Carolina Department of Insurance, 1612 Marion Street, Room #401, Columbia, South Carolina. Questions concerning the content and scope of the RFP and the procedural steps of the RFP will be answered at that time. ALL POTENTIAL RESPONDENTS ARE REQUIRED TO ATTEND THIS CONFERENCE. Proposals submitted by Respondents who do not attend the mandatory pre-proposal conference will NOT be considered. Each Respondent may send no more than two representatives to the conference.

1.7.   QUESTIONS CONCERNING THE RFP AT THE MANDATORY PRE-PROPOSAL CONFERENCE

       Please forward any questions you may have to Lee P. Jedziniak, Director, South Carolina Department of Insurance in writing, by
       July 27, 1998 at 4:30 p.m. EST. Any additional questions or requests for information must be asked, or submitted, prior to the adjournment of the pre-proposal conference. Once the conference is adjourned, no further questions will be addressed. Any questions not answered during the conference will be responded to, in writing, and mailed to all potential Respondents in attendance at the mandatory pre-proposal conference.

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1.8.   SUBMISSION OF WRITTEN INQUIRIES

       All inquiries regarding this RFP must be submitted, in writing, to the director of the South Carolina Department of Insurance at the address listed below. NO PHONE CALLS WILL BE ACCEPTED.

1.9.   ADDRESS FOR INQUIRIES

       Mark envelopes: PPAI SERVICING CARRIER RFP QUESTIONS.

       Mail Questions to:

       Lee P. Jedziniak
       Director of Insurance
       South Carolina Department of Insurance
       Post Office Box 100105
       Columbia, South Carolina 29202-3105

1.10.  DISQUALIFICATION OF PROPOSALS

       The director reserves the right to consider as acceptable only those proposals submitted in accordance with all requirements set forth in this RFP. Any proposal offering another set of terms and conditions contradictory to those included in the RFP may be disqualified without further notice. A respondent will be disqualified and the proposal automatically rejected for any one or more of the following reasons:

       1.10.1.  COLLUSION

                Proof of collusion among offerors, in which case all proposals involved in the collusive action will be rejected;

       1.10.2.  LACK OF RESPONSIBILITY

                Respondent's lack of responsibility and cooperation as shown by past work or services.

       1.10.3.  NONCOMPLIANCE WITH APPLICABLE LAW

                The proposal shows any noncompliance with any applicable law.

       1.10.4.  CONDITIONAL OR INCOMPLETE PROPOSALS

                The proposal is conditional, incomplete, or irregular in such a way as to make the

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                proposal incomplete, indefinite, or ambiguous as to its
                meaning.

       1.10.5.  RESERVATIONS LANGUAGE

                The proposal has any provision reserving the right to accept or reject award, or to enter into a contract pursuant to an award, or provisions contrary to those required in the solicitation.

       1.10.6.  LATE SUBMISSION

                The delivery of the proposal after the deadline specified in the timetable.


SECTION 2:  GENERAL INSTRUCTIONS

2.1.   NO LIABILITY FOR PROPOSAL PREPARATION COSTS OR NONAWARD OF CONTRACT

       This RFP does not commit the director or any committee appointed by him to award a contract to any Respondent, or to pay any costs incurred in the preparation and mailing of the Respondent's proposal or in participating in this process.

2.2.   PROPOSAL MUST COMPLY WITH RFP

       Proposals will be considered as specified under the terms and conditions of this RFP.

2.3.   PROPOSAL MUST BE IN OFFICIAL NAME OF COMPANY/INDIVIDUAL

       Proposals must be made in the official name of the firm(s) or individual(s) under which the business is conducted (showing an official business address), and must be signed in ink by a person duly authorized to legally bind the person, partnership, company or corporation submitting the proposal. If an entity affiliates with an insurer in accordance with S. C. Code Ann. Section 38-91-340, the affiliated insurer must also provide the same information.

2.4.   ALL REQUESTED INFORMATION MUST BE INCLUDED

       Respondents must include all requested information and any additional information they wish to be considered.

2.5.   PROPOSAL SUBMISSION REQUIREMENTS

       A Respondent to this RFP must make a sealed submission of one (1) original and nine (9)

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       copies of your proposal, including all attachments. Your proposals must be received by 4:30 p.m., EST, on August 14, 1998. The proposals may be mailed to or hand delivered to the address listed below:

       MAILING ADDRESS:                          ADDRESS FOR HAND DELIVERY:

       Lee P. Jedziniak                          Lee P. Jedziniak
       Director                                  Director
       South Carolina Department of Insurance    S. C. Department of Insurance
       Post Office Box 100105                    1612 Marion Street
       Columbia, South Carolina 29202-3105       Columbia, South Carolina 29201

       IT IS THE RESPONSIBILITY OF EACH RESPONDENT TO ENSURE THE TIMELY DELIVERY OF ITS PROPOSAL. PROPOSALS DELIVERED AFTER THE TIME STATED ABOVE WILL NOT BE CONSIDERED.

2.6.   OFFICIAL POSITIONS OR COMMUNICATIONS REGARDING RFP

       The only official position relating to this RFP is that position which is expressed by the director, in writing, signed by the director, and issued by the director or his designee. No other means of communication, whether written or oral, will be construed as a formal or official response or statement.

2.7.   CERTIFICATION OF QUALIFICATIONS TO ACT AS SERVICING CARRIER

       By submission of your signed proposal you are certifying that, if awarded this contract, you are qualified to perform in accordance with its terms and conditions and that you will comply with all applicable state and federal laws.

2.8.   ONE PROPOSAL PER ORGANIZATION

       No more than one proposal may be submitted by a single organization or person. If multiple proposals are submitted by that person or organization, the director or committee appointed by him will disqualify all such proposals as nonconforming. This prohibition does not apply to the copies requested in Section 2.5.

2.9.   SOLICITATION IS INTENDED TO PROMOTE COMPETITION

       This RFP is intended to promote competition. It will be the Respondent's duty to advise the director during the mandatory pre-proposal conference if any language, requirements, etc., or any combination thereof, inadvertently restrict or limit the requirements stated in this RFP to a single source. Such notification must be submitted in writing.

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2.10.  PROPOSALS MUST BE COMPLETE AND CLEAR

       Proposals should be prepared simply and economically providing a straightforward, concise description of your ability to satisfy the requirements of the RFP. Emphasis must be placed on completeness and clarity of content of the proposal submitted.

2.11.  SINGLE BOUND VOLUME(S) REQUIRED

       Each copy of the proposal must be bound in a single volume. All documentation submitted with the proposal must be bound in that single volume, if possible. If it is not practical or possible to bind all materials, attachments, supplementals, etc., in this single volume, then written reference must be made in the bound volume to any such materials, attachments, supplementals, etc., not appearing in the bound volume.

2.12.  SEPARATE APPENDICES

       If your proposal includes any comment over and above the specific information requested in this RFP, you are to include this information as a separate appendix, attachment, or addition to your proposal.

2.13.  NO COMMUNICATION WITH DIRECTOR OR ADVISORY BOARD AFTER PROPOSAL
       SUBMISSION

       By submitting a proposal, a Respondent agrees that during the period following issuance of the proposal, and prior to the final award of a contract, the Respondent will not discuss this solicitation with the director, any member of the Department or Advisory Board except as specifically designated in this RFP. Respondents must not attempt to discuss with, or attempt to negotiate with, any member of the Department or Advisory Board any aspect of this RFP. Such contact will result in the automatic disqualification of any proposal submitted.

2.14.  RFP AMENDMENTS

       2.14.1.  VERBAL COMMENTS CANNOT MODIFY WRITTEN PROVISION(S)

                Verbal comments or discussion by the director or his designee, the Department, or any of its employees relative to this solicitation cannot add, delete, or modify any written provision. any change must be in the form of a written amendment signed by the director and distributed to all Respondents by the director or his designee.

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       2.14.2.  AMENDMENTS MUST BE WRITTEN

                If it becomes necessary to revise any part of the RFP, a written amendment will be provided to all Respondents who received the original RFP. Amendments to the contract will be governed by the appropriate paragraph in the Contractual Requirements section of this RFP.

2.15.  ORAL PRESENTATIONS

       Oral presentations may be required under this solicitation.

2.16.  POSSIBLE CONTRACT AWARD

       A contract award resulting from the RFP will be awarded to the most responsive and responsible offeror whose proposal is determined to be the most advantageous for South Carolina citizens, taking into consideration the price and the evaluation factors set forth herein. However, the director reserves the right to reject any and all proposals received. In all cases, the director will be the sole judge as to whether a Respondent's proposal has, or has not, satisfactorily met the requirements of this RFP.

2.17.  CONFIDENTIAL AND PROPRIETARY INFORMATION

       No documents relating to this solicitation will be presented or otherwise made available to any other person, agency, or organization until after an award. Information obtained in response to this RFP which may be "proprietary" or "confidential" will not be disclosed except as required by law. Such "proprietary" or "confidential" information includes information which, if disclosed, might cause harm to the competitive position of the Respondent supplying the information. All Respondents must therefore conspicuously mark as "PROPRIETARY" or "CONFIDENTIAL" each part of their proposal which they consider to contain "proprietary" or "confidential" information.

2.18.  NOTICE OF INTENT TO AWARD

       The Notice of Intent to Award the contract is tentatively scheduled to be mailed on August 31, 1998.

2.19.  MAIL PICK-UP

       All Department mail is picked up once daily at 8:00 a.m.

2.20.  INFORMATION FOR ENVELOPE OR WRAPPING MATERIAL

       The submitting Respondent is required to have printed on the envelope or wrapping

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       containing the proposal the Proposal Notice Number specified in the
       RFP and the Proposal Opening Date.

2.21.  STATEMENT OF AWARD

       Respondents who desire to have a Statement of Award must include a self-addressed, stamped envelope.

2.22.  FEIN OR SOCIAL SECURITY NUMBER

       Note: Failure to furnish your FEIN or Social Security Number will result in a delay in awarding the contract.

2.23.  PROPOSED TIME TABLE

       Listed below is the proposed time frame for the RFP process:

       Request for Proposals Issued                       July 17, 1998

       Date Questions are Due                             July 27, 1998

       Mandatory Conference for Potential Respondents     July 29, 1998

       Proposals Due                                      August 14, 1998

       Notification of Award of Contract                  August 31, 1998

       Appeals Deadline                                   September 10, 1998

       Contract Effective Date                            October 1, 1998

       The director reserves the right to adjust this schedule as he deems necessary.


SECTION 3:  BACKGROUND

3.1.   ABOUT THE SCAAIP

       The South Carolina Associated Auto Insurers Plan is a joint underwriting association. It was created on July 3, 1997 by the State of South Carolina General Assembly with the passage of the South Carolina Automobile Insurance Reform Act, Act No. 154. See S.C. Code Ann. Section 38-91-10 ET SEQ. (Supp. 1997). Every insurer authorized to write, and writing, automobile insurance within the State of South Carolina is required to be a member, and remains a member as a condition of its authority to transact automobile insurance business within this state. The Advisory Board is authorized pursuant to S. C. Code Ann.
       Section 38-91-310 (Supp. 1997) to direct the operation of the Association.

3.2.   DIRECTOR AUTHORIZED TO SOLICIT PROPOSALS

       3.2.1.   COMPETITIVE SOLICITATION

                The director has decided to solicit competitive, sealed proposals for an insurer(s) to act as Servicing Carrier(s) for the Association. The successful Respondent(s) must meet the requirements set forth herein and provide services in compliance with the Plan of Operation.

       3.2.2.   RFP NOT GOVERNED BY PROCUREMENT CODE

                S. C. Code Ann. Section 38-91-340 provides that the director or his designee may competitively bid for Servicing Carriers to service the insurance business of the Association. Accordingly, this RFP is not governed by the State of South Carolina Procurement Code, including its protest or appeal procedures, or any other state requirements which govern the procurement of goods and services for state agencies set forth in South Carolina law. This competitive process is being conducted by the director or his designee in accordance with South Carolina law.

3.3.   NO RIGHT TO AN AWARD

       A RESPONDENT SUBMITTING A PROPOSAL IN RESPONSE TO THIS RFP UNDERSTANDS AND AGREES BY THAT SUBMISSION THAT IT HAS NO VESTED RIGHT TO AN AWARD OR OTHER DISPOSITION OF ITS RESPONSE OR ANY APPEAL OR PROTEST FILED. THE RESPONDENT FURTHER AGREES THAT ITS RESPONSE IS MERELY AN OFFER BY THE RESPONDENT THAT THE DIRECTOR MAY REJECT WITHIN HIS SOLE DISCRETION.


SECTION 4:  SCOPE OF PROPOSAL

4.1.   OVERVIEW OF RESPONSIBILITIES OF SERVICING CARRIER

       The director is soliciting proposals in order to select insurer(s) to function as Servicing Carrier(s) on behalf of the Association. The Servicing Carrier(s) will be expected to perform any and all duties required for the effective and efficient operation of the Plan for the State of South Carolina. Those specific services are outlined and further defined in the SCOPE OF SERVICES section of this RFP.

4.2.   INFORMATIONAL REFERENCES TO THE PLAN OF OPERATION

       The SCOPE OF SERVICES section of this RFP which follows may contain specific references to provisions in the Plan of Operation. These references are for informational purposes only, and are not intended to represent the total scope of the Servicing Carrier(s)' functions and responsibilities. A complete understanding of the duties to be performed by the Servicing Carrier can only be gained after reading this RFP and all of the provisions of the Plan of Operation, the performance standards, financial reporting requirements, and all pertinent South Carolina insurance statutes and regulations.

4.3.   PROPOSALS BECOME PROPERTY OF THE PLAN

       Proposals will become the property of the Plan. They may be used only for the limited purpose of administering and servicing the business of the Association for the State of South Carolina. The individual or entity submitting the proposal has no ownership rights thereto. By submitting a proposal in response to this RFP, the Respondent effectively assigns any interest in the data or materials developed of whatever nature in response to this RFP to the Association. Any portion of a Respondent's proposal that is considered to be a trade secret and is marked "PROPRIETARY" and "CONFIDENTIAL" will be held as confidential, and will not be disclosed or shared with any third party except as required by South Carolina law, a validly issued subpoena, or other court order.

4.4.   CONFIDENTIALITY OF EVALUATIONS AND SCORE SHEETS

       Except as otherwise provided in this paragraph, evaluations, score sheets, and any other documents or information utilized by the director in the evaluation and selection process are confidential and will not be disclosed to, or shared with, any Respondent or any external party except as required by law or other valid court process. Each Respondent may review copies of its final score sheets. It is understood that each Respondent relies on this confidentiality provision in preparing and submitting its own confidential proposal. Notwithstanding any of the above, any information or document may be subject to disclosure pursuant to a validly issued subpoena, request from the South Carolina Department of Insurance, or court order requiring disclosure by the Advisory Board under applicable statutes, regulations, or state or federal case law.

4.5.   DISQUALIFICATION FOR FAILURE TO COMPLY WITH RFP

       All proposals must be complete and carefully worded and must convey ALL of the information requested in order to be considered responsive. If the proposal fails to conform to the essential requirements of the RFP, the director, his designee and/or the appropriate committee thereof will be the sole judge as to whether that variance is significant enough to consider the RFP nonresponsive and, therefore, not eligible for an award.

4.6.   DOCUMENTS COMPRISING CONTRACT

       Unless stated otherwise herein, the basic and governing language of the contract resulting from this solicitation will consist of the award document, the RFP documents, including any exhibits, attachments and amendments, and the successful Respondent's proposal. In the event of a conflict between the RFP and the proposal submitted, the terms and conditions of the RFP will govern.

4.7.   CONFLICT

       In the event of a conflict between the terms and conditions of this RFP and the Plan of Operation, the terms and conditions of the Plan of Operation will control.


SECTION 5:  DEFINITIONS

       For the purposes of this RFP, the following definitions will apply:

5.1. "Advisory Board" means the Advisory Board of the South Carolina Associated Auto Insurers Plan.

5.2. "Producer" means an agent duly licensed by the South Carolina Department of Insurance to transact automobile insurance business.

5.3. "Association" means the joint underwriting association established pursuant to South Carolina Act No. 154, i.e., the South Carolina Associated Auto Insurers Plan.

5.4. "Committee or committees" means the committee(s) appointed by the director or his designee of the South Carolina Department of Insurance to perform in accordance with S.C. Code Ann. Section 38-91-340 (Supp.
       1997).

5.5.   "Days" means calendar days unless otherwise noted.

5.6.   "Department" means the South Carolina Department of Insurance.

5.7. "Director" means the director of the South Carolina Department of Insurance or his designee.

5.8. "Member" means an insurer authorized to write automobile insurance in the State of South Carolina.

5.9. "Plan" means the South Carolina Associated Auto Insurers Plan (also referred to as SCAAIP or Association).

5.10. "Plan Administrator" means the individual or entity hired by the Advisory Board to manage the operation of the Association.

5.11. "Plan of Operation" means the Plan of Operation developed by the Advisory Board and approved by the director pursuant to the provisions of the Automobile Insurance Reform Act, Act No. 154.

5.12. "Proposal" means your response to this RFP, including the services you propose to provide, your offered price, and any attachment or enclosures submitted with your response.

5.13. "Request for Proposals" means this document including all exhibits, attachments, amendments and any subsequent distribution made to prospective Respondents affecting the terms and conditions of the proposals.

5.14. "Servicing Carrier" means the successful Respondent or the carrier(s) selected to provide automobile insurance coverage to qualified applicants of the Association with said carrier being afforded reinsurance by the participating companies of the reinsurance pooling mechanism.

5.15. "You," "Your," "Offeror," "Applicant" or "Respondent" means an individual or organization, and any affiliated entity submitting a proposal in response to this RFP.

5.16. "Voluntary Market" refers to the Servicing Carrier's non-SCAAIP motor vehicle insurance operations and customers, as the context requires.


SECTION 6:  QUALIFICATION FOR SERVICING CARRIER

6.1.   SURPLUS, PERFORMANCE BOND AND STATUTORY DEPOSIT REQUIREMENTS

       The applicant must have a policyholder surplus of $10 million dollars as of the end of the fiscal year immediately preceding the submission of the appointment application (Proposal), as evidenced by an audited financial statement, and an A. M. Best rating of not less than the lowest A rating, and provide a performance bond in the amount of $1.5 million dollars. An applicant with any B rating, must provide a bond one and one half times that required of an A rated applicant and an applicant that is not rated or rated below the lowest B rating must provide a performance bond two times that required of an A rated applicant. In addition, an applicant that is not rated or is rated below the lowest A rating must provide a statutory deposit of $1 for each $10 of premium written through the Association.

6.2.   EXPERIENCE REQUIRED

       The applicant must be licensed and writing in South Carolina by March 2, 1999, automobile physical damage and liability insurance on private passenger and/or commercial motor vehicles. The applicant must have a minimum of five years experience writing automobile property and casualty insurance, or prove to the satisfaction of the Director of Insurance that it has the experience and capability to perform the duties of the Servicing Carrier. Groups of companies under the same ownership and management must be treated as a single member under this paragraph. Groups of companies under either the same ownership or management, but not both, may elect to be treated either separately or as a single member.

6.3.   SERVICE FACILITY REQUIREMENTS

       The applicant must be an insurer, or be affiliated with an insurer that has a service facility capable of affording policy issuance; premium collections services for all classes of risks, statewide; service insurance claims in every state, Washington, D. C., and Canada and all other usual and customary policyholder services.

6.4.   INSURANCE WRITING REQUIREMENTS

       The applicant must be an insurer licensed, or be affiliated with an insurer licensed, to write and writing automobile liability and physical damage insurance without restriction for the most recent five years or prove to the satisfaction of the director that it has the capability to perform as Servicing Carrier.

6.5.   NET WORTH REQUIREMENTS FOR AFFILIATED ENTITY

       The applicant must be an entity with a net worth of 10 million dollars and be affiliated with an insurer that has policyholder surplus of 10 million dollars at the end of the fiscal year immediately preceding the submission of the appointment proposal.

6.6.   EXECUTION OF CONTRACT AWARD DOCUMENT

       The applicant must execute the Award Document as required and comply with the provisions of the Agreement.

6.7. DISCRIMINATION IN SERVICE BETWEEN VOLUNTARY INSURED AND ASSOCIATION INSURED PROHIBITED

       The applicant must have the necessary facilities, or be affiliated with an insurer with the necessary facilities, to provide Association risks with the same level of service rendered to its voluntary market insureds, including both policy and claims services. If a Servicing Carrier services its South Carolina voluntary market from a policy service facility not physically located in South Carolina, it is acceptable to service its Association business from this same policy service facility provided that the same level of service is maintained. If Servicing Carriers do not have claims facilities in South Carolina, it will be necessary to designate another insurer, an independent claims adjusting firm or some other means subject to the approval of the director for the purpose of claims settlement and service.

6.8.   SERVICE REQUIRED FOR ENTIRE TERM OF CONTRACT

       The applicant must be able to administer the contract for the entire term of the contract based upon the specifications outlined in the RFP. The term of the contract includes the run-off period.

6.9.   FINANCIAL STABILITY REQUIREMENT

       The applicant must demonstrate its financial stability, and the financial stability of any other entity with which it is affiliated, in accordance with the criteria established within this RFP (SEE ALSO
       Section 9.1) by complying with the requirements of the Plan of Operation and this RFP.

6.10.  COOPERATE WITH WINDING UP OF ASSOCIATION

       The applicant must agree and certify that it will cooperate with the winding up of the affairs of the Association and the conversion to an assigned risk plan, if any.

6.11.  AFFIDAVIT OF NON-COLLUSION REQUIRED

       The applicant must submit an "Affidavit of Non-Collusion" which is attached to this RFP as Exhibit 1.(1)

6.12.  YEAR 2000 COMPLIANT SYSTEMS REQUIRED

       Certify delivery of computer and data processing systems that will be year 2000 compliant by January 1, 1999; and

6.13.  PROPOSAL SUBMISSION REQUIREMENTS

       Submit a proposal that meets the requirements of this RFP, a proposal bond, a performance bond, and bid fee in the amounts specified in this RFP.


---------------
       (1) If the Respondent subcontracts any or a part of the services required under this RFP, all subcontractors must also submit an Affidavit of Non-Collusion.

6.14.  CONTINUING RESPONSIBILITIES OF THE RESPONDENT

       Each Respondent must demonstrate initially, and on a continuing basis, that it meets the eligibility criteria established in this RFP. Once a Respondent is selected to be a Servicing Carrier, it shall:

       6.14.1. Maintain the qualifications and eligibility requirements outlined herein and in the South Carolina Associated Auto Insurers Plan of Operation, Rules of Practice and other pertinent rules and regulations of the Association.

       6.14.2 Comply with any and all performance standards promulgated and/or amended by the Advisory Board for Servicing Carriers and any enhanced performance as set forth in the Respondent's proposal.

       6.14.3. Execute the Award documents and comply with all provisions of it and the RFP.

       6.14.4. If at any time a Servicing Carrier evidences in any manner to the Plan Administrator a substantial disregard for, or inability to comply with the performance standards, procedures, Plan requirements, or no longer meets the eligibility criteria, the Servicing Carrier shall be subject to the terms of the Servicing Carrier agreement, including the provision on termination.

       6.15.5. In the event a Servicing Carrier fails to maintain the required financial rating during the term of the contract, the Advisory Board has the option of terminating the Servicing Carrier's quota share and requesting that the director or his designee assign it to the remaining carriers or utilizing any other option it deems appropriate including, but not limited, to e.g., requiring collateralization of obligations for the balance of the Servicing Carrier contract, requesting that the director or his designee select the next qualified bidder, or initiate another RFP process to replace the nonqualifying carrier for the remainder of the term.

6.15.  POSSIBLE NUMBER OF SERVICING CARRIERS

       The Advisory Board has determined that no more than five (5) Servicing Carriers will be selected to service the Private Passenger Automobile insurance business for the State of South Carolina. Respondents must indicate the quota of the market share of Association business it is proposing to service in the state.

6.16.  ACCEPTABLE QUOTA SHARES

       The acceptable quota shares are as follows: 20%, 30%, 25%, 33 1/3%, 50%, 75%, and 100%. Respondent must state both the minimum and maximum share that it will to service within the following parameters:

                - The minimum share a carrier will bid on shall not be less than 20%; and

                -  The maximum share a carrier will bid on shall not exceed
                   100%.

6.17.  COST PROPOSALS FOR MORE THAN ONE QUOTA PERMITTED

       Respondents are encouraged to submit cost proposals for more than one quota to allow the director the maximum flexibility in the final selection and quota determination. Different Servicing Carrier allowances may be submitted for different quotas.

6.18.  BOND(S) AND PROPOSAL FEE REQUIREMENTS

       Each Respondent must submit the proposal and performance bonds in accordance with the requirements of this RFP.

       6.18.1.  PROPOSAL BOND:

                Respondents shall calculate the proposal bond amount using this format.

                6.18.1.1. Estimate the amount of the SCAAIP annual premium.

                6.18.1.2. Estimate the total amount of the SCAAIP premium for the entire life of the program, i.e., for policies effective March 1, 1999 through February 28, 2003.

                6.18.1.3. Calculate the Respondent's share of total SCAAIP premium for the life of the program by multiplying the premium from step 2 by the quota of the market share of Association business the Respondent is proposing to service in the State.

                6.18.1.4. Calculate Respondents total compensation by multiplying the share of premium from step 3 by the Respondents proposed compensation percentages.

                6.18.1.5. The proposal bond amount is determined by multiplying the Respondent's total estimated compensation by 5%.

                The suggested formula for determining the proposal bond amount is reflected in Exhibit 8.

       6.18.2.  PERFORMANCE BOND

                6.18.2.1. The successful Respondent must furnish to the Advisory Board within ten days of the acceptance of his proposal, a Performance Bond, Certificate of Deposit, or Cashier's Check for the amounts specified in Section 6.1 above. The performance bond will not be triggered where termination of the contract is for reasons beyond the control of the Respondent in accordance with the Contractual Requirements Section of this RFP.

                6.18.2.2. Bonds must be issued by a surety company licensed to do business in South Carolina, with an "A" minimum rating of performance as stated in the most current publication of "Best Key Rating." Each bond must be accompanied by a "Power of Attorney" authorizing the attorney-in-fact to bind the surety, and certified to include the date of the bond. Bonds must be fully executed.

                6.18.2.3. Certificates of Deposit or Cashier's Checks must be issued by a financial institution located in South Carolina which is insured by the FDIC or FSLIC, and will be retained by the State for the duration of the contract period.

       6.18.3.  PROPOSAL FEE

                Each Respondent shall submit with the proposal responding to this solicitation a fee in the amount of $500. This fee shall be submitted via check made payable to the South Carolina Associated Auto Insurers Plan.

                         SECTION 7: SERVICES REQUIRED

7.1.  SERVICE EFFECTIVE DATE

      Selected Servicing Carriers must be prepared to begin receiving new business assignments with March 1 effective dates as of January 15, 1999. Servicing Carriers will not be able to change its quota assignment during the contract period. Servicing Carriers will not be able to restrict the producer assignments that it receives.

7.2.  SCOPE OF WORK

      7.2.1. The Servicing Carrier must provide all services outlined in the Servicing Carrier Performance Standards of the Rules of Practice (Exhibit 11) including, but not limited to, underwriting, policy issuance, auditing, billing, premium collection, loss control and claims administration services as required by, and in accordance with established procedures, standards and requirements of the Plan Administrator and the Advisory Board. The performance standards listed below and the Rules of Practice set forth the minimum standards which the Servicing Carrier must perform in accordance with the rules of the Association. Additional or enhanced performance standards that a Servicing Carrier commits to providing in its proposal to become a Servicing Carrier, serve to raise the minimum standards for that specific Servicing Carrier.

      7.2.2. The responsibilities hereby delegated to and assumed by the Servicing Carrier are those of an independent contractor. Nothing contained in this RFP, or any subsequent contractual document, will be construed to create or constitute an employment, agency, partnership or joint venture, or any other relationship between the Advisory Board and the Servicing Carrier(s). Accordingly, the Servicing Carrier has no authority to make any agreement on behalf of the Advisory Board or to otherwise contractually bind the Advisory Board without its express written consent. The Servicing Carrier will be responsible for any and all costs associated with providing the services described in this RFP.

      7.2.3. Servicing Carriers must write each of the following lines of business on behalf of the Association:

              7.2.3.1. Private Passenger Automobile Insurance Coverage

                       "Private Passenger Automobile Insurance" means the following types of motor vehicles owned or leased under a long term contract by an individual or individuals:

                       (1) motor vehicles of the private passenger automobile insurance type or station wagon type;

                       (2) panel trucks, delivery sedans, vehicles with a pick up body, vans or similar motor vehicles designed for use on streets and highways and so licensed;

                       (3) motor homes, so long as the motor vehicles described in (a) and (b) are not used in the occupation, profession or business of the insured other than farming or ranching; and

                       (4)  motorcycles.

             7.2.3.2.  Individual private passenger does not include:
                       (1) motor vehicles that are used for public or livery conveyance or rented to others without a driver;
                       (2) fire department vehicles, police vehicles, ambulances, and rescue squad vehicles which are publicly owned; (3) motor driven cycles, motor scooters, mopeds; (4) dune buggies, all-terrain vehicles, go-carts and snowmobiles; (5) golf carts; and (6) small commercial risks.

      7.2.4. The Servicing Carrier must comply with all requirements established by the Advisory board, the SCAAIP Plan of Operation, the SCAAIP Accounting and Statistical Manual, the Manual of Rules and Rates, the SCAAIP Rules of Practice as now constituted and hereafter amended, and any other rule established by the SCAAIP Advisory Board for the effective and efficient operation of the Association. The Servicing Carrier must provide all services necessary for the effective and efficient administration and servicing of the insurance business of the SCAAIP including, but not limited to:

              7.2.4.1.  GENERAL RESPONSIBILITIES:

                        In addition to any other responsibilities noted in this RFP, the Servicing Carrier must perform the following general responsibilities:

                        a. At initial policy issuance and each renewal thereafter, Servicing Carriers must accomplish confirmation of driving record of each insured driver by obtaining copies of the insured's motor vehicle records issued by the State of South Carolina Department of Public Safety or on the basis of motor vehicle records issued by the appropriate agency of another state Servicing Carriers must properly price all policies and when appropriate, check classification and territory through inspection reports and other techniques.

                        b. Servicing Carriers must issue insurance policies to applicants by the expiration date of the binder issued in accordance with the Rules of Practice.

                        c. Servicing Carriers must carry out all subsequent policy transactions on a timely basis in accordance with the Rules of Practice.

                        d. Servicing Carriers must carry out all necessary accounting procedures as outlined in the rules and regulations of the Association. These accounting procedures may include, but not be limited, to:

                            1.  Billing and collection; and
                            2.  Commission payments and statements to
                                producers.

                        e. Servicing Carriers must properly identify producers certified by the Association for placement of Association coverage and make annual reports by producer to the Association for analysis.

                        f. Servicing Carriers must collect the necessary data to disburse commission payments monthly to producers and store this data and deliver the same to the Internal Revenue Service annually.

                        g. Servicing Carriers must generate the statistical and accounting information in report formats required by the Association. The content and format of these reports will be in accordance with the results and specifications as may be established by the Association.

                        h. Servicing Carriers must properly and effectively operate the take-out plan in an effort to depopulate the Association market.

                        i. Servicing Carriers must generate on a policy level and overall level a report reflecting the amounts of claim reserves necessary for Association policies in order that the

                            Association will be in a position to evaluate the proper reserving practices and detect possible under/over reserving. The content and format of the reserving reports furnished to the Association by the Servicing Carrier shall be in accordance with the specifications established by the Association.

             7.2.4.2. UNDERWRITING/RATING SERVICES. The Servicing Carrier will, in conjunction with the other services required herein, provide the underwriting services necessary for the effective and efficient operation of the Association. The Servicing Carrier must use its best efforts to underwrite the risk. This contract will be entered into by the Advisory Board with the Servicing Carrier in reliance upon the skills of its management and staff as represented in its response to this RFP. Those underwriting services include, but are not limited, to the following:

                       a.  General Underwriting/Rating

                           The Servicing Carrier shall properly price all policies in accordance with the approved rating plans and approved forms contained in the Association's Manual of Rules and Rates and establish procedures for appropriate and timely verification of policyholders' and operators' driving records and/or obtain other information as necessary to assist in the proper classification and rating of an applicant. SEE ALSO Rules of Practice.

                       b. Servicing Carrier Must Perform All Services Outlined in Performance Standards for Servicing Carriers and Rules of Practice.

                           IN ADDITION TO THE SERVICES OUTLINED WITHIN THIS RFP, THE SERVICING CARRIER IS RESPONSIBLE FOR PERFORMING ANY AND ALL SERVICES OUTLINED IN THE RULES OF PRACTICE FOR SERVICING CARRIERS WHICH IS ATTACHED TO THIS RFP AS EXHIBIT 11 AND INCORPORATED INTO THIS DOCUMENT BY REFERENCE.

             7.2.4.3. ACCOUNTING SERVICES. The Servicing Carrier will, in conjunction with the other services required herein, the Accounting and Statistical Requirements Manual or other Plan documents, or rules established by the Advisory Board, prepare and maintain separate financial records to account for the business of the Association in accordance with statutory accounting principles. Accounting responsibilities include, but are not limited, to the following:

                       a. Performing an annual audit of the producers' records conducted by an independent, certified public accounting firm;

                       b. Entering properly all entries reflecting the business transacted on behalf of the Association into books and ledgers maintained on behalf of the Plan;

                       c. Complying with the Accounting and Statistical Requirements Manual;

                       d. Handling disbursements from, and monthly reconciliations of, all accounts maintained on behalf of the Plan;

                       e. Establishing a separate bank account for business transacted on behalf of the South Carolina Associated Auto Insurers Plan;

                       f. Preventing the commingling of funds collected from business transacted on behalf of SCAAIP with funds collected in the voluntary market;

                       g. Billing for and collecting premiums due the South Carolina Associated Auto Insurers' Plan;

                       h. Complying with statutory accounting principles and maintaining internal controls;

                       i. Handling claim transactions, salvage and subrogation recoveries and agent compensation;

                       j. Performing any other accounting service requested by the Advisory Board not specifically enumerated within this RFP;

                       k. Prepare filings and pay all applicable municipal, fire and premium taxes using the funds of the Plan; and

                       l. Collect and report South Carolina recoupment surcharges.

                       The Accounting Services must be performed in accordance with the requirements of the Plan documents as they currently exist or are hereafter amended.

             7.2.4.4. AUDITING SERVICES. The Servicing Carrier, in conjunction with the other services required by this RFP, will conduct in accordance with the requirements of the Plan Documents, at least annually, audits of the producers affiliated with the Servicing Carrier to ensure:

                       a. Compliance with the Plan of Operation, Operating Principles, and Manual of Rules and Rates;

                       b. Applications received are complete and contain accurate information as required by the Producer Performance Standards of the Rules of Practice of the Plan of Operation;

                       c. Private passenger automobile insurance risk applications submitted to the Plan contain accurate information;

                       d.  Premium and loss data submitted is accurate;

                       e. Producer is performing in accordance with the applicable performance standards; and

                       f.  Producers are properly placing risks in the SCAAIP.

                       The foregoing is not an exhaustive list. The Servicing Carrier will be required to perform any other reasonable auditing services deemed necessary by the Advisory Board.

             7.2.4.5. CUSTOMER SERVICE. The Servicing Carrier will, in conjunction with the other services required by this RFP, establish measurable customer service standards, procedures for monitoring compliance therewith and time frames for achieving resolution of the issues that are designed to ensure that customers, including, but not limited to, producers, policyholders, prospective applicants, industry and the Plan Administrator receive quality customer service. Those services the Servicing Carrier is required to provide include, but are not limited, to the following:

                       a. Employing courteous and properly trained staff members to respond to the needs of, and issues raised by producers, consumers, and industry regarding coverages available through the SCAAIP;

                       b. Establishing procedures which ensure that insureds in the SCAAIP receive the same quality service as members in the producers' voluntary market;

                       c. Ensuring that SCAAIP policyholders receive the same level and quality of service as policyholders insured in the voluntary market;

                       d. Assisting producers assigned to them with underwriting and claims ratings issues;

                       e. Issuing timely notification of cancellation, renewal and nonrenewal of the policy;

                       f. Responding to complaints and disputes fairly and promptly;

                       g. Notifying customers of key contract names, addresses, a toll free number and other telephone and facsimile numbers for underwriting, claims, loss control, and billing at the customer's request;

                       h. Handling claims including the investigation, resolution, and communications regarding the claim in a prompt, professional and timely manner;

                       i. Providing copies of underwriting and claims handling guidelines or procedures used in the carrier's voluntary business to the Plan Administrator upon request;

                       j. The Plan Administrator has the authority to review Servicing Carrier Procedures for its Association and voluntary book of business; and

                       k. Performing any other reasonable customer services required by the Advisory Board.

             7.2.4.6. DATA PROCESSING SERVICES. The Servicing Carrier will perform all data processing requirements necessary for the effective and efficient operation of the Plan including, but not limited to, the following:

                       a. Providing policy level detail, as required by the Plan Administrator, for eligibility determination and/or a take-out and fraud prevention program databases in a format prescribed by the Plan Administrator. This information must be submitted to the Plan Administrator or the Advisory Board in accordance with the schedule established in the Plan of Operation or other pertinent manuals or instructions to the Servicing Carrier;

                       b. Establishing a computer system with E-mail capability and have ability to use a telephonic binding system provided by the Plan Administrator if required by the Advisory Board. If the Servicing Carrier is providing its own independent electronic binding system, then the Servicing Carrier must attach a detailed description of its electronic binding system and the applicable procedures to its response to this RFP;

                       c. Consolidating and accounting for premium loss and reserve reporting in accordance with the requirements of the Accounting and Statistical Requirements Manual (See Exhibit 12);

                       d. Monitoring the effective date of all policies received from all producers and maintaining a historical record which will enable the Servicing Carrier to verify the effective dates of coverage, if necessary;

                       e. Creating or preparing reports as necessary that reflect the activity of the entire book of business transacted by the carrier on behalf of the Association including, but not limited to, premium, loss, salvage and subrogation, litigation, producer deficiencies for underwriting, claims audit or administration, and other performance reviews and requested by the Advisory Board or the Plan Administrator;

                       f. Tracking applications submitted by producers on a periodic basis to ensure that applications are not being improperly placed in the Association. The system must be capable of comparing the number of applications submitted monthly to the annual volume provided on the Association Producer Certification Application form. Servicing Carrier must notify the producer and the Plan
                           Administrator when the number of applications submitted appear to be exceeding the 10% threshold.

                       g. Tracking the physical damage claims submitted and/or filed with the Association in relationship to the date and time the policy is issued;

                       h. Accessing the motor vehicle records of the South Carolina Department of Public Safety;

                       i.  Establishing the necessary computer,
                           telecommunication, data transmission systems or purchasing the necessary software to accomplish the work of the Association. The computer or telecommunications system shall include an Internet Website page so that producers can have access to information and forms concerning the Association and communicate with the Servicing Carrier electronically;

                       j. Certifying that all computer and data processing systems that it uses and utilized by its subcontractors will be year 2000 compliant by January 1, 1999; and

                       k. Performing any other reasonable data processing services required by the Advisory Board for the efficient operation of the Association.

             7.2.4.7. FRAUD DETECTION AND PREVENTION SERVICES. In conjunction with other services required under this RFP, the Servicing Carrier will provide fraud detection and prevention services which include, but are not limited to:

                       a. Complying with fraud detection and prevention measures, guidelines, rules, standards established by the SCAAIP Advisory Board;

                       b. Conducting seminars and other educational initiatives designed to prevent fraud in the SCAAIP;

                       c. Complying with the fraud reporting requirements of Title 38, Chapter 55 of the South Carolina Code Annotated; and

                       d. Establishing a Special Investigative Unit capable of responding and timely investigating complaints within the State of South Carolina;

                       e. Performing periodic audits and reviews of the producers assigned to the carrier to ensure that the producers are complying with the rules and regulations of the SCAAIP;

                       f. Cooperate with the Plan Administrator in the development and implementation of new fraud prevention initiatives; and

                       g. Performing any other reasonable fraud prevention services required by the Advisory Board.

             7.2.4.8. REPORTING SERVICES. The Servicing Carrier, in conjunction with the other services required by this RFP, and in addition to all reports required by the Plan of Operation, Portfolio of Forms and Endorsements and/or other Plan documents, will prepare and make periodic reports to the Plan Administrator and/or Advisory Board in accordance with the deadlines established in this RFP or, its exhibits, if any, and the Advisory Board. Those reports may include, but are not limited, to the sample documents contained in
                       Exhibit 6:

                       a.  Producer Certification letters;

                       b.  Producer Compliance letters;

                       c.  Producer Complaint letters; and

                       d.  Deficiency Letters.

                       This is not an exhaustive list. The Advisory Board shall designate annually the reports that must be filed. Notwithstanding, the Servicing Carrier is required to report violations of the South Carolina insurance laws to the South Carolina Department of Insurance and other appropriate authorities within thirty (30) days of discovery of the violation. Violation reports must be in writing. SEE Exhibit 11:
                       Rules of Practice for more information about the reports required.

             7.2.4.9. RECORDS MANAGEMENT AND RETENTION SERVICES. The Servicing Carrier, in conjunction with the other services required by this RFP, shall provide records management and retention services for the Plan including, but not limited to:

                       a. Servicing as the official repository of all documents compiled, filed with, or issued by the Plan involving the producers assigned to it;

                       b. Maintaining and managing accurate and complete records of all business transacted by or with the Plan;

                       c.  Maintaining accurate record of producer
                           performance and deficiencies;

                       d. Complying with provisions of South Carolina Freedom of Information Act regarding the release of information in accordance with Advisory Board policy; and

                       e. Performing any other reasonable records retention and records management services required for the effective and efficient operation of the Advisory Board.

             7.2.4.10. PRODUCER SERVICES.  In conjunction with the other services to be provided under this RFP, the Servicing Carrier shall provide the following producer services:

                       a. Ensure that producers are complying with the Performance Standards for Producers, the Plan of Operation and any other applicable Association rules or regulations;

                       b. Monitor and track producer licensing and certification to ensure that only certified producers are placing risks with the Association;

                       c. Complying with the procedures set forth in the Plan of Operation for handling producer deficiencies (SEE Exhibit 11:Rules of
                           Practice-Producer);

                       d. Monitor the immediate binding of coverage to ensure that producers are complying with the electronic binding procedures of the Association;

                       e. Supply forms and endorsements to producers assigned to that carrier in accordance with the specifications of the Association;

                       f. Performing any other reasonable producer services in accordance with the specifications of the Association.

             7.2.4.11. ACTUARIAL SERVICES.  The Servicing Carrier will, in conjunction with other services required herein or in the Plan documents, assist the Plan Administrator with the actuarial services necessary for the effective and efficient operation of the Association including, but not limited to;

                       a. Summarizing and maintaining earned and unearned premiums, traditionally incurred but not reported losses (IBNR), or any other data of an actuarial nature required for reports generated by or for the Association;

                       b. Responding to requests from the Plan Administrator for information necessary to conduct reserve analyses. Servicing Carrier shall supply the information by the deadline established by the Plan Administrator; and

                       c. Submitting annual actuarial statement of opinion on reserves by the deadline established by the Plan Administrator.

7.3.  RESPONDENT IS BOUND BY ENHANCEMENTS

      By Submitting a proposal to this RFP, you are agreeing to meet all of the performance standards, procedures and Plan requirements. If you state in your response to the proposal that you will exceed a particular standard or procedural expectation, you will be expected to comply with that higher standard or procedure. You will be audited against your own enhancement standards where the promised performance exceeds the minimum performance standards.

7.4.  CONTRACT TERM

      7.4.1.  INITIAL CONTRACT PERIOD

              The term of the contract awarded in accordance with this RFP shall begin on the effective date through February 28, 2003 and shall contribute until all claims are closed for policies effective through February 28, 2003 or February 28, 2014 whichever occurs last.

      7.4.2.  CONTRACT TERM INCLUDES RUN OFF OBLIGATIONS

              The original contract period shall be as stated above. The contract shall not bind, nor propose to bind, the Advisory Board or the director for any contractual commitment in excess of the original contract period. The director shall have the right within his sole discretion to renew the contract for one additional year, or any portion thereof. In the event the director exercises the right to extend the agreement, all terms, conditions, and provisions of the contract shall remain the same and apply during the renewal period. The Servicing Carrier agrees to be responsible for the run off associated with business placed in the Association, and agrees that responsibility for administering run off obligations shall survive the expiration or earlier termination of this contract.

SECTION 8:  COMPENSATION

8.1.  SERVICING CARRIER FEE(S)

      Respondents shall state an operating Servicing Carrier fee as a percentage of written premium and a claim service fee as a percentage of earned premium. Carriers will be paid both fees for Association business. However, Servicing Carriers will receive no fees on ineligible premiums charged off and only 50% of the fees for eligible premiums charged off. SEE Exhibit 12. Your allowance will be valid for the entire term of the contract plus the entire term of the run-off period. The allowance includes all costs of servicing the business of the Association including, but not limited to, general expense, other acquisition expense and claims loss expense. Servicing Carrier fees will not be based upon recoupment.

8.2.  FEE ADJUSTMENTS FOR INCENTIVES/DISINCENTIVES PROGRAM

      Compensation will be adjusted through the Incentives/Program which provides monetary incentives and disincentives based upon a carrier's paid loss performance and performance on a graded audit.

8.3.  TOTAL COMPENSATION/PAYMENT SCHEDULE

      The payments made pursuant to this contract shall constitute the total compensation due the successful Servicing Carrier or contractor for the services described herein, the administering of all run off business, and any other obligations required hereunder, regardless of the difficulty, hours worked, or material or equipment required. Payment for services as Servicing Carrier shall be paid from the premiums collected. Payments shall be made on a monthly basis in accordance with the Accounting and Statistical Requirements. Servicing Carriers will not be paid any fees on recoupment.

8.4.  INCENTIVES/DISINCENTIVES

      8.4.1.  AUDITS

             8.4.1.1. The incentives and disincentives depend upon a compliance audit process which consists of two major components: (1) operations (underwriting, producer deficiency program); and (2) claims.

             8.4.1.2. Transactions are chosen approximately 30 to 60 days prior to audit, utilizing the most current transaction detail. The files are audited to determine compliance with the Association manuals and the Servicing Carrier contract.

      8.4.2.  RATING TABLES

             8.4.2.1.  COMPLIANCE RATIOS

                       The compliance ratio for audit attributes tested is based upon ranges indicating Commendable,
                       Satisfactory, Marginal and Unsatisfactory. The percentages are based upon a sample size of 100.

 Commendable       Satisfactory         Marginal        Unsatisfactory
greater than         90%-94%             85%-89%        less than 84%
    =95%

              8.4.2.2.  WEIGHTED AUDITS

                              AUDIT PROCEDURES
                         INCENTIVES/DISINCENTIVES


AUDIT SCHEDULE


            Activity                                      Date
        Preliminary Audit                     June Through September 1999
    Full Scale Audit of FY98-99               June Through September 2000
    Full Scale Audit of FY99-00               June Through September 2001
    Full Scale Audit of FY00-01               June Through September 2002
    Full Scale Audit of FY01-02               June Through September 2003
    Full Scale Audit of FY02-03               June Through September 2004



LOSS RATIO EVALUATION

The paid loss ratio will be evaluated at the close of the fiscal year one year after the fiscal year closes. The paid loss ratio will be paid losses divided by earned premiums where the premiums have not been charged off.


               Activity                             Evaluation Date
         Loss Ratio of FY98-99                    September 30, 2000
         Loss Ratio of FY99-00                    September 30, 2001
         Loss Ratio of FY00-01                    September 30, 2002
         Loss Ratio of FY01-02                    September 30, 2003
         Loss Ratio of FY02-03                    September 30, 2004


                        Each audit attribute is assigned a weighted factor. Plan Administrator staff will conduct the audit and determine the aggregate score.

       8.4.3.   INCENTIVES

                Based upon the evaluation schedule, an insurer with a paid loss ratio less than or equal to the average loss ratio for all the Servicing Carriers combined is eligible for incentives based upon the audits. Audit scores will not be rounded up to the next number. If the overall audit score for the fiscal year in question is Commendable, the incentive is 5% of the total compensation paid the Servicing Carrier.

       8.4.4.   DISINCENTIVES

                Based upon the evaluation schedule, an insurer with a paid loss ratio greater than or equal to the average loss ratio for all the Servicing Carriers combined is eligible for disincentives based upon the audits. If the overall audit score for the fiscal year in question is Unsatisfactory, the disincentive is 5% of the total compensation paid the Servicing Carrier.

SECTION 9:   PROPOSAL INFORMATION

9.1   PROPOSAL CONTENTS

      So that the director or his designee may consider your proposal, submit as a minimum the following information in the listed format:

      9.1.1.    COVER LETTER

                Submit a cover letter from an officer of the company with the proposal which provides the name, title, address, telephone number, and facsimile number of the individual authorized to enter into the contract on behalf of your organization and receive any subsequent notices regarding the contract or proposal. The cover letter must be included as a part of the Respondent's proposal. It must also contain the following information:

                9.1.1.1.   TERMS AND CONDITIONS

                           A statement that the Respondent understands and will comply with all terms and conditions of the RFP

                9.1.1.2.   LEGAL STATUS

                           A statement which indicates the legal status of the Respondent

                9.1.1.3.   FEDERAL TAX IDENTIFICATION NUMBER

                           Statement identifying the tax identification number of the respondent.

                9.1.1.4.   PRIME CONTRACTOR

                           Statement that the prime contractor is registered and authorized to do business in South Carolina and provide assurance that any subcontractor proposed is also properly licensed, registered and/or authorized to do business in South Carolina.

                9.1.1.5.   NONDISCRIMINATION

                           A statement of affirmative action that the respondent does not discriminate in its employment on the basis of race, sex, age, color, religion, sex, marital status, political affiliation, national origin, handicap or disability.

                9.1.1.6.   IDENTIFY SUBCONTRACTORS

                           A statement identifying all subcontractors, if proposed, including names, addresses and phone numbers of the subcontractors and principal officers' names and titles.

                9.1.1.7.   SUBCONTRACTORS/AFFILIATED ENTITIES LEGALLY BOUND

                           If use of a subcontractor is proposed, or if the respondent plans to affiliate with another entity, a statement from the subcontractor or entity must be appended to the transmittal letter and signed by an individual authorized to legally bind the subcontractor. The statement shall indicate

                           -- the signatory is authorized to legally bind the entity;

                           -- the general scope of the work to be performed by the subcontractor or affiliated entity;

                           -- the subcontractor's agreement to perform the work described; and

                           -- the subcontractor's assertion that it does not discriminate in its employment practices with regard to race, sex, age, color, religion, marital status, political affiliation, national origin, disability, or handicap.

                9.1.1.8.   OWNERSHIP OF MATERIAL

                           A statement that the respondent acknowledges that all materials developed, prepared, assembled or conceived by the respondent pursuant to this RFP are "works made for hire" and are owned by the Association. The Association shall own all documents and materials produced by the Respondent and no duplications shall be made of this material unless authorized by the Association.

                9.1.1.9.   EVIDENCE OF QUALIFICATIONS

                           A statement that the Respondent meets the qualifications as stated in this RFP. Respondent must attach documentation to show that the Respondent meets all of the qualifications listed. The documentation required must include proof of the items listed in Section 6.

      9.1.2.    PROPOSAL LETTER

                The Respondent shall submit a proposal letter with its corporate seal affixed and signed by someone authorized to bind the company. If the individual signing the proposal letter is not the corporate president, then the individual must also submit evidence which shows that the individual is authorized to bind the corporation. The fully executed proposal letter must be submitted along with the Respondent's complete proposal. Upon signing by the chair of the Advisory Board, the proposal letter will become the cover page of the contract with the successful Respondent.

9.2. COMPANY BUSINESS PLAN. Proposals submitted must outline how you propose to perform each of the responsibilities listed in the SCOPE OF WORK section of this RFP. Each eligible Respondent must submit a comprehensive company business plan which demonstrates that it has, or is willing, to establish prior to the commencement of its term, sufficient servicing capacity, facilities, and resources to provide the best levels of performance and service in meeting its obligations to the Association, the insureds, regulatory authorities, and member companies. Interviews may be conducted to clarify statements contained in the proposal. The Respondent must include information in the proposal submitted which specifically indicates the amount of physical damage and liability premiums the Respondent has written in the State of South Carolina for the past five years. The Business Plan should provide the following information:

      9.2.1.    EXECUTIVE SUMMARY

                The executive summary shall clearly and concisely summarize and highlight the contents of the proposals so as to give the director a broad and thorough understanding of the proposal.

      9.2.2.    BACKGROUND AND EXPERIENCE

                This section shall include for the Respondent, subcontractors and any affiliated entities details on the background of the company or business, its size and resources, and explicit details of experience relevant to the work outlined in this RFP, including a list of recent projects similar to this project. The background on the company shall cover the following:

                9.2.2.1.   Name of Company
                9.2.2.2.   Date Established
                9.2.2.3. Ownership (public company, partnership, subsidiary, sole proprietorship)
                9.2.2.4.   Primary line of business for the entity

9.3   PAST PERFORMANCE AND COMMITMENT

      The Respondent must also provide documents supporting past performance, such as a report from a Plan Manager of a pooling mechanism in which the Respondent is currently or formerly was a Servicing Carrier, complaint/appeal records, current Plan residual market compliance audits, market conduct exams conducted on involuntary operations (including direct assigned business). Other relevant and pertinent information shall be provided such as length of service as a Servicing Carrier, explanation of resignations and terminations from pooling mechanisms and participation within the involuntary market (assisting committees and regulators by attending meetings, contributing and formulating solutions to market issues).

9.4.  FINANCIAL INFORMATION.

      Respondent shall submit the following financial information:

      9.4.1. Copies of your audited financial statements for the past three (3) years;

      9.4.2. A copy of your credit rating from an accredited national credit rating bureau;

      9.4.3.    Copies of your annual reports for the past three years; and

      9.4.4. Certification that your company has not declared bankruptcy within the last three years, signed by an officer of your company.

9.5. COST/PRICE. Respondent must submit its cost as a percentage of premium. Servicing Carriers will only receive 50% of the ineligible allowance for eligible premiums charged off and will not receive any allowance for charged off premiums. Respondents must submit separate cost for each market share quota it proposes to service. Respondents must use Exhibit 9: Pricing Sheet to submit the cost/price for services.

9.6.  EFFECT OF ALTERATIONS/ERASURES.

      A proposal containing alterations or erasures will not be considered,unless the alteration or erasure is crossed out and the correction thereof printed in ink or typewritten adjacent thereto and initialed in ink by the person signing the proposal. This prohibition includes correction fluid. HAND WRITTEN PROPOSALS OR PROPOSALS WRITTEN IN INK SHALL NOT BE CONSIDERED.

9.7.  DURATION OF OFFER.

      All proposals must indicate that they are valid until notification of an award has been issued. This period may be extended by mutual agreement between the Servicing Carrier and the Advisory Board. The costs submitted with the proposal shall be firm from the date of submission.

9.8.  DIRECTOR RESERVES RIGHT TO WAIVE MINOR DEFICIENCIES.

      The director or his designee reserves the right to waive minor deficiencies and the informalities if, in his judgment, the best interest of the State of Carolina shall be served. In addition, the director or his designee reserves the right to accept or reject any or all proposals received as a result of this solicitation, to obtain information concerning any or all Respondents from all sources and to request an oral presentation from any or all Respondents.

9.9.  OTHER DATA.

      The director or his designee reserves the right to request additional financial statements and any other data from the Respondent. Respondent must submit any additional information by the date established by the director or his designee. Failure to submit the requested information may result in the disqualification of the proposal. The director or his designee may request a Dunn and Bradstreet Report on all Respondents.

9.10. VIDEO TAPES

      You may supplement your proposal with video or cassette tapes, if desired; however, no personal visits shall be scheduled other than the Mandatory Pre-proposal Conference or possible presentation. If a video or cassette is submitted, you must submit at least six copies.


                 SECTION 10: METHODOLOGY, EVALUATION AND AWARD

10.1. INTRODUCTION

      Responses to the RFP will be reviewed, evaluated and scored first by a committee appointed by the director or his designee in the manner outlined below to determine the ability of the Respondent to meet the requirements of the Plan. The review will be based upon the following:

10.2. OVERALL PROPOSAL.  Proposals shall be evaluated in two stages:
      Technical Compliance and Comparative Assessment.

      10.2.1.   TECHNICAL COMPLIANCE.

                In the technical compliance phase, the proposal shall be evaluated for compliance with all of the requirements of this RFP. The proposal shall be reviewed to determine if it meets the minimum qualifications. If it is determined not to meet the minimum qualifications, the proposal shall be automatically disqualified and shall not be considered by the Evaluation Committee. Additionally, if the proposal is determined to be non-conforming, it shall be automatically disqualified and shall not be considered. Submitting multiple proposals is an example of a proposal that would be considered non-conforming.

      10.2.2.   NONRESPONSIVE PROPOSALS

                IT IS THE RESPONDENT'S SOLE RESPONSIBILITY TO SUBMIT ALL REQUIRED INFORMATION. THE ADVISORY BOARD IS UNDER NO OBLIGATION TO SOLICIT SUCH INFORMATION IF IT IS NOT INCLUDED IN THE PROPOSAL. FAILURE TO SUBMIT SUCH INFORMATION MAY CAUSE THE COMMITTEE TO CONSIDER THE PROPOSAL NONRESPONSIVE AND INELIGIBLE FOR AN AWARD.

     10.2.3.     BUSINESS PLAN.

                 10.2.3.1.     BUSINESS PLAN QUESTIONNAIRE--QUANTITATIVE

                               Stage two of the evaluation process shall be a comparative assessment of the substantive contents or the Business Plan component of the proposal. The Business Plan consists of two sets of questions on which the Respondents will be evaluated and scored. The first addresses quantitative, time-driven standards. The Quantitative Questionnaire shall be used in responding to this portion of the Plan of Operation. Respondents should note that the Quantitative Questionnaire may not contain all of the Performance Standards, Procedures, and Plan requirements which could be enhanced. Rather, it allows a Respondent to quantify in consistent terms a carrier's intended level of service and any enhancements to be made, to certain specific performance standards, procedures, and Plan requirements considered to be important for evaluation purposes. While other quantifiable standards may be enhanced by the Respondent, only those addressed in
                               Exhibit 4 will be considered for evaluation and scoring purposes.


                 10.2.3.2.     BUSINESS PLAN QUESTIONNAIRE--QUALITATIVE

                               The second area contains specific qualitative questions related to some major areas of operation. The Business Plan--Qualitative (Exhibit 3) shall be used to respond to this portion of the Plan of Operation. These responses will be evaluated and scored based upon your operational capabilities as described in your responses, any qualitative enhancements to the processes or procedures described, and how clearly and concisely and completely each question is answered. In responding to these questions, you should use the pages provided and indicate your response below the questions. While other qualitative standards or procedures may be enhanced by the Respondent, only those in response to the questions posed in Exhibit 4 will be considered for evaluation and scoring purposes. Additional sheets may be attached if necessary.


                 10.2.3.3.     BUSINESS PLAN--QUALITATIVE QUESTIONNAIRE

                               If you indicate in your responses to the Business Plan Qualitative Questionnaire (Exhibit 3) that you, your subcontractors, and/or affiliated insurers will provide services which exceed those required by the Performance Standards, you must restate the enhancements in summary format at the end of the Qualitative Questionnaire using the sample format shown in Exhibit 4. Enhancements not summarized and restated will not be considered in evaluating your proposal. Please state your enhancements clearly and concisely as there will be no negotiations after a contract has been awarded as to "what was intended" when the proposal was submitted, and the enhancement will be scored and tested as stated in the proposal, and will be incorporated into any contract that may be awarded.

                               The responses to the Business Plan
                               Questionnaires must describe in detail how the Respondent proposes to transact business with the association. Proposals shall be compared with one another to determine which offers the best services for the best price.


    10.3. COMPARATIVE ASSESSMENT. The Business Plan shall be reviewed in the following manner;

                 10.3.1. A committee of five members shall be appointed to review, verify information submitted, and evaluate the proposals;

                 10.3.2. Each evaluator shall review the proposals independently;

                 10.3.3. For each section noted in the scoring section, the lowest and highest scores assigned by the members of the committee in each category shall be discarded. The remaining three scores shall be averaged;

                 10.3.4. The score for each section shall be totaled for the final score; and

                 10.3.5. The maximum score for the entire proposal shall be a total of two hundred (200) points per evaluator.

     10.4. SCORING METHODOLOGY. Responses to the RFP will then be reviewed by the selection committee established by the director to evaluate and recommend Respondents to the director for final selection of the Servicing Carriers. The committee will review the overall proposal. The director, assisted by the Evaluation Committee, will make the final selection of the Servicing Carriers.

                 Weights given each component scored are as follows;

                 10.4.1. BUSINESS PLAN--QUANTITATIVE--Your responses to the Business Plan Quantitative Enhancements Questionnaire will be reviewed for level of responsiveness and service to the residual automobile market insured, as they relate to the objectives and scope of the RFP.

                               Your response to each activity outline will be assigned a point value. The total available points for the Quantitative Enhancements Questionnaire is 50. Twenty points will be assigned to the Claims Processing component and 30 points for the Underwriting/Processing component of the Quantitative Questionnaire.

                 10.4.2. BUSINESS PLAN--QUALITATIVE--Your responses to the Business Plan Qualitative Questionnaire will be reviewed for the level of qualitative services, processes, and procedures, and how clearly the responses describe each to "Meet," "Exceed," or "Well Exceed" standards, procedures and requirements.

                               Each of the two major areas addressed in the Qualitative Questionnaire will be scored on the basis of whether, in the sole judgment of the director and the committee, that carrier's responses "meets," "exceeds" or "well exceeds" the performance standards, procedures and requirements. It is important to note that the result achieved by the carrier, e.g., "exceeds" for a particular area, such as underwriting, does not necessarily mean that the response exceeds on every possible standard, procedure or requirement. Rather, the response of the carrier reflected the attributes of the "exceeds" category and would receive the score corresponding to the "exceeds" result. While all areas addressed will be evaluated by the director or the committee appointed by him, specific scores will be applied to each question.

                               The maximum number of points available for the Plan of Operation-Qualitative is 50, which represents 25% of the maximum number of points for the total Plan of Operation. A Respondent can be awarded anywhere from one to fifty points for this category. For scoring purposes, the maximum number of points for the qualitative portion of the Plan of Operation is subdivided 30% for Claims Administration and 70% for Underwriting and Processing.

                               The total number of raw score points available for the Plan of Operation encompassing both the Qualitative and Quantitative Questionnaire is 100.

                 10.4.3.       PRICE/COMPENSATION

                               A Respondent may receive up to one hundred
                               (100) points for this section. The
                               Respondent's Compensation will not be the sole factor in determining whether a proposal should be selected. The director is looking for the proposal which provides the best services to the insurance-buying public of the residual market at the best possible cost, but it is expressly understood that neither the director nor the committee is under any obligation to award any contract to any Respondent submitting a proposal under the terms and conditions of this RFP.


CHAPTER 11.  CONTRACTUAL REQUIREMENTS

11.1 CONTRACT MUST BE IN NAME OF RESPONDENT/OFFEROR. Contracts shall be executed in the name of the organization or individual shown in the proposal. You must commit to a contract for the entire term plus administer any run off obligations. Accordingly, the term shall be from the effective date of this agreement through the entire term. Run-off obligations shall survive the expiration or termination of this contract.

11.2.   S. C. LAW CLAUSE.

        11.2.1. Upon award of a contract under this RFP, the person, partnership, association, or corporation to whom the award is made, must comply with the laws of South Carolina which require such persons or entities to be authorized and/or licensed to do business in this State. Notwithstanding the fact that applicable statutes may exempt or exclude the successful Respondent from requirements that it be authorized and/or licensed to do business in this State, by submission of this signed proposal, the Respondent agrees to be subjected to the jurisdiction and process of the courts of the State of South Carolina, Richland County, City of Columbia, as to all matters and disputes arising out of, or to arise under the contract and the performance thereof, including any questions as to liability for taxes, licenses, or fees levied by the State of South Carolina.

        11.2.2. This RFP and any subsequent contractual agreement shall be construed in accordance with the laws of the State of South Carolina. The Servicing Carrier shall fully comply with all local, state, and federal laws and regulations related to the performance of the contract to the extent that such laws may be applicable. The Servicing Carrier must be registered and maintain good standing with the Secretary of State for the State of South Carolina and other regulatory agencies as may be required by law or regulation.

11.3. RESPONDENT'S QUALIFICATIONS. Contractor must, upon the request of the director of the Advisory Board, furnish satisfactory evidence of its ability to furnish the services required by the terms and conditions of this RFP. The Advisory Board reserves the right to make the final determination as to the Contractor's ability to provide the services requested herein.

11.4. EQUAL OPPORTUNITY. The Servicing Carrier shall comply with all federal and state requirements concerning fair employment and treatment of all employees, without regard or discrimination on the basis of race, sex, age, color, religion, national origin, physical handicap, or disability.

11.5. TERMINATION. The Advisory Board may terminate this agreement at any time upon an event of default. Events of Default include, but are not limited, to:

                 11.5.1. Willful misconduct by the Servicing Carrier with respect to a matter that is the subject of this contract;

                 11.5.2. Gross negligence or recklessness in the performance of its responsibilities under this agreement;

                 11.5.3. Any act, error, omission, whether intentional or unintentional, by the Servicing Carrier, its officers, directors, employees, agents, subagent, or subcontractors that places the Plan in violation of any applicable law, rule, regulation, or lawful and binding order of the South Carolina Department of Insurance, or other regulatory agency or authority, or court of competent jurisdiction;

                 11.5.4. Failure to fully and adequately perform, or default in the performance of, as

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

                               determined in the sole discretion of the Advisory Board, any provision, term or condition hereof or any obligation or liability imposed under this agreement, the Plan of Operation, any applicable law, or any rule or order of the Department;

                 11.5.5. Disclosure in an audit or examination by the Department that the Servicing Carrier has failed to perform its services in compliance with the Plan of Operation, the laws of the State of South Carolina or any applicable rules or orders of the Department;

                 11.5.6. Refusal of the Servicing Carrier, its officers, directors, legal representatives, agents, employees, or subcontractors to give the Advisory Board or the Department access to its books, records, and operations, so that the books of the Servicing Carrier and its subcontractors, if any, may be audited or examined;

                 11.5.7. Failure by the Servicing Carrier to maintain the necessary insurance coverages and to fully and adequately perform the services in the RFP and its proposal; or

                 11.5.8. Failure of the Servicing Carrier to follow any lawful directive of the Advisory Board that is called for by, or not inconsistent with this contract, the Plan, any applicable law, or any rule or order of the Department.

11.6. IMMEDIATE TERMINATION. In addition to the Advisory Board's right to terminate this contract as provided above, the Advisory Board may terminate this agreement immediately upon the occurrence of any of the following events:

                 11.6.1.       The expiration of the term as set forth herein;

                 11.6.2.       The commencement of bankruptcy,
                               rehabilitation, or receivership proceedings under the laws of any jurisdiction by the Servicing Carrier or any affiliated entity;

                 11.6.3. The filing of a financial statement which discloses that the financial condition of the Servicing Carrier is impaired;

                 11.6.4. A determination by the Advisory Board that the Servicing Carrier no longer meets the qualifications set forth in this RFP or the Plan documents;

                 11.6.5. The Servicing Carrier's loss of ability to transact business within the State of South Carolina including, but not limited, to an agreement

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

                               not to write any additional business,
                               suspension or revocation of the Servicing
                               Carrier's or insurer's certificate of
                               authority;

                 11.6.6. The enactment of legislation into law by the South Carolina General Assembly, or the promulgation of regulations, rules, or orders by the Department, which effectively deactivates the Plan or transfers the coverages of the Plan to another entity, or materially enlarges, abridges, or otherwise significantly affects the obligations or duties of the Servicing Carrier, or materially limits the Plan's ability to receive or use substantially all services contemplated under this Agreement;

                 11.6.7. Failure of any two consecutive audits by the Servicing Carrier. Each audit may consist of multiple parts and failure of any one part is considered as a failure of the entire audit. The test audit done in the first several months of the startup will be the first audit considered under this process; and

                 11.6.8. The Advisory Board may enforce the performance bond if the contract is terminated for any event of default enumerated above or any of the provisions listed in subsection 9:
                               IMMEDIATE TERMINATION except provisions 9(a),
                               (f) and (g). The Servicing Carrier or surety understands that it has ten (10) days after notice of default to deliver the face value of the performance bond to the Advisory Board and agrees to deliver said amount within the time frame established.

11.7.   PRIME CONTRACTOR RESPONSIBILITIES.

                 11.7.1 The successful Respondent shall be considered the prime contractor and be required to assume sole responsibility for all services required by this RFP. The Advisory Board shall consider the Respondent the sole point of contact for purposes of this RFP and any subsequent contractual documents.

                 11.7.2 The Servicing Carrier shall comply with, implement, execute, carry out, and perform all of the obligations and assume all liabilities imposed upon it under the Plan of Operation, including the prompt payment of all obligations of the Association.

11.8.   SUBCONTRACTING.

                 If any part of the work covered by this RFP is to be subcontracted, the Respondent shall identify the subcontracting organization or other person and the contractual arrangements made therewith. All subcontractors must be approved by the director or his designee. The services required under this RFP shall not be subcontracted without the express written approval of the director or his designee. The successful Respondent shall also furnish the corporate and company name, and the names of the officers of any subcontractors, it engages or proposes to engage, to perform the work required under this RFP. Subcontractors must also meet the qualifications outlined in this RFP and comply with the terms and conditions outlined herein.

11.9.   OWNERSHIP OF MATERIAL.

                 All books, records, electronic or hard copy files, policies, contracts, agreements, endorsements, supplies, and related materials used by the Servicing Carrier in the performance of its duties under the terms of this RFP are the property of the Plan. The Servicing Carrier shall deliver to the Advisory Board at its request, and at the Servicing Carrier's expense, all such books, records, files, policies, contracts, agreements, endorsements, supplies and related material.

11.10.  ACCURATE INFORMATION.

                 All reports, data, information, and other material set forth in the RFP, furnished, or to be furnished, by the Servicing Carrier with respect to its appointment as Servicing Carrier or with respect to its performance of its duties under this contract and the Plan of Operation, and all reports, statements, or other documents containing financial, accounting, statistical, or related information furnished, or to be furnished, by the Servicing Carrier to the Advisory Board or to the Advisory Board's statistical agent or agency, if any, during the term of this contract are, or shall be, true and correct to the best of the Servicing Carrier's knowledge and belief and, with respect to financial, accounting, and statistical information, have been, or shall be prepared, consistently and in accordance with financial, accounting, and statistical principles required or permitted to be used by the Advisory Board.

11.12.  INDEMNIFICATION.

                 11.12.1. The Servicing Carrier, its agents, employees, and/or representatives shall not do or perform, and shall refrain from doing or performing, any act or thing in violation of this contract, the Plan of Operation, South Carolina law, or the laws of the United States of America which the Servicing Carrier knows or has reason to know would subject the Plan, any member of the Board, or any officer, employee, representative, or agent of the Plan to any administrative, civil or criminal fines, forfeitures or penalties. The Servicing Carrier agrees to indemnify and hold harmless the Department, Plan, Advisory Board, Plan Administrator, their officers, employees, representatives,

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

                               and agents, individually and collectively, and agrees to indemnify the same from any act, omission, agreement, debt, fines, forfeitures, or penalties and all costs and expenses including, without limitation attorneys' fees and expenses, imposed against or incurred by the Association as a result of the acts or omissions of the Servicing Carrier upon which such penalties are based. The Servicing Carrier agrees that if the Advisory Board is subject to any claim, demand, or penalty or becomes a party to any suit or judicial proceeding by reason of any claim against, or act or omission by the Servicing Carrier, its employees, agents, or representatives, on the Administrator's premises, the Servicing Carrier shall defend the Advisory Board and shall indemnify it against all judgments, settlements, penalties, and expenses, including attorney's fees and court costs and any other expenses of litigation or administrative proceeding incurred or imposed upon the Plan or the Advisory Board.

                 11.12.2. The Servicing Carrier also agrees to hold harmless and indemnify the Department, Plan, Advisory Board, Plan Administrator, their members, officers, employees, representatives, and agents, individually, and collectively, in their personal and official capacities from any and all liabilities resulting from the employment of any individuals, persons, consultants, actuaries, or agents to perform the services under the terms of this contract including, but not limited to, compensation due and owing, applicable taxes, insurance, or other prerequisites, etc.

11.13.  COMPLIANCE WITH STATE AND FEDERAL REQUIREMENTS.

                 The Servicing Carrier warrants that it, its employees, agents, representatives, officers, directors and subcontractors, if any, shall comply with all relevant state and federal requirements which govern its performance under this RFP.

11.14.  CONFLICT OF INTEREST.

                 The Servicing Carrier, agrees on behalf of itself, its employees, agents, directors, officers, representatives, successors, and subcontractors that it shall comply with the conflict of interest provision set forth in the Plan of Operation. Additionally, the Servicing Carrier understands and agrees it represents the interests of the Plan, it is directly accountable to the Plan and the Advisory Board, and that it shall not engage in any act or form any relationships outside the performance of its responsibilities of this contract which may constitute a conflict of interest or hinder the services the Servicing Carrier is required to render pursuant to the terms of this contract. The Servicing Carrier shall disclose any and all contractual relationships it may have with members transacting the business of insurance within the State of South Carolina and representatives that may also be sitting on the Advisory Board.

11.15.  ASSIGNMENT.

                 Servicing Carrier understands and agrees that this agreement has been entered into in reliance upon the trust and skills of the Servicing Carrier, its management and principal executive officers. Accordingly, this agreement is not assignable without the prior written consent of the Advisory Board which it may withhold for any reason. Any attempt at such assignment shall be void.

11.16.  ENTIRE CONTRACT.

                 The contract between the South Carolina Associated Auto Insurers Advisory Board and the Respondent shall consist of:
                 (1) RFP, any amendments, exhibits or attachments; and (2) the Respondent's proposal submitted in response to the RFP. The Advisory Board reserves the right to clarify any contractual provision in writing, and such written clarification shall govern in case of conflict with the applicable requirements stated in the RFP or the Respondent's response to the RFP. In all other matters not affected by the written clarification, the RFP shall govern.

11.17.  SEVERABILITY CLAUSE.

                 To the extent that a provision of the contract is contrary to the Constitution or laws of this State or the United States, the provision shall be void and unenforceable. However, the balance of the contract shall remain in full force and effect between the parties unless terminated by the written consent of both the Servicing Carrier and the Advisory Board.

11.18.  AMENDMENTS.

                 No modification of any provision in the contract shall be made or construed to have been made unless such modification is mutually agreed to in writing by authorized representatives of the successful Respondent and Advisory Board and incorporated in a written amendment to the agreement executed by the authorized representatives of both parties.

11.19.  COMMUNICATIONS AND NOTICES.

                 All notices to be furnished hereunder shall be, in writing, and shall be delivered either by hand or first class mail to the following addresses:

           FOR THE ASSOCIATION:
           Lee P. Jedziniak
           Chair
           South Carolina Associated Auto Insurers' Plan
           Post Office Box 11099
           Columbia, South Carolina 29211



           FOR THE SERVICING CARRIER:

           ---------------------------------------------
           ---------------------------------------------
           ---------------------------------------------


    11.20. INSURANCE.

           The Servicing Carrier must acquire and maintain adequate liability insurance sufficient to protect the Plan, its Advisory Board members, directors, if any, officers, employees, and legal representatives against loss or liability resulting from any activity of the Servicing Carrier, its employees, officers, directors, agents, or subcontractors related to its performance. The insurance shall cover general liability and professional liability. The Plan, and the Advisory Board members shall be named as additional co-insureds and be entitled to all notices issued under the policy to cover claims that may arise out of or result from the Servicing Carrier's performance. Written evidence of insurance shall be provided by the Servicing Carrier to the Advisory Board and to the South Carolina Department of Insurance. The evidence of insurance coverage shall include, but not be limited, to effective dates of coverage, limits of liability, insurer's name, policy number(s), and endorsement by representatives of the the insurance company. The evidence of insurance must be submitted upon award of the contract. In the event the insurance coverage is canceled, all parties entitled to notice must receive thirty (30) days notice prior to the cancellation of any coverage provided under the policy. The Servicing Carrier shall maintain workers' compensation insurance for all of its employees.

    11.21. TITLES/PARAGRAPH HEADINGS.

           Paragraph headings and subtitles used herein have been inserted for convenience of reference only and shall not be construed to affect the meaning of this agreement.

    11.22. INDEPENDENT CONTRACTOR STATUS.


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

           The Servicing Carrier shall be an independent contractor performing its services for the Plan free from any supervision or control of the Plan, except such supervision and control as may be exercised by the Advisory Board in connection with enforcing compliance with this Agreement, the South Carolina Code of Laws, and the Plan of Operation.

    11.23. FIDUCIARY.

           The Servicing Carrier shall be deemed a fiduciary in the handling of Plan funds and assets that come into the control or possession of the Servicing Carrier. The Servicing Carrier shall account for all funds and shall not convert such premiums or other funds received to its use or benefit without the express written consent of the Advisory Board.

    11.24. ACCESS TO RECORDS.

           The Servicing Carrier shall make available all records relating to the performance of the work of this contract available to the Advisory Board and the Department for audit, inspection, and/or examination at any time upon request.

    11.25. ANNUAL EXAMINATION.

           The Servicing Carrier shall submit at least annually to an examination conducted by an independent auditor contracted by the Advisory Board or the Department. The Servicing Carrier shall cooperate fully with any examinations required by the Advisory Board or the Department. The Plan Administrator shall conduct annually an audit or examination of any Servicing Carriers providing services to the Plan.

    11.26. CONFLICT.

           In the event of a conflict between the RFP, the contract, and the terms of the Plan of Operation, the Plan of Operation shall govern. In the event of a conflict between this RFP, the Agreement, and applicable South Carolina law, federal law, or administrative rule, the law shall govern.

    11.27. OTHER PARTIES.

           This Agreement is between the Servicing Carrier and the Advisory Board, and no insurer, producer/agent, claimant, insured, or other person not a party to this agreement shall have or acquire any rights by reason of the execution and delivery of this Agreement or the performance of any of the obligations hereunder.

    11.28. COUNTERPARTS.

           This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 12:  PROTEST PROCEDURES

    12.1.  PROTESTS MUST BE IN WRITING

           Protests must be received in writing within ten (10) calendar days from the date of the notice of award announcement. Protests must be addressed and mailed to:

           Lee P. Jedziniak
           Chair
           South Carolina Associated Auto Insurers' Plan
           Post Office Box 11099
           Columbia, South Carolina 29211

           All parties submitting a proposal pursuant to the terms and conditions of this RFP understand and agree that a protest of the award shall NOT operate as a stay of the award or implementation of the contract.

    12.2.  PROTEST INFORMATION.

           Protests shall include your name, address, and telephone number, and shall set forth in detail the grounds for the protest and the relief requested as to give notice of the issues to be decided.

    12.3.  NOTIFICATION OF PROTEST.

           The director or his designee shall, within five calendar days after the close of the protest period, notify all Respondents and the Advisory Board that a protest of the award has been made.

    12.4.  ADMINISTRATIVE REVIEW.

           Within ten calendar days' receipt of the written protest, the director or his designee shall conduct an administrative review of the matter and issue a decision stating the reasons for the action taken.


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

    12.5.  NOTICE OF DECISION.

           A copy of the decision along with a statement of the appeal rights stated in paragraph 6 shall be mailed and otherwise furnished to the protestor. Within five days of the decision, a copy of the decision shall be forwarded to all Respondents.

    12.6.  FINALITY OF DECISION/APPEAL.

           This decision shall be final and conclusive in all respects.

    12.7.  PROTESTS SHALL NOT OPERATE AS A STAY OF THIS AWARD.

           The South Carolina Associated Auto Insurers Plan must be fully operational by January 15, 1999. Therefore, time is of the essence. It has been determined that the contract shall not be stayed by any written protest. Neither the director nor the Advisory Board shall be responsible for any costs incurred by the successful Respondent or the protestor in preparing for, or submitting a proposal pursuant to the terms and conditions of this contract.


SECTION 13:  EXHIBITS

Exhibit 1.:  Affidavit of Non-Collusion

Exhibit 2.:  South Carolina Reinsurance Facility Experience

Exhibit 3.:  Business Plan--Qualitative Questionnaire

Exhibit 4.:  Business Plan--Quantitative Questionnaire

Exhibit 5.: South Carolina Associate Auto Insurers Sample Servicing Carrier Reports and Documents


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

Exhibit  6.:  Second Draft-Private Passenger Auto Policy Forms,
              Endorsements, and Applications Forms

Exhibit  7.:  Sample Servicing Carrier Producer Correspondence and Reports

Exhibit  8.:  Calculation of Proposal Bond Amount

Exhibit  9.:  Pricing Sheet

Exhibit 10.:  Articles of the Association

Exhibit 11.:  Rules of Practice

Exhibit 12.:  Rating and Statistical Manual

Exhibit 13.:  Manual of Rules and Rates

Exhibit 14.:  Proposal Letter

Exhibit 15.:  Disaster Recovery Plan Requirements

                                 [LETTERHEAD]




                                  MEMORANDUM


TO:      All Potential Respondents

FROM:    Lee P. Jedziniak
         Director

RE:      Amendment No. 1

         Request for Proposal #98-002-Solicitation for Servicing Carriers to Service Private Passenger Automobile Insurance


DATE:    July 4, 1998


     The following is a list of clarifications, changes or amendments to RFP #98-002 which was forwarded to you on, or about, July 17, 1998.

     First, attached you will find the Manual of Rules and Rates-Private Passenger Section. This document was attached to the information you received as Exhibit 13. It is possible that the even-numbered pages may have been inadvertently omitted from several of the exhibits previously mailed. The attached Manual of Rules and Rates supersedes and replaces the copies you were previously mailed and is incorporated into the above-referenced RFP by reference.

     Second, we have received one written inquiry about the omission of pages 5 and 6 from the Rules of Practice. Attached are copies of these pages. The Rules of Practice manual that you previously received is amended to include these pages.

     Third, we have received one written inquiry about Exhibit 4. Attached is a complete copy of this exhibit. It supersedes and replaces the exhibit you previously received.

     Fourth, there is no exhibit 5. This exhibit number was supposed to be reserved for future use. However, this change was inadvertently omitted from the copies you received.

     Fifth, this RFP involves private passenger automobile insurance only. We anticipate that the RFP for commercial automobile property and casualty insurance will be issued by August 10, 1998 once the manuals and forms for commercial automobile insurance have been approved by the South Carolina Associated Auto Insurers Plan Advisory Board.

     Finally, any additional questions or concerns you may have regarding the RFP should be in writing, directed to my attention, and mailed or transmitted via facsimile transmission to the address and number indicated in the RFP. Telephone calls with questions about the RFP will not be accepted. Your questions will be answered at the Mandatory Preproposal Conference which is scheduled for Wednesday, July 29, 1998 at 10:00 a.m. in Room 401 of the South Carolina Department of Insurance.


c.c.  Tom Assad
      AIPSO
      Plan Administrator

                                 [LETTERHEAD]




                                  MEMORANDUM


TO:      All Potential Respondents

FROM:    Lee P. Jedziniak
         Director, South Carolina Department of Insurance and Chair, SCAAIP Advisory Board

RE:      Amendment #2 to RFP 98-002/PPAI

DATE:    August 7, 1998


     The request for Proposal issued on July 17, 1998 is hereby amended to reflect the following changes:

     1.   DEADLINE FOR SUBMITTING PROPOSALS EXTENDED

          The deadline for submitting proposals has been extended until August 28, 1998. All potential respondents must submit proposals in response to this solicitation by that deadline. Proposals received after that date shall not be considered. This amends Paragraph 1.2 on Page 1 of the RFP.

     2.   DEADLINE FOR SUBMITTING QUESTIONS EXTENDED

          The deadline for questions has been extended. The deadline for respondents to submit any additional questions about
          RFP-98-002/PPAI is August 12, 1998. No additional questions will be considered after that date. This amends Paragraph 1.7 on Page 2 of the RFP.

     3.   THE PROPOSED SCHEDULE FOUND IN PARAGRAPH 2.23 HAS BEEN AMENDED AS
          FOLLOWS:

          PROPOSED TIME TABLE

          Listed below is the proposed time frame for the RFP process:


          Request for Proposals Issued                    July 17, 1998

          Date Questions are Due                          August 12, 1998

          Mandatory Conference for Potential Respondents  July 29, 1998

          Proposals Due                                   August 28, 1998

          Notification of Award of Contract               September 10, 1998

          Appeals Deadline                                September 20, 1998

          Contract Effective Date                         October 15, 1998


          The Director reserves the right to adjust this schedule as he deems necessary.

     4.   EXHIBIT 13: MANUAL OF RULES AND RATE HAS BEEN AMENDED AS FOLLOWS:

          a.   RULE 21 CHANGED

               Rules 21 in the Manual of Rules and Rates has been changed. A copy of the amended rule is attached as Exhibit A and B.

               PRIVATE PASSENGER CHAPTER (PAGES P-4 AND P-5)

               Pages P-4 and P-5 of the Private Passenger Chapter have been amended. These pages were amended to eliminate the exception under Section 5(c).

          b.   TERRITORY CONVERSION CHART ADDED

               The Territory Conversion Chart attached to this response as Exhibit C has been added to the Manual of Rules and Rates.

          c.   RATES FOR PRIVATE PASSENGER AUTOMOBILE APPROVED

               The rates for private passenger automobile insurance were approved by the Advisory Board on August 5, 1998. Attached as Exhibit D to this Memorandum are the proposed rates for the South Carolina Associated Auto Insurances Plan.

     5.   AMENDMENT TO EXHIBIT 11: RULES OF PRACTICE

          The SCAAIP Advisory Board approved a producer commission rate of 10%. The 10% commission rate applies to both new business and renewals and both commercial and private passenger automobile property and casualty insurance.

     6.   SPECIFICATIONS FOR CONSTRUCTING DATABASE

          The RFP has been amended to add specifications for constructing a database. The attached specifications for constructing a database has been added to the terms and conditions of the RFP. These are the minimum specifications for constructing this database. See Exhibit E.

     7.   POLICY FORMS AND ENDORSEMENT PORTFOLIO AMENDED

          a. Pages 18 of 18 has been amended to reverse the order of sections F and G. A copy of this revised page is attached to this Memorandum as Exhibit F.


          b. The Personal Auto Application and the Personal Auto Policy Change Request have been amended. Attached as Exhibits G and H are samples of the form. One amendment was omitted during the printing of the form. Therefore, in addition to the amendments reflected, Ques #10 is amended to read as follow: "Please provide the name of insurance company or agent and reason(s) and approximate date coverage was refused."

     8. SERVICING CARRIER REQUIRED TO ISSUE PROOF OF INSURANCE COVERAGE THROUGH THE SCAAIP

          Section 7.2, Scope of Work, section is amended to add the following language:

          7.2.4.12. PROOF OF INSURANCE SERVICES. The Servicing Carrier will, in conjunction with all other services required herein or in the Plan Documents, issue proof of insurance coverage to insureds of the Association in accordance with Bulletin 97-2. This service includes, but is not limited, to the following:

        a. Issuing an insurance card or endorsement form in accordance with the specifications provided by the Plan Administrator which includes the insurer's name, the policy number, the policy term, the vehicle identification number, insured identification, and coverage information or a statement that coverage meets this State's minimum financial responsibility requirements;

        b. Ensuring that all insureds receive a sufficient number of document to evidence proof of insurance;

        c. Notifying all insureds of the requirement that proof be maintained and displayed pursuant to the law; and

        d. Performing any other reasonable proof of insurance services in accordance with the rules, regulations, policies and procedures of the Association or as required by the Plan Administrator.

        Attached as Exhibit 1 is Bulletin 97-2.

   9.   MINIMUM LIMITS FOR INSURANCE COVERAGE

        Section 11.20 requires the successful respondent to obtain and maintain adequate liability insurance sufficient to protect the Plan, its Advisory Board members, director, if any, officers, employees, and legal representatives against any loss or liability resulting from any activity of the Plan Administrator, its employees, directors, agents, officers, subcontractors, etc., related to its performance under the contract. The minimum limits of coverage for such a policy shall be:

         $1,000,000 per occurrence for general liability insurance coverage $1,000,000 per occurrence for professional liability insurance coverage $1,000,000 per occurrence for property damage insurance coverage

   10.  AUDIT PROCEDURES/INCENTIVES AND DISINCENTIVES

        Section 8.4 of the RFP is hereby amended to include the schedule attached as Exhibit J. This schedule is subject to change as determined by the Advisory Board.

   These amendments are incorporated into RFP #98-002/PAI as if specificially repeated verbatim therein. They supersede and replace, where applicable, the present language of the corresponding sections of the RFP. Any questions about the RFP or the written responses to the questions submitted concerning the RFP must be set forth, in writing, and submitted by 5:00 p.m., August 12, 1998.

                                  [Letterhead]






                          MEMORANDUM


TO:   All Potential Respondents

FROM: Lee P. Jedziniak
      Director

RE:   Responses to Questions Submitted August 12, 1998

DATE: August 18, 1998

     What follows are the questions submitted on August 12, 1998 and the responses to each. Please read each question carefully as the response may change or clarify a previous response.

1. Underwriting/Rating Services, renewal policies or certificates. (Page 8 of the 8/7/98 responses, number 36.) & (Exhibit 3, Page 3 c.)
     Please clarify which process will be required of all servicing carriers? Quote and issue renewal when paid or issue renewal and self-destruct if not paid?

     A:  Issue renewal and self-destruct if not paid.

2.   Policy or endorsement forms.
     Recent response regarding these forms made it clear that the wording on the forms cannot be changed. Is there any flexibility regarding the design of the forms since computer programming sometimes requires the need to rearrange some data? If the appearance (not content) of the form is changed, does it have to be submitted to the Association Administrator for approval or filing?

     A: The design, not content, of the JUA forms may be changed. Since the forms are filed with the Department for approval, the Administrator should receive a copy of your change in order to refile with the Department.

3.   Cancellations by Insured.
     Rules of Practice, Section 11 A - return premium shall be calculated at 90 of the pro rata unearned premium for the period of coverage, subject to a minimum period of 60 days, or the minimum premium whichever is greater. However, in the Manual of Rules and Rates, Rule 8, A does not contain the wording "subject to a minimum period of 60 days, or the minimum premium, whichever is greater." Please advise which rule applies. If the rule in the Rules of Practice is the one that applies, does this mean that the policy cannot be canceled before 60 days has elapsed or does the 60 day earned premium become the minimum in the event the policy is in force for less than 60 days?

     A: The policy form reflects the 60 day cancellation limitation. The 60 day cancellation requirement is found in Section 56-10-280.

4.   Cancellation by Servicing Carrier.
     Rules of Practice Section 11 B.2. and manual of Rules and Rates,
     Rule 8, B - Each such cancellation shall be on a pro rata basis ... with the balance returned to the insured. Should this rule be modified as follows: If the policy is premium financed, the return premium will be returned to the premium finance company.

     A: The premium finance company must show Power of Attorney in order to receive return premium. A wording change in the rule is not necessary.

5. Response #81 - 6.12 Qualification For Servicing Carrier, Year 2000 Compliant Systems Required.
     Exhibit A Certification Statement - was not attached to the August 7 package. Exhibit A was Page P-4 for Plan Manual.

     A:  A Certification Statement is attached.

6.   David Amaral's July 1, 1998 Memo entitled SCRF Experience By Policy Year
     - Quarter Ending March 31, 1998 - Reports 1998 total policy year premium of $135.6M and 1997 policy year premium of $425M. Written premium for the Facility has been relatively flat. The $136M PY premium implies a 20% growth. Are these figures accurate? Are you expecting this type of growth?

     A: The figures in the Memo are accurate for the Facility. However, the Department, the Plan Administrator, and the Advisory Board have not made any premium projections for the SCAAIP.

7. Section 10.2.3.3 of the RFP states that a sample format of the qualitative questionnaire enhancement summary can be found in exhibit 4. However, exhibit 4 does not contain a sample enhancement summary format, only the qualitative questionnaire itself and a scoring methodology. Would you please provide a sample format for the qualitative questionnaire enhancement summary?

     A: The format is as shown which includes the section (underwriting/ processing or administration), responsibilities and questions, with space left for your answer. This is the format sample mentioned in
         Section 10.2.3.3 of the REP.

8. Will the DOI provide Proposal and Performance Bid forms that the DOI has created or will standard AIA Bid and Performance Bond Forms suffice?

     A:  The standard form will suffice.

9.   What is the number of licensed property and casualty agents in South
     Carolina?

     A: Fifteen Thousand One Hundred and Fourteen (15,114) agents are licensed for property. Fifteen Thousand Four Hundred Forty-six (15,446) agents are licensed for casualty. Both licenses are necessary to write automobile business.

10. Please clarify further the intent of your answer to question 20 in your August 7, 1998 memo. If your intent is that MVRs be requested at each six-month term, insureds with six-month policies will be subject to up-rating due to MVR surcharges twice a year, while insured with twelve-month policies will be subject only once. Will six month policies require MVR orders on EACH six month term?

     A:  Yes.

11. Question 21 of your August 7th response involved inspection reports. In order to respond to this area in the Qualitative Questionnaire, it is necessary for us to understand exactly what is required of the servicing carrier in relation to inspection reports. Will inspection reports be required for all policies? What is the Plan's definition of an inspection report?

     A: Inspection reports will be required for all policies. For purposes of this RFP, an inspection report includes, but is not limited, to CLUE reports, driver classification checks, youthful driver questionnaires, etc.

12. Question 1.a. is unclear. Are premium taxes paid by the JUA or by the servicing carrier (and therefore expected to be included in the reimbursement rate)? If the latter, what is the expected tax rate? The manual makes reference to the "Association's funds," and the "servicing carrier bank accounts," but it is still not clear if that refers to a pass-through item or one that is covered by the servicing carrier's bid.

     A: Premium tax is paid by the servicing carrier using JUA funds (check stock).

         Therefore, it is an expense of the JUA which should not be included in your proposal price.

13. Recoupment premium taxes are a "pass through" for the S.C. Reinsurance Facility at the present time. Will they be handled the same for the JUA?

     A: Servicing carrier collects recoupment, remits funds to the JUA and is responsible for paying premium taxes. Again, the tax will be paid using JUA funds and should not impact the servicing carrier's proposal price.

14. There appears to be a discrepancy with the answer to question 1.d. and question 1 itself. Although the answer indicates that all LAE, allocated or unallocated, "are a part of the claims service fee received by the carrier," the original question indicates that legal allocated loss adjustment expenses are reimbursed by the JUA. Which is correct?

     A: All ALAE, including legal ALAE, are part of the claims service fee received by the servicing carrier and are not reimbursable by the JUA.

15. Your previous response to question 100 indicated that producers would be reimbursed for MVR costs using JUA funds. Is this correct?

     A:  Yes, producers will be reimbursed using JUA funds.

16. Question 1.4.B of the qualitative questionnaire asks about the anticipated frequency of independent auditor using during the contract period. Is this question referring to the use of independent auditors for the auditing of servicing carriers or producers?

     A: This question relates to commercial. It is inapplicable to this solicitation.

17. Your response to question #58 of your August 7, 1998, memo stated that policy file records may be maintained on electronic image systems "as long as a hard copy can be produced upon request." Will a reproduction of the original suffice or must the original document itself be produced?

     A:  A reproduction of the original will suffice.

18.  With respect to ownership of material outlined in paragraphs 9.1.1.8 and
     11.9 of the REP and further referenced as question #61 in the August 7, 1998 memo, there is an additional issue as relates to proprietary software being used by a servicing carrier. In most cases the servicing carriers do not own the proprietary software: In fact, they have a license to use the software and are contractually restricted from transferring ownership. Examples of proprietary vendor software are:

          -Microsoft Products
          -Word Processing Software
          -Database Software (IBM, Oracle, etc.)
          -Operating System Software (AS400, MVS, UNIX, etc.)
          -Insurance Vendor Software (Companion using PMSC Software, Seibels using Inspire Software, etc.)

     This issue could potentially prevent any company from responding to the RFP. No company can operate its business without some level of proprietary software which they do not own and therefore cannot be transferred to the plan.

     The data that is processed by these systems is not normally an issue and can be owned by the servicing carrier or the plan. The data would be the policy, claims, billing, financial, statistical information related to the policies being serviced by the particular servicing carriers.

     Would it be sufficient for the plan to own the data processed by the various systems, but not the actual proprietary software itself?

     A: No. The RFP specifically provides that the Plan owns all data and systems DEVELOPED to process the work of the JUA. This requirement does not apply to software which the respondent does not own or have proprietary rights to and was not created to transact the business of the JUA.

19. Will an audit be required for every producer regardless of the number of policies issued or number of records retained by the servicing carrier in the producer's file? Will there be minimum standards or thresholds that apply for these audits?

     A: Yes, an audit will be required of all producers actively placing business with the JUA. Each audit must review producer compliance with all Plan documents, rules and regulations.

20. Section 7. Renewal Policies and Certificates, of the Rules of Practice, General, states that insureds non-renewed due to reaching the maximum 24 month term may reapply as a new applicant. If there is no lapse in coverage, will a new "CLUE" report be required, even though all claims activity will be reflected in the Servicing Carrier's records?

     A:  No.

21. The question "Will the Servicing Carrier be required to file financial responsibility in all 50 states?" was answered with a yes to question #33 in the 7/29/98 exhibit and was answered with a no to question #99 in the 8/7/98 exhibit. In most states a carrier must be authorized and licensed as a property and casualty insurance carrier in order to file an SR22. (Please see attached documents) Could you please clarify your response?

     A: The response "No" in Question #99 of the August 7, 1998 response clarified that the filing of financial responsibility was not limited to 50 states, but also included ALL United States territories.

22. The servicing carrier reimburses the agent for MVR's, is the agent then responsible for giving the insured credit for an MVR which the insured obtained from the Department of Public Safety?

     A:  Yes, the agent should reimburse the insured.

23. Regarding 8.4.3 and 8.4.4, please be specific in the definition of paid loss ratio as to the numerator and denominator?

     A: The numerator means paid losses, and the denominator is earned premium.

24. Will the agent be responsible for the counter-signature or can the countersignature be done at the Company level?

     A: This can be done on the company or producer level as long as the producer is a licensed State of South Carolina agent and is certified by the JUA.

25. Regarding court approved settlements on minors. State statute indicates when a minor nets $2500.00 the case is to be court approved. Are we to understand that court approval is required on all settlements involving minors regardless of the injury if the settlement gross is $2500.00?

     A: This question does not appear to be related to the requirements of the RFP. We recommend that you consult your attorney regarding this issue.

26. Need clarification where credit applies for the Accident Prevention Course. The rating example states that it applies only to Collision coverage, but the Manual of Rules and Rates states that it applies to BI, PD and Collision.

     A: The Manual of Rules and Rates states the application of credit correctly.

27. In the Affidavit of Non-Collusion (3) the date of March 3, 1998 appears. What date should be put in its place? Also, the wording of (3) is confusing -- should the "or agents" in the third sentence be there? "That the contents of the proposal have not been communicated by the Respondent or its employees or agents to any person not an employee or agent of the Respondent or agents to any person not an employee or agent of the Respondent or its surety on any bond furnished with the proposal and will not be communicated to any such person prior to March 3, 1998."

     A: The word "or agents" should be deleted. The date should be August 28, 1998 which is the date that the proposals are due to be submitted to the Director.

28. If the servicing carrier receives an application which after a review of the payment history file is deemed to be ineligible, is the servicing carrier expected to void application, cancel with notice, cancel flat or void the policy [sic] AD INITIO? If no coverage is provided at all, who provides notice to the prospective insured that he/she has no coverage? What are the notice requirements to the applicant?

     A: The Plan Requirements for cancellation of policies and notices of cancellation are provided in the Rules of Practice. The purpose of the Qualitative Questionnaire is for you to state your exact procedures in your responses. Please explain how you plan to handle the notice to the prospective insured.

29. Are all entries on the application required to be captured to a data base, or just those listed in the August 7, 1998, "Servicing Carrier List of Fields"?

     A:  All entries must be captured.

30. Does the statement "status of account" mean a detailed listing of payments and balances, or just the remaining balance?

     A:  It means a detailed listing of payments and balances.

31. If an agent is decertified and commissions are withheld, what is the status of the unpaid commissions if the agent is reinstated?

     A: Commission for a policy submitted by a decertified or suspended producer is retained by the servicing carrier (Rules of Practice, Section 1.M, sixth paragraph). Once another certified producer is identified, the commission from that point forward goes to the new producer of record.

32. Is the minimum policy premium of $25.00 per vehicle not refunded on flat cancellations?

     A: If the policy is canceled flat, no charge. Flat cancellation means cancellation as of the inception date.

33. Will the payment history data base of ineligible applicants/insureds include individuals owing money to a premium finance company?

     A:  No, not a database requirement.

34. The RFP states that the servicing carrier must report individuals with a "past due" balance owed to the Company. Would "past due" include individuals who have not paid their last installment, or would "past due" refer only to individuals who have an outstanding balance on an automobile policy that has terminated, expired or canceled?

     A:  Both.

35.  When is the statutory deposit actually due?

     A: The statutory deposit must be increased by the successful respondent(s) on, or before, December 31, 1998.

36. Can the statutory deposit be posted incrementally as premium volume grows?

     A: Yes. The Plan Administrator will notify the servicing carrier when, and if, its statutory deposit must be increased. Failure to increase the deposit by the deadline stated will result in termination of the servicing carrier agreement.

37.  Could you provide an example of an ineligible write-off?

     A: Yes. An example of an ineligible write-off would include the earned premium on a renewal policy that was not requested and the renewal premium/deposit was not paid.

38. In the Accounting and Statistical manual there is no requirement to report either policy number or claim number. Is this correct?

     A: The accounting and statistical data reported to the Plan Administrator is summary level only and does not require reporting of a policy number or claim number. However, chapter 6, Part II, F. of the Accounting and Statistical Manual indicates that policy level detail reporting will be required to establish a centralized database. The specifications of this database have yet to be defined; however, it is likely that policy numbers will be required.

39. Who will establish the three position "town code" and how will the servicing carrier receive the code?

     A: The requirement of reporting premium by municipality to the Central Processor has been eliminated; therefore, the "town code" should be disregarded. All municipal taxers will be paid directly by the servicing carrier using JUA funds.

40. Is the $20.00 minimum per installation requirement waived on amounts due of less than $20.00?

     A: Yes, this is a performance standard for establishing premium installments. This should not be confused with minimum premium. The minimum installment does not increase the insured's total policy premium as a minimum premium could. When establishing an installment payment plan, an installment falling below $20 should be included in the previous installment and billed subject to the $4 installment fee. If a policy change or other activity causes an installment to be adjusted and fall below $20, the actual premium due is billed subject to the installment charge. The installment minimum has no effect on the total policy premium.

41.  Could you clarify what is considered as a "new business CERTIFICATE"?

     A: Use of "certificate" regarding the issuance of original policy, refers certificates of insurance as may be requested by the insured, not a "new business certificate."

42. Will the Servicing Carrier be required to issue a policy with both a motorcycle and an automobile on it?

     A: Motorcycles are defined as individual private passenger automobile and should be given the same consideration as private passenger automobiles.

43. Is the $100.00 minimum deposit for liability coverages and the $75.00 minimum for physical damage coverage per policy or per vehicle?

     A: The $100.00 minimum deposit for liability coverage and the $75 minimum for physical damage coverage is per vehicle.

44. Has the file layout for the transfer of information to and from the Plan Administrator been established? If so, could a copy be provided upon request?

     A: For the accounting and statistical reporting of SCAAIP premium and loss data, the tape specifications are included in the Accounting and Statistical Requirements

         Manual; a record layout will be provided upon request. Please be aware that an alternative to tape reporting of this data exists by utilizing a pre-formatted Lotus spreadsheet provided by the Plan Administrator (see A&S Requirements Manual, Chapter 6, Part II, B).

         Take-out and anti-fraud data base file reporting formats have not been developed; however, the information that would be required was provided in the August 7 responses to RFP questions.

45. Will the servicing carrier be required to mail all new business to the agent or to the insured?

     A: The intent is that the servicing carrier mails the policy to the insured with a copy to the producer. This is done to eliminate that the producer is an agent of the servicing carrier or the JUA.

46. Will it be acceptable to mail refund checks to the agent for disbursement to the insureds?

     A: This is not addressed in the South Carolina Plan of Operation. Again, to eliminate any implication that the producer is an agent of the servicing carrier or the JUA, refunds should be sent to the insured.

47. "Work for hire" is included in section 9.1.1.8. The "works for hire" doctrine states that the compensating party retains all rights in the copyrightable product created within the employment/agent relationship. Does the scope of 9.1.1.8 include modifications to systems implemented to provide Plan services? If so, does 9.1.1.8 include all works created while engaged in operations considered by the JUA to be within the normal scope of the Plan relationship?

     A: The scope of 9.1.1.8 includes modifications to systems implemented to provide Plan services. Yes, it includes all works created while engaged in operation considered by the JUA to be within the normal scope of the Plan relationship.

48. When the JUA becomes the copyright owner of creations by virtue of the 41 work made for hire" provision of the agreement, does it then have the exclusive right to license the use of a product created by a member servicing carrier?

     A:  Yes.

49. Must the servicing carrier "grant back" any improvements made to a system created for the JUA? Meaning that if a carrier improves a system, must it grant the rights to those improvements back to the JUA?

     A:  Yes.

50. If a servicing carrier develops software for the JUA, must it disclose whether there are any conflicting intellectual property rights? Thus, must the servicing carrier warrant and hold harmless that any rights that pass to the JUA by virtue of section 9.1.1.8 do not infringe upon third party's rights?

     A:  Yes.

The proposals are due August 28, 1998. No additional questions concerning
RFP #98-001 will be addressed by the Advisory Board or me. No telephone calls regarding this RFP will be accepted.

                                                                      Exhibit 99


                                TABLE OF CONTENTS



Cover Letter                                                           Page 1

          Section 11.14 Disclosure                                     Page 4

Proposal Letter                                                        Page 5

Company Business Plan

          Executive Summary                                            Page 6

          Background and Experience                                    Page 11

Past Performance and Commitment                                        Page 13

Financial Information

          Solvency Certification                                       Page 14

          Credit Rating Statement                                      Page 15

Cost/Price

          Pricing Enhancement                                          Page 16

          100% Quota Share                                             Page 17

          75% Quota Share                                              Page 18

          50% Quota Share                                              Page 19

          33 1/3 % Quota Share                                         Page 19-A

          30% Quota Share                                              Page 19-B

          25% Quota Share                                              Page 19-C

          20% Quota Share                                              Page 19-D

Duration of Offer                                                      Page 20

Qualitative Business Plan                                              Page 21

Quantitative Business Plan                                             Page 44

Qualitative Summary of Enhancements                                    Page 54

Disaster Recovery Plan                                                 Page 56

Affidavit of Non-Collusion                                             Page 58

Proposal and Performance Bonds

Year 2000 Certification                                                Page 59


                   [THE SEIBELS BRUCE GROUP, INC. LETTERHEAD]


September 9, 1998


Mr. Lee P. Jedziniak
Director
South Carolina Department of Insurance
1612 Marion Street
Columbia, South Carolina, 29201


Dear Mr. Jedziniak:

Please find attached the response by South Carolina Insurance Company ("SCIC") to the South Carolina Associated Auto Insurers Plan Joint Underwriting Association Servicing Carrier Solicitation, proposal notice number 98-001/PPAI. It is with great pleasure that South Carolina Insurance Company responds to this Request for Proposal as we believe that South Carolina Insurance Company is uniquely qualified to be a servicing carrier for the South Carolina Associated Auto Insurers Plan.

I call your attention to the following items:

o South Carolina Insurance Company understands and will comply with all terms of the Proposal.
o South Carolina Insurance Company is a South Carolina corporation in good standing.
o    The Federal Tax ID number of South Carolina Insurance Company is
     57-0248730.
o South Carolina Insurance Company will be the prime contractor and is registered and authorized to do business in South Carolina. No subcontractors will be used.
o South Carolina Insurance Company does not discriminate on the basis of race, sex, age, color, religion, marital status, political affiliation, national origin, handicap or disability.
o SCIC warrants that it, its employees, agents, directors, officers, representatives, successors and subcontractors shall comply with all relevant state and federal requirements governing its performance under the RFP.
o All materials developed, prepared, assembled or conceived by the Respondent pursuant to this RFP are "works for hire" and are owned by the South Carolina Associated Auto Insurers Plan Joint Underwriting Association.
o The Respondent currently meets or will meet prior to the start of the contract, all of the qualifications as described in this RFP. All required documentation to that effect is contained in this Proposal.

Mr. Lee P. Jedziniak
September 9, 1998
Page 2


South Carolina Insurance Company, together with its affiliated company, Catawba Insurance Company, is the most experienced writer among all bidders in the nonstandard, South Carolina automobile insurance market. As a servicing carrier for the South Carolina Reinsurance Facility since inception, it has been dealing with the proposed population of the JUA for 24 years. During this time, it has operated under claims and underwriting guidelines which are the same as those proposed for use in this RFP. It also has 24 years experience in auditing producers for compliance with rules and written guidelines for residual market mechanisms.

Because of its past experience and current compliance with most, if not all, of the servicing guidelines proposed for the JUA, South Carolina Insurance Company's staff and systems are uniquely positioned to perform to the JUA's highest expectations. Both our claims staff and policy processing teams are knowledgeable of the intricacies of the South Carolina market and are committed to providing quality services to the JUA. For each of the past 24 years, our company has been judged by independent Facility auditors to be in compliance with all claims and underwriting guidelines which are proposed for use by the JUA.

Lastly, and most significantly, South Carolina Insurance Company, as a domestic insurer standing the test of time, is a major stakeholder in both South Carolina and the success of its residual market operations. We are, therefore, imbued with an extra incentive to ensure the orderly and efficient transition of the automobile residual market mechanism.

In the Cost/Price section of this proposal, we have included a "price enhancement" which is neither a modification of the RFP nor a condition of our proposal. We have indicated on the Cost/Price sheets our bid for servicing the JUA book of business in accordance with the RFP specifications. This "price enhancement", however, represents an even better price for furnishing exactly the same services should the Director/Advisory Board accept our Demotech rating, performance history and other submitted information, as sufficient proof of financial stability. By recognizing South Carolina Insurance Company's primary role as a servicing carrier and reflecting same in a waiver of additional statutory deposits and performance bond requirements consistent with other bidders, we would be willing to further reduce costs associated with servicing carrier operations through additional negotiated methods permitted under Section
2.16 of the RFP. We seriously question the efficacy of the additional deposit and bonding requirements, since the costs of default are the same despite the A.M.Best of the defaulting carrier. By this enhancement, we are simply suggesting that the price proposed can be further reduced by modification of certain requirements of the RFP without risk to the Plan constituents.

Mr. Lee P. Jedziniak
September 9, 1998
Page 3


We look forward to your response. If I can be of any assistance or answer questions regarding the proposal, please feel free to call me at 803-748-2006.


Sincerely,

/s/ R. Thomas Savage, Jr.
-------------------------
R. Thomas Savage, Jr.
Chief Financial Officer

                            SECTION 11.14 DISCLOSURE


South Carolina Insurance Company makes the following disclosure pursuant to
Section 11.14: David E. Rowell, Sr. is a designated agent assigned to Catawba Insurance Company and, since passage of Act 154, has a voluntary market contract with both Catawba and SCIC.

                                 PROPOSAL LETTER


We propose to furnish and deliver any and all of the services named in the Request for Proposals, Proposal Notice No. 98-002/PPAI. The prices proposed herein shall apply for the period of time stated in the RFP.

It is understood that this proposal constitutes an offer and when signed by the authorized party will, with RFP, exhibits, and any amendments thereto, constitute a valid and legal contract between the undersigned respondent and the South Carolina Associated Auto Insurers Plan.

We acknowledge that we have read and understand the requirements of the RFP and represent that this proposal is made in accordance with the terms and conditions of the RFP. By signing this proposal, we guarantee and certify that all items included in this proposal meet or exceed any and all such terms and conditions. We also affirm, by signing this proposal, that we have reviewed all exhibits attached and that we have used this documentation as a basis for submitting our proposal. We understand and agree that this solicitation does not guarantee an award of a contract.

We agree, if awarded the contract, to deliver goods or services which meet or exceed the requirements of this RFP.


/s/ R. Thomas Savage, Jr.                                           9/9/98
-----------------------------------------------------         -----------------
Signature of Authorized Representative/Corporate Seal                Date


NOTICE OF AWARD

Proposal Accepted By:

-----------------------------------------------------         -----------------
Director                                                             Date

                BUSINESS PLAN TO ACT AS SERVICING CARRIER FOR THE
                  SOUTH CAROLINA ASSOCIATED AUTO INSURERS PLAN

                                       BY

                        SOUTH CAROLINA INSURANCE COMPANY


EXECUTIVE SUMMARY

     South Carolina Insurance Company (SCIC) proposes to act as Servicing Carrier for the South Carolina Associated Auto Insurers Plan (the Plan) as outlined in Request for Proposal number 98-002/PPAI (the RFP). SCIC either has or is willing to establish prior to the commencement of the term of the contract, sufficient servicing capacity, facilities, and resources to provide the best levels of performance and service in meeting its obligations to the Plan, the insureds, regulatory authorities, and member companies.

     SCIC is uniquely qualified as a Servicing Carrier for the Plan by virtue of its extensive experience as a voluntary automobile insurance market as well as its long-standing role as a Servicing Carrier for the South Carolina Reinsurance Facility through its Catawba Insurance Company subsidiary. We have a proven track record for compliance with claims and underwriting guidelines to be used by the JUA. As a domestic carrier, SCIC is intimately familiar with the South Carolina market, which, when combined with its experience with the Facility, offers a level of stability to policyholders that no other respondent to the RFP can match. SCIC is a participant in the voluntary nonstandard auto market in South Carolina and will treat the Plan business with the same care and attention as it will its retained business which will result in better service to all constituents of the Plan. Furthermore, SCIC and its employees are stakeholders in the overall economic progress of the State of South Carolina giving them a vested interest in an orderly auto insurance market.

     Seibels Bruce has over 70 years experience serving the independent agency system. Unlike other potential respondents, SCIC has not abandoned the South Carolina auto market in past years. This company's continued experience with South Carolina agents has built strong relationships which will benefit the JUA operations.

     Because of the foregoing attributes, SCIC is best positioned of all respondents to the RFP to provide the various components required in the RFP, including Underwriting, Policy Issuance, Auditing, Billing, Premium Collection, Loss Control, Claims Administration and Information Systems. Summaries of SCIC's responses on these areas follow.

     UNDERWRITING

     SCIC will follow essentially the same procedures that are currently being followed by Catawba Insurance Company in its underwriting of risks for the South Carolina Reinsurance Facility. The system and procedures, however, are flexible, and can be tailored for any attributes of the Plan. The underwriting process basically has four components--new business, renewals, endorsements and cancellations. The activity flow has been laid out in detail as seen in the attached essay on underwriting. SCIC has three customers under the Plan; the Plan itself, the Agents and the Insureds. Quality service to our customers is a prime mission of our organization and a consistent theme throughout our processes.

     Applications for new business are easily transmitted by agents and are carefully handled with a view to compliance for guidelines, statutory requirements, rating, option form compliance, proper classification and completeness. Several steps, all transparent to the insured, have been included in order to verify information so that the policy can be rated and underwritten correctly. Our renewal process is streamlined and focuses on accurate pricing. This is accomplished through an automated comparison of the applicants with the SC motor vehicle records. Nonrenewals are issued when appropriate. As with the new application process, information is verified through several steps to identify any rating changes. Midterm endorsements, cancellations and account monitoring are all handled with the same commitment to quality.

     Additionally, our Facility underwriting audits demonstrate proven and accurate pricing and underwriting of risks in the South Carolina market. No other respondent has our track record or market experience. Most have no experience in this market.

     Because SCIC has been a participant in the South Carolina auto insurance market for so long, it supports its effort with an exceptionally talented and seasoned team. Underwriting supervisors average 18 years of experience in the field. All members of the team have experience in the South Carolina market and 18% hold a professional designation. Because it is headquartered in South Carolina, SCIC will service the Plan out of its Columbia office. All of these characteristics set SCIC apart from the competition in its ability to service the needs of the Plan.

     POLICY ISSUANCE

     All policy documents and forms are issued in accordance with South Carolina statutes. These documents have been in use for several years and comply with regulatory provisions and have been approved by the Department of Insurance (DOI). SCIC has proven its ability to issue policies in accordance with not only statutory requirements, but also in accordance with external directions of outside bodies such as the South Carolina Reinsurance Facility and FEMA's flood program.

     New business and endorsements are monitored for accuracy. Likewise, time in processing is measured to ensure timely issuance to the policyholder.

     AUDITING SERVICES

     As a servicing carrier for the SCRF, Catawba is already required to audit the trust accounts of the designated agencies to ensure compliance with accounting standards. When the contract is awarded, this process will be expanded to include "all encompassing" audits of the agencies to ensure compliance with all standards of the SCAAIP. This will include monitoring the amount of business placed into the JUA to determine if the Plan is being over utilized. The audits will be conducted on an annual basis.

     In addition, our underwriting department will be staffed with an auditor to track the certifications and performance of all agents assigned. Deficiencies will be monitored and tracked in accordance with the Rules of Practice outlined by the SCAAIP.

     BILLING

     SCIC has a fully automated billing system that provides direct bill capability and is compatible with most premium finance companies. The direct bill program, which is utilized for the Catawba Facility contract, will be used for the Plan and is an extremely effective and efficient tool that generates customer bills as policies and endorsements are processed. Premium collections for the Plan will be processed in compliance with Plan guidelines governing application of payments and policy cancellations. Cash is collected and applied to policies daily with several reconciliation routines to ensure accurate processing. All errors are thoroughly researched and completely resolved. The personnel are highly experienced as evidenced by an average tenure of over 10 years. Management of the function has an average tenure of 20 years.

     COLLECTIONS

     SCIC will bring to bear its excellent collection practices to the collection of uncollectable earned premiums. Nonstandard books of business are characterized by credit exposure to insureds for whom premiums are earned in advance of payment by the insured. The most typical example of this situation is a midterm endorsement to a policy which creates earned premium in excess of the equity in the policy. When the insureds fail to pay the new earned premium, SCIC cancels the policy at the earliest opportunity and immediately enacts collection measures. Industry experience with regard to uncollectable earned premium (bad debt ratio) is between 1.5% to 2% of gross written premium. Catawba Insurance Company has been able to surpass the industry standard by limiting its bad debt ratio to under 1% of gross written premium. Improving the bad debt ratio by 1/2% on a $40,000,000 book of business, for example, reduces the cost to the Plan. It has been the experience with Catawba's

     Facility book of business that approximately 22% of unearned premiums that are charged off are ultimately collected. Collection of these premiums ultimately results in lower costs for insureds under the Plan.

     Although payment in full is required up front for new business, the JUA will experience past due premiums relating to underwriting of CLUE reports and endorsement activity. Our ability to out-perform the industry in collecting these past due premiums sets us apart from the other respondents.

     Collection efforts will be courteous and aimed at educating the customer to the reasons behind a past due payment and resolving any misunderstandings that the insured has. This educational approach has a secondary benefit of reducing coverage lapses, which has a stabilizing effect on the market. If collection efforts by SCIC fail, the account receivable will be referred either to a collection agency or an attorney, depending on the size and complexity of the case. Collection efforts will comply fully with the Rules of Practice--Servicing Carriers.

     LOSS CONTROL

     Loss control on a personal auto book of business is essentially part of the underwriting process. By virtue of SCIC's emphasis on quality, loss control is a natural extension of the every day activities of the team. Adverse trends will be noted and reported to the Plan. SCIC's experience with a voluntary book of non-standard South Carolina auto business will also add great value to this process. Because the claims and underwriting personnel for the Plan will be working closely with the team handling the voluntary book, the Plan will benefit from the additional experience that other team members have to offer.

     CLAIMS ADMINISTRATION

     SCIC is extremely well positioned to administer claims arising out of the Plan due to our current physical presence in Columbia, S.C., our previous experience with the SCRF and emphasis on quality. Overall, the focus of the Claims department is customer satisfaction, customer retention and severity control. As a consequence, Plan claims will be handled with the same attention and focus as claims against SCIC retained policies, i.e. with a focus on rapid settlement and severity control. Special units have been set up to handle certain types of losses such as total losses or losses where subrogation appears likely. Best practice guidelines are in place to ensure proper case review and effective overall management.

     We have consistently been "In Compliance" with our Facility claim audits. This track record sets us apart from most other respondents. These audits indicate our ability to properly administrate claims in a servicing carrier environment.

     Inspire's Policy and Claims Administration (PCA) system, the software which will be used to process Plan policies and Claims produces a full array of reports which are used to monitor claims administration and employee performance. The Internal Audit Department at Seibels Bruce will audit all claims functions periodically for adherence to the Plan guidelines.

     Our SIU consists of a fully licensed adjuster with a law enforcement background and reports directly to the AVP of Claims. Our AVP of Claims has five years of law enforcement experience plus thirteen years property and casualty SIU experience. The AVP created and oversaw the SIU operation at Integon for five years.

     We are committed to customer service as evidenced by our toll free number which allows claims to be reported directly to the Company to ensure timely contact and quality claim handling. The claims reporting capability will be expanded to 24 hours a day to comply with the SCAAIP standards. Performance will be monitored by a claims satisfaction survey and will be measured against benchmarks. Customer complaints are dealt with through a formal procedure to ensure satisfaction of those complaints and proper notice to Regulators.

     INFORMATION SYSTEMS

     Plan policies will be processed out of SCIC's data center which is located in Columbia and which currently handles the South Carolina Reinsurance Facility business, SCIC's Voluntary Auto program, as well as SCIC's Homeowners, Dwelling Fire, Motorcycle and Commercial Lines programs. Columbia is located in the heart of South Carolina where there is limited exposure to the destructive forces of nature such as hurricanes. All operational and development support is located on-site at the Columbia location. This includes programmers, business analysts, data center personnel, network support and IS Management.

     The Data Center was established in 1994 on an IBM AS/400 platform. This machine is rated as one of the most reliable on the market with a rating of 99.95% up time. Operational processes are established that ensure system security, backup and recovery, change management, capacity planning, and performance tuning. Nightly batch processes have been automated to the extent of no longer needing a second or third shift operator. Interfaces are in place through the IBM network to the SC DMV, NICB, and Enterprise Rental Car. A number of agents have direct access to the system via Frame Relay or dial-in, which allows them to inquiry on their policies. We also have approximately thirty agents with which we interface using a third party finance company. The finance company compiles the new business policies from each of the thirty agents and transmits it once a day. These policies are then added to our daily data collection files and run through batch processing. Data Center printing is done on-site. All printed material for SC Auto is systematically bar-coded to allow for the automatic assembly process.

     Currently our software of choice is Inspire's Policy and Claims Administration (PCA) system. The PCA application was initially chosen, customized and implemented to process SC Reinsurance Facility business. The system is structured around tables to allow for easier development, maintenance and modifications. A variety of features enhance our ability to process both policies and claims. Some of these automated features include CLUE and MVR ordering and reporting, violation assignment, VIN/Symbol assignment to allow for accurate on-line rating and Bureau and statistical reporting. In addition, the system affords easy data entry, extensive editing, convenient cross-referencing for various database files and complete history files that include pertinent transactional and financial information. Statistical reporting is in place to report detail, summary and recoupment premium and claims data on a monthly basis to AIPSO. Balancing routines ensure accurate reporting. Reporting to the Department of Insurance is also in place and is handled on a monthly basis. These procedures are established, efficient and flexible to expand at any time.

     In summary, the computer facility, wide area network, processes, procedures, and experienced staff are in place to maintain, support and grow the current business. Additional features, interfaces and enhancements are continuously analyzed to improve the system and its associated processes. Collectively these elements provide for the stability of today's processes as well as ensuring successful implementation of new processes.

BACKGROUND AND EXPERIENCE

South Carolina Insurance Company (SCIC) will be the sole respondent on the Request for Proposal and will not utilize any subcontractors or affiliated companies. SCIC was established on June 10, 1910. In 1972 SCIC had its initial public offering and later became a subsidiary of The Seibels Bruce Group, Inc. The stock today is traded on the NASDAQ national market under the symbol SBIG.

The Seibels Bruce Group is a multi line property and casualty insurer which will comply fully with the requirements of the RFP with regard to licenses. The primary line of business of SBIG is non-standard auto, which it offers through its three subsidiaries, SCIC, Catawba Insurance Company (Catawba), and Universal Insurance Company. SCIC offers a voluntary market for non-standard auto in nine states while Catawba serves as one of the Servicing Carriers for the South Carolina Reinsurance Facility (the Facility).

As can be seen in the table below, Catawba's Servicing Carrier experience is extensive.



       Year           Written Premium           Earned Premium
       ----           ---------------           --------------
       1993           $82,131,309               $80,816,988
       1994           $80,547,925               $83,970,212
       1995           $64,206,362               $66,863,968
       1996           $69,342,208               $65,754,202
       1997           $75,216,072               $75,387,286



As you will see in the "Past performance and Commitment" section of this proposal, we have been in compliance with all claim and underwriting audits completed by the South Carolina Reinsurance Facility in the past 5 years. Our commitment to this Plan is demonstrated by the fact that we have been a servicing carrier for the Facility since its inception in 1974. No other respondent can demonstrate more experience in the residual markets of South Carolina than SCIC. It is by virtue of the experience with the Facility that SCIC is best positioned to serve the South Carolina Associated Auto Insurers Plan. In that many of the same personnel work for both Catawba and SCIC, SCIC is completely prepared to handle all aspects of the Plan business. Catawba was one of the original Servicing Carriers for the Facility and has consistently provided a high level of service for the Facility, the insureds and for the Designated Agents which wrote for the Facility. This experience, combined with the overall knowledge of the South Carolina auto insurance market and its commitment to the State of South Carolina makes SCIC the logical choice to be named a servicing Carrier for the South Carolina Associated Auto Insurers Plan.

                         PAST PERFORMANCE AND COMMITMENT

Seibels Bruce has served the State of South Carolina as a servicing carrier for the Reinsurance Facility since its inception in 1974. For almost 25 years, Seibels Bruce has demonstrated their commitment to the consumers of South Carolina by assisting them in obtaining insurance coverage through the residual market. Our service to the agents and consumers has always been considered exceptional.

Since 1974, Seibels Bruce has served on the Governing Board of the South Carolina Reinsurance Facility. We have always been an active member of this board.

Our performance audits for the past five years resulted as follows:



       Year           Claims Result            Underwriting Result
       ----           -------------            -------------------
       1993           Passed                   In Compliance
       1994           Passed                   In Compliance
       1995           Passed                   In Compliance
       1996           Passed                   In Compliance
       1997           Passed                   In Compliance



We feel these results demonstrate our ability to follow the guidelines and rules of practice for the South Carolina Reinsurance Facility.

Our most recent target market conduct exam was completed on August 5, 1996. A copy of the summary page is attached. This targeted market conduct exam was completed on the records of the South Carolina Reinsurance Facility business we wrote as a servicing carrier. The purpose was to review the procedures used in determination of surcharge and points for rating purposes. The scope of the exam encompassed review of underwriting procedures, rating manuals, insurer guidelines, and recalculation of points for rating. We were determined to be in compliance.

The South Carolina Insurance Company served the North Carolina Reinsurance Facility from its inception in 1973 until 1995. In this role, the South Carolina Insurance Company demonstrated its ability to provide accurate policy rating and efficient claims administration for 22 years.

We also serve FEMA as a WYO Flood provider. South Carolina Insurance Company has served FEMA since its inception in 1983. Through the years, we have been subject to the most stringent of audits. In fact, several WYO companies are under investigation for improper handling of FEMA funds. We have recently undergone a targeted audit regarding our accounting practices by Deloitte and Touche. Our practices have been determined to be in compliance with Federal law.

             SOUTH CAROLINA INSURANCE COMPANY SOLVENCY CERTIFICATION

This document serves as certification that South Carolina Insurance Company nor its parent, The Seibels Bruce Group, Inc., nor any of its affiliated companies has declared bankruptcy within the last three- (3) years.

                                  CREDIT RATING

Section 9.4.2 of the Request for Proposal indicates that the Respondent shall submit a copy of the Respondent's credit rating from an accredited national credit rating bureau. Neither the Respondent nor its parent, The Seibels Bruce Group, Inc. have publicly traded debt securities that would require a rating from an accredited national credit rating bureau such as Standard and Poors or Moody's. Dun and Bradstreet does not rate Insurance Companies because the Dun and Bradstreet rating model cannot accommodate these type companies.

In response, we submit a copy of our Financial Stability Rating from Demotech which represents that company's analysis of the ability of South Carolina Insurance Company to "meet its financial obligations." We also offer audited statutory financial statements for the last three years for the Respondent as well as its parent.

South Carolina Insurance Company is not rated by A.M. Best Company, Inc. because its rating procedures are inapplicable to our operations. Under the "NR-3" assigned designation, the absence of a rating is due to the fact that Best's normal rating procedures do not apply due to [SCIC's] unique or unusual business features. The unique or unusual business feature associated with our operations is its primary non-risk bearing, servicing carrier operation.

                              PRICING ENHANCEMENTS

As stated in our cover letter, we are prepared to offer pricing enhancements should the Director choose to exercise its prerogative under Section 2.16. Included in this section are our pricing sheets with the proposed pricing based on the current RFP requirements. It is not our intention to modify the original RFP.

Our proposed enhancements are offered in an attempt to provide the best pricing available to SCAAIP and the consumers of South Carolina. We are confident that our pricing and processes are competitive. However, the current requirements for the non-rated company require us to incur and pass on unnecessary expenses.

If the requirement to post a statutory deposit is waived, and the performance bond amount is capped at $1.5 million, we would reduce our prices to the following amounts by market shares:

50% QUOTA SHARE
Operating Service Fee - Liability 5.027% of written liability premium

Operations Service Fee - Physical Damage 5.027% of written physical damage premium

Claims Service Fee - Liability 13.367% of earned liability premium

Claims Service Fee - Physical Damage 9.723% of earned physical damage premium

75% QUOTA SHARE
Operating Service Fee - Liability 4.482% of written liability premium

Operations Service Fee - Physical Damage 4.482% of written physical damage premium

Claims Service Fee - Liability 11.397% of earned liability premium

Claims Service Fee - Physical Damage 8.209% of earned physical damage premium

100% QUOTA SHARE
Operating Service Fee - Liability 3.763% of written liability premium

Operations Service Fee - Physical Damage 3.763% of written physical damage premium

Claims Service Fee - Liability 9.56% of earned liability premium

Claims Service Fee - Physical Damage 6.515% of earned physical damage premium

                                  PRICING SHEET

          We hereby submit the following compensation percentages to serve as a Servicing Carrier for the South Carolina Associated Auto Insurers Plan in accordance with the terms and conditions of this proposal.


          Company:  South Carolina Insurance Company


          By: /s/ R. Thomas Savage, Jr. / CFO                  9/9/98
             -------------------------------------------------------------------
             Authorized Signature/Title                         Date


          Percentage share of Association business we are proposing to service in the state (use separate sheets if bidding on more than one percentage share):

                                       100%

          In computing monthly fees for services rendered as a servicing carrier of the Association, the below percentages of premium will be used upon which monthly payments will be made. It is understood that these percentages will be adjusted in accordance with the incentive/disincentive program, and for eligible charge-offs. No compensation will be issued for ineligible charge offs.


          Operating Service Fee - Liability 4.013% of written liability premium

          Operating Service Fee - Physical Damage 4.013% of written physical damage premium

          Claims Service Fee - Liability 9.810% of earned liability premium

          Claims Service Fee - Physical Damage 6.765% of earned physical damage premium

                                  PRICING SHEET

          We hereby submit the following compensation percentages to serve as a Servicing Carrier for the South Carolina Associated Auto Insurers Plan in accordance with the terms and conditions of this proposal.


          Company:  South Carolina Insurance Company


          By: /s/ R. Thomas Savage, Jr. / CFO                   9/9/98
             -------------------------------------------------------------------
             Authorized Signature/Title                          Date


          Percentage share of Association business we are proposing to service in the state (use separate sheets if bidding on more than one percentage share):

                                       75%

          In computing monthly fees for services rendered as a servicing carrier of the Association, the below percentages of premium will be used upon which monthly payments will be made. It is understood that these percentages will be adjusted in accordance with the incentive/disincentive program, and for eligible charge-offs. No compensation will be issued for ineligible charge offs.


          Operating Service Fee - Liability 4.732% of written liability premium

          Operating Service Fee - Physical Damage 4.732% of written physical damage premium

          Claims Service Fee - Liability 11.647% of earned liability premium

          Claims Service Fee - Physical Damage 8.459% of earned physical damage premium

                                  PRICING SHEET

          We hereby submit the following compensation percentages to serve as a Servicing Carrier for the South Carolina Associated Auto Insurers Plan in accordance with the terms and conditions of this proposal.


          Company:  South Carolina Insurance Company


          By: /s/ R. Thomas Savage, Jr. / CFO                  9/9/98
             -------------------------------------------------------------------
             Authorized Signature/Title                         Date


          Percentage share of Association business we are proposing to service in the state (use separate sheets if bidding on more than one percentage share):

                                       50%

          In computing monthly fees for services rendered as a servicing carrier of the Association, the below percentages of premium will be used upon which monthly payments will be made. It is understood that these percentages will be adjusted in accordance with the incentive/disincentive program, and for eligible charge-offs. No compensation will be issued for ineligible charge offs.


          Operating Service Fee - Liability 5.527% of written liability premium

          Operating Service Fee - Physical Damage 5.527% of written physical damage premium

          Claims Service Fee - Liability 13.867% of earned liability premium

          Claims Service Fee - Physical Damage 10.223% of earned physical damage premium

                                  PRICING SHEET

          We hereby submit the following compensation percentages to serve as a Servicing Carrier for the South Carolina Associated Auto Insurers Plan in accordance with the terms and conditions of this proposal.


          Company:  South Carolina Insurance Company


          By: /s/ R. Thomas Savage, Jr. / CFO                  9/9/98
             -------------------------------------------------------------------
          Authorized Signature/Title                            Date


          Percentage share of Association business we are proposing to service in the state (use separate sheets if bidding on more than one percentage share):

                                       33 1/3%

          In computing monthly fees for services rendered as a servicing carrier of the Association, the below percentages of premium will be used upon which monthly payments will be made. It is understood that these percentages will be adjusted in accordance with the incentive/disincentive program, and for eligible charge-offs. No compensation will be issued for ineligible charge offs.


          Operating Service Fee - Liability 7.435% of written liability premium

          Operating Service Fee - Physical Damage 7.435% of written physical damage premium

          Claims Service Fee - Liability 18.528% of earned liability premium

          Claims Service Fee - Physical Damage 14.238% of earned physical damage premium


                                      19-A

                                  PRICING SHEET

          We hereby submit the following compensation percentages to serve as a Servicing Carrier for the South Carolina Associated Auto Insurers Plan in accordance with the terms and conditions of this proposal.


          Company:  South Carolina Insurance Company


          By: /s/ R. Thomas Savage, Jr. / CFO                  9/9/98
             -------------------------------------------------------------------
          Authorized Signature/Title                            Date


          Percentage share of Association business we are proposing to service in the state (use separate sheets if bidding on more than one percentage share):

                                       30%

          In computing monthly fees for services rendered as a servicing carrier of the Association, the below percentages of premium will be used upon which monthly payments will be made. It is understood that these percentages will be adjusted in accordance with the incentive/disincentive program, and for eligible charge-offs. No compensation will be issued for ineligible charge offs.


          Operating Service Fee - Liability 7.796% of written liability premium

          Operating Service Fee - Physical Damage 7.796% of written physical damage premium

          Claims Service Fee - Liability 19.394% of earned liability premium

          Claims Service Fee - Physical Damage 15.062% of earned physical damage premium


                                      19-B

                                  PRICING SHEET

          We hereby submit the following compensation percentages to serve as a Servicing Carrier for the South Carolina Associated Auto Insurers Plan in accordance with the terms and conditions of this proposal.


          Company:  South Carolina Insurance Company


          By: /s/ R. Thomas Savage, Jr. / CFO                9/9/98
             -------------------------------------------------------------------
             Authorized Signature/Title                       Date


          Percentage share of Association business we are proposing to service in the state (use separate sheets if bidding on more than one percentage share):

                                       25%

          In computing monthly fees for services rendered as a servicing carrier of the Association, the below percentages of premium will be used upon which monthly payments will be made. It is understood that these percentages will be adjusted in accordance with the incentive/disincentive program, and for eligible charge-offs. No compensation will be issued for ineligible charge offs.


          Operating Service Fee - Liability 8.688% of written liability premium

          Operating Service Fee - Physical Damage 8.688% of written physical damage premium

          Claims Service Fee - Liability 21.497% of earned liability premium

          Claims Service Fee - Physical Damage 16.994% of earned physical damage premium


                                      19-C

                                  PRICING SHEET

          We hereby submit the following compensation percentages to serve as a Servicing Carrier for the South Carolina Associated Auto Insurers Plan in accordance with the terms and conditions of this proposal.


          Company:  South Carolina Insurance Company


          By: /s/ R. Thomas Savage, Jr. / CFO                9/9/98
             -------------------------------------------------------------------
             Authorized Signature/Title                       Date


          Percentage share of Association business we are proposing to service in the state (use separate sheets if bidding on more than one percentage share):

                                       20%

          In computing monthly fees for services rendered as a servicing carrier of the Association, the below percentages of premium will be used upon which monthly payments will be made. It is understood that these percentages will be adjusted in accordance with the incentive/disincentive program, and for eligible charge-offs. No compensation will be issued for ineligible charge offs.


          Operating Service Fee - Liability 9.975% of written liability premium

          Operating Service Fee - Physical Damage 9.975% of written physical damage premium

          Claims Service Fee - Liability 24.652% of earned liability premium

          Claims Service Fee - Physical Damage 19.893% of earned physical damage premium


                                      19-D

                                DURATION OF OFFER

The Respondent, South Carolina Insurance Company, certifies that its proposal is valid until notification of an award has been issued. The Respondent, South Carolina Insurance Company, understands that this period may be extended by mutual agreement between the Servicing Carrier and the Advisory Board. The Respondent, South Carolina Insurance Company, certifies that the costs submitted with the proposal shall be firm from the date of submission.

EXHIBIT 4: BUSINESS PLAN --- QUALITATIVE QUESTIONNAIRE

         The qualitative questionnaire will be scored with a total number of 50 points possible. Of the 50 total points, 30 points involve Underwriting/Processing and 20 points involve Claims Administration. Please insert additional answer sheets for responses, if required.


         Underwriting/Processing

                  General Responsibilities                    5 essays
                  Resources                                   5 essays
                  Account/Selection Criteria                  1 essay
                  Sub-Contractors Vendors                     4 essays

              Total                                          15 essays

                  Please score the above section on the basis of 0 to 30 points.

                       Score __________     (Scorer Use Only)


         Claims Administration

                  Claims Investigation                        4 essays
                  Resources                                   5 essays
                  Case Review                                 2 essays
                  Sub-Contractors Vendors                     3 essays

                   Total                                     14 essays

                  Please score the above section on the basis of 0 to 20 points.

                       Score _________  (Scorer Use Only)

         I.       UNDERWRITING/PROCESSING   (30pts.)

         1.       General Responsibilities

         A. Describe your new business underwriting procedures, including qualitative enhancements, relative to application review, information gathering and verification of risk eligibility, and accurate policy issuance.

         Catawba Insurance Company, a subsidiary of SCIC is currently a Servicing Carrier for the South Carolina Reinsurance Facility. We have performed this role since the Facility's inception in 1974. In 1997, we processed approximately 52,000 new policies, 63,000 endorsement requests, 38,000 cancellations, 10,000 reinstatements, and 59,000 renewals for the South Carolina Reinsurance Facility. In the fourth quarter of 1997, we started writing voluntary auto business in South Carolina. As such, we are familiar with the market nuances and statutory requirements associated with processing new business in this state.

         Currently, our procedures are as follows for both South Carolina Reinsurance Facility and voluntary auto business:

         All applications are received and stamped the day they are received in the mailroom. The premium amount remitted is reviewed by our processing staff to verify the proper payment amount was received. The premium amount remitted is written on the application for future reference by our underwriting staff. Checks are then detached and submitted to our billing department for entry onto our policy system and deposited into our facility bank account. These deposits are made daily by 11:00am.

         At this point, applications are reviewed by processing staff to verify MVR's were provided on all drivers. In instances where an MVR is not provided for a driver, one is ordered "real-time" from the South Carolina Department of Public Safety. We have a direct link with this department and receive these MVR's instantly to avoid processing delays. Out of state MVR's are ordered through ChoicePoint and usually received within one to two days. When available, we have the capability of ordering MVR's real-time.

         Applications are then sent to data entry. All relevant data is entered into our policy system. This includes, but is not limited to, names, addresses, agency codes, effective dates, policy term, dates of birth, vehicle information, and territory. The new business underwriter enters data relating to MVR's, CLUE, objective standard rating, or information requiring review and judgement to process.

         CLUE reports are ordered on all new business by the processing staff. These reports are received the following business day and attached to the application.

         Currently, many of our agents utilize an agency management system provided to them by Prime Rate Premium Finance Company. We have a new business upload arrangement with Prime Rate that allows us to systematically prefill the initial data entry, apply payments, and order CLUE reports. This process enhances the processing time when used.

         Once these procedures have been completed, the applications and all documents provided by the agents and obtained by our staff are delivered to the new business underwriting unit. New business underwriters receive the applications for review on a "first in/first out" basis. Applications are underwritten for compliance with guidelines, statutory requirements, rating, option form compliance, proper classification, and missing information.

         The following is an example of the underwriters' responsibilities:

         o Verify the application is received from the agent in a timely manner. If not, a deficiency letter goes to the agency and the SCRF.
         o Verify eligibility and proper information was obtained to bind coverage. This would include MVR's, proof of ownership, insurability, and necessary rating information. Deficiency letters are mailed when appropriate.
         o        Verify territory assignment.
         o        Call and/or write the agency for any missing information.
         o When a properly executed UM/UIM option form is not provided, agents are notified in writing and the coverages are issued with UM/UIM equal to the liability limits.
         o MVR's are underwritten with regards to date ordered, eligibility of risk, and the application of surcharges. Underwriters have access to the South Carolina Department of Public Safety MVR link from their terminals. When necessary, they will order MVR's for instant access.

                  When necessary, underwriters have access to MVR Decoder reference manuals to evaluate out of state MVR's and surcharge assignment.

         o CLUE reports are underwritten for surcharge application, and additional drivers. When additional drivers are suspected, underwriters will attempt to contact the insured by phone or in writing. When this is not successful, they call or send a letter to the agent asking them to help identify and explain the existence of additional drivers. If the facts warrant, the underwriter may use their discretion and add the drivers immediately.
         o ADD reports are ordered in many cases when the number of vehicles in relation to the number of drivers does not appear reasonable.
         o A letter is sent to the insured notifying them of any additional surcharge points added as a result of a CLUE report.

         o Underwriters use the information provided on the applications, MVR's, and CLUE reports to ensure proper classification of risks.
         o Given the current "mandate to write", very few applications are determined to be ineligible. However, when this occurs the underwriter processes the cancellation in accordance with statutory provisions. Certification of delivery is obtained.
         o When requested, financial responsibility filings (SR22) are made. In many instances, insureds require immediate filings. We have a "Same Day SR22" procedure where an agent may fax an application and MVR's by 12:00pm for immediate filing. We have a courier who delivers SR22's to the highway department daily at 2:30pm. This proves to be very convenient to insureds that are in dire straits.
         o Our processing system provides underwriters with a diary mechanism for following up on a future status of a policy when required. This may be used to obtain missing information.
         o        Underwriters also have access to an on-line policy log.
                  Comments, decisions, and conversations with agents and insureds can be documented for future reference.

         From a qualitative view, our system provides the following enhancements:

         o VIN Verification- ISO tapes are routinely loaded onto our database to verify VIN and symbol assignment. Edits assist the underwriting and processing staff in ensuring proper VIN entry.
         o        Premium Summary- Our system provides a premium summary review.
                  An underwriter can view the completed policy entry and match the calculated premium to the premium submitted on the application. When the premium matches, the policy is released. If the premium doesn't match, the underwriter can evaluate the difference by reviewing the entry and the application. If a significant refund is due, the agent is notified to try and ascertain the difference prior to generating the refund. All refunds and additional premium due notices are generated systematically when the policies are released.
         o        Our system provides automated rating capabilities for antique autos, classic autos, customization and motorhomes.
         o        Our policy system provides on-line edits to assist processing specialists and underwriters in entering and obtaining
                  accurate information. These edits focus on rating and classification of risks.
         o Error reports generate daily to alert us of entry and processing errors.
         o        Policy documentation is made and retained on-line.
         o        Policy diaries are maintained via our policy system.
         o Our underwriting auditor reviews samples of new business applications daily for quality and adherence to guidelines and procedures.
         o A daily sample of the previous day's processed new business is reviewed to determine the length of time in processing.

         Once these efforts are completed, the application documents are sent to records for microfilming. Records are retained for seven years beyond the life of the policy.

         New business policy documents include a declarations page, ID cards, policy jacket, and additional premium due notices. Insured and agent copies are sent to the agency. Insured copies are countersigned by the agent and delivered or mailed to the insured. Special interest copies are generated and mailed directly to the special interest. ID cards comply with current statutory requirements and one card per vehicle is produced.

         In the current statutory environment, we are not permitted to cancel, or refuse a policy due to incomplete applications. Effective March 1, 1999 the statute changes permitting us to take action. Our procedures will be to contact the agent and/or insured to obtain the information. The policy will be placed on diary for a 14 day follow up. If the necessary information is not obtained, the policy will not be issued and proper notification sent to the insured and agent.

         All procedures have undergone the scrutiny of the SCRF. We are audited yearly for underwriting compliance and have always passed our reviews.

         B. Describe your renewal business underwriting procedures, including qualitative enhancements, relative to criteria used to determine adequacy of money submitted by the insured, verification of risk continuing eligibility, and accurate policy issuance.

         Our renewal underwriting procedures operate within the current legal environment in South Carolina. This environment minimizes the instances you may nonrenew a policy. These most frequent reasons are as follows:

         1.       The named insured has moved out of state.
         2.       The named insured is deceased.
         3. The named insured does not have a valid S.C. drivers license or has a suspended or revoked license.

         Therefore, renewal underwriting in the current environment focuses on accurate pricing. This does not imply risk qualification does not occur. We do recognize the legal environment is changing with the implementation of the JUA and we will change our procedures accordingly. Our current procedures are as follows:

         Sixty (60) days prior to the renewal effective date, we receive a tape of all of our policies whose driver's (and license numbers) are coming up for renewal to the South Carolina Department of Public Safety (SCDPS). They in turn match this tape against their MVR database. This tape identifies the licenses that have had activity since the last renewal review. In other words, they identify those drivers whose MVR's have changed since the last renewal. The SCDPS then transmits these MVR's back to our policy system via tape.

         The new MVR data is evaluated by our Automated Violation Assignment
         (AVA) system. This system automatically assigns most surcharges discovered on the violation/accident tape provided. AVA generates a daily list of policies with the remaining MVR activity that must be evaluated by our renewal underwriters. Consideration must be given to violations associated with accidents so as not to add surcharge points for both the accident and violation. This is in accordance with S.C. law. The renewal underwriters flag suspensions and expired licenses for review. When appropriate, nonrenewals are issued. Our underwriting review is as follows:

         o If a suspended license is identified, we set the policy up for nonrenewal and mail the insured and agent a letter advising the insured that their license is suspended and ask them to have it reinstated to avoid nonrenewal.
         o The same procedure is followed for expired licenses. The insured and agent are afforded the opportunity to reinstate the insured's license prior to the nonrenewal is issued.
         o AVA also alerts us to discrepancies in the date of births. If the dates on the MVR don't match what is on our system, the underwriter has the opportunity to re-rate the policy.
         o        Multiple violations are referred for proper point assignment.

         The renewal underwriters receive a daily listing of all new paid losses in excess of the BI and PD thresholds. This allows us to add accident surcharges immediately to become effective at the next renewal. This enhancement allows us to more effectively rate the policy by not waiting until a claim feature is closed before adding the surcharge. Waiting until the feature or file is closed can delay application of the surcharge by one or more renewal cycles.

         In the new business essay, we referred to our future status (diary) feature. Whether underwriting at the new business or the endorsement stage, our underwriters will diary policies for the next renewal cycle if any pertinent renewal underwriting criteria should be reviewed. Our renewal underwriters receive these diaries 60 days prior to renewal for review and underwriting action. This feature is used when:

         o An excluded driver needs to have a FR-9 and exclusion form reapplied. The insured and agent is asked to reapply for the exclusion prior to the renewal offer. If it is not received, the driver is rated back onto the policy for the renewal offer.
         o Cross referenced files are reviewed. In some instances spouses have separate policies and we verify the point assignment if one of the policies cancels. For example, the policy with the points may cancel.

                  Without proof of other coverage, the spouse and points are added to the remaining policy.
         o When points are not being applied because they are applied to a motorcycle policy, we diary for verification the motorcycle policy is still in force. If not, surcharge points are applied.
         o In some instances, points are not applied for a driver because they are applied on another auto policy. We request an updated certificate of coverage. If not received, the points are applied.

         Our policy system generates a listing of all policies with out of state drivers licenses and drivers with permits. These MVR's are ordered, underwritten, and points applied when applicable by the renewal underwriting staff. When a driver's "permit" restriction is removed, the drivers and vehicles are reclassified to reflect the proper rate.

         If the named insured is not a member of the military, or a student, the policy is nonrenewed. Permitted driver's MVR's are reviewed to determine if the license is still under a "permit". When the license becomes unrestricted, the policy is reclassified to consider rating for the youthful or inexperienced operator.

         Our claims staff routinely complete and refer claim referral reports to the underwriting department. These reports may provide information concerning unlisted drivers, or other appropriate underwriting information. This information is reviewed and applied to the policies as appropriate.

         All renewal offers are mailed to the insured, agent and special interests forty-five (45) days in advance of the renewal effective date. The renewal offer includes a renewal declarations page, renewal questionnaire, updated ID cards, and a billing notice (including past due balances). When the renewal questionnaire is returned, the policy is updated accordingly.

         Fourteen (14) days prior to the renewal, a reminder notice is mailed to the insured and agent if payment has not been received. If payment is not received by the renewal effective date, a lapse notice is generated to all interested parties. In accordance with SCRF guidelines, a fourteen-day (14) grace period is considered for late payments. Financial responsibility filings (SR22 & SR26) are made as appropriate and delivered to the SCDPS daily.

         The SCRF does not currently offer payment plans. They require payment in full. As a result, most policies are premium financed and the full premium submitted. If, and when payment deficiencies exist, we credit the money and bill for the remaining balance due. When necessary, our policy system generates cancellations according to S.C. law. Currently, any unpaid balances and bad debt are the servicing carrier's responsibility.

         Looking forward to the JUA, we believe the procedures will accurately and efficiently provide for proper rating and risk review of JUA renewals. As the residual market mechanism, it is unlikely that much of the underwriting criteria will change. Without seeing the renewal underwriting guidelines, it is difficult to describe how our procedures may change. However, our procedures are flexible and will easily adjust to the prescribed guidelines.

         In addition to the system features mentioned previously, we have an underwriting expert system (UES) feature. This is an automated risk review feature designed for voluntary risks in an accept/reject underwriting environment. This feature reviews underwriting criteria and can make underwriting decisions or flag policies for review by an underwriter. If the JUA guidelines can be utilized in this manner, we expect to use UES.

         Once again, these procedures have undergone stringent audits with the SCRF. These processes have always been acceptable.

         C. Describe your mid-term underwriting review/evaluation process, including qualitative enhancements, with respect to interaction with other disciplines, account monitoring, criteria for issuance of endorsements, cancellations, etc.

         Mid-term underwriting occurs by receipt of policy changes (endorsement requests) and by handling service calls from agents and insureds. Our processes are as follows:

         Our Customer Service unit is staffed with CSR's who focus solely on handling our service calls. This unit is staffed with experienced underwriters who are familiar with all stages of our underwriting process. In the process of servicing customers, issues arise that require underwriting expertise. These situations may result in immediate action being taken on a file. When this happens, these CSR's can and will re-evaluate the risk for eligibility and proper rating. They will immediately enter policy changes as required. If the situation doesn't call for immediate action, or when information needs to be clarified prior to renewal, they will enter a future status (diary) comment for review at renewal.

         As mentioned in previous essays, our policy system has a policy log that can be reviewed by the CSR. Comments by other underwriting staff can be reviewed prior to making decisions that effect the policy. Likewise, the CSR's routinely document their conversations and actions for future reference. In fact, all conversations and decisions are documented on this policy log by all underwriting staff. This provides a chronological account of the policy history.

         Policy change (endorsement) requests are submitted by agents and date stamped when received in the mailroom. These change requests are sorted and delivered to underwriting. All changes submitted with money are prioritized for immediate application of money and processing. This ensures all monies are applied and deposited in a timely fashion.

         When drivers are added, MVR's are ordered to ensure proper classification and rating. A MVR decoder reference manual is utilized on out of state MVR's to ensure proper interpretation of that states MVR. S.C. MVR's are ordered "real-time" to speed processing as previously described.

         Underwriters re-evaluate all risks with the submission of an endorsement to ensure qualification, classification, and rating of the risk occurs. When necessary, a future status comment is used to flag the policy for follow-up or renewal review. Generally, the following mid-term underwriting occurs:

         o The underwriter orders ADD reports from ChoicePoint when they suspect additional drivers may exist. Many times this occurs simply because the number of cars to drivers seems unreasonable for the risk.
         o When missing, or additional information is needed, the endorsement underwriter will call or write the agent and/or insured.
         o The effective date of the endorsement is verified with the date the endorsement is signed. Backdated endorsements are referred to a supervisor for review and contact with the agent.
         o Verification of proper documentation such as UM/UIM option forms, FR9 and exclusion forms, and proof of ownership are verified. If the option form is not submitted or not executed properly, the change is not made and the form returned to the agent. The same procedure applies to driver exclusions. No change is made if the proper documentation is not provided.
         o Policy logs are updated to document conversations and decisions.
         o Insured signatures are encouraged on all endorsements, however, we will process an endorsement without a signature as long as it is not deleting or reducing coverage. These cases are sent back to the agent for the insured's signature.
         o Verify the request is coming from the named insured or appropriate representative (POA or executor).
         o        Discounts are applied when qualifications are met.
         o Our system is programmed to automatically update and rerate a policy mid-term when a driver turns age 25. This is in accordance with SCID regulations.
         o After changes are completed, the policy is rerated and viewed by the underwriter for accuracy.

     Claims coverage questions arise and are referred to underwriting. Most of these coverage disputes arise from endorsements, although some result from new business or renewals. Whatever the reason, all coverage questions are referred to underwriting from claims. The coverage issues are identified and resolved by underwriting staff. 95% of coverage issues can be resolved within 24 hours.

     Insured/finance cancellation requests are separated in the mailroom and date stamped the day of receipt. All cancellations are entered the day of receipt. These cancellations are underwritten as follows:

         o Backdated cancellations are referred to a supervisor for review and contact with the agent prior to processing.
         o Cancellations resulting from a total loss are reviewed to determine the date the rental coverage expired. This requires review of the claim file. The date of cancellation is the day after the rental car was turned in.
         o        Verification of proper signature.
         o        Agents are contacted on questionable cases.
         o A cancellation declaration is mailed to all interested parties to confirm the cancellation. This also serves as notice to the special interest that the policy has cancelled.
         o SR26 forms allowing the required 15-day notice is mailed when applicable.
         o We verify the cancellation date is not within the first 60 days of a new policy term or 90 days on SR22 policies in accordance with S.C. law.
         o Verify proper documentation is submitted to pro-rate cancellation.
         o Refunds are generated systematically and provided to the finance company if applicable.

         Our policy system provides edits to prevent us from canceling policies within the 61st or 91st day of the policy term.

         Our mid-term processing has always been acceptable to the SCRF. Our past audits all reflect compliance.

         D. Describe your procedures as respects processing of cancellations for the reasons of non-compliance, non-payment of premiums, not allowing reasonable access for audit/inspections, or disclosure of exposure.

         Current statutory requirements only allow for cancellation in the following instances:

         o        Revoked or suspended license
         o        Non-payment of premium
         o        Material misrepresentation

         When an MVR is obtained by our underwriting staff and the insured's license is determined to be suspended, revoked, or otherwise invalid, we take the action permissible for the circumstances. If it is a new business application, we cancel effective the 61st day of the policy period in accordance with statute. If it is determined mid-term, the notice of nonrenewal is processed immediately.

         When an additional premium is due, the insured receives a billing notice immediately. If this additional premium is not received within 20 days, a cancellation notice is generated on an equity basis. This means we calculate the "paid to date" and generate the cancellation notice 20 days prior to this date. In cases where there is no equity, the cancellation date will always calculate a minimum 20 days notice and an outstanding balance will be due. All billing notices and cancellations are generated systematically. Cancellation notices indicate the reason for cancellation and the balance due. If the payment is received prior to the cancellation date, the policy is reinstated. We do require the agent to submit a copy of the payment receipt when requesting reinstatement.

         When past due balances remain, the system generates earned premium due notices upon the cancellation date. If no funds are received, the policy is referred to our collections department for policyholder contact. The system then automatically generates a series of collection letters to the insured. If no contact or cooperation is obtained, we refer the account to a collection agency.

         The mandate to write currently limits our opportunity to cancel a policy for failure to allow audit, inspection or disclosure of exposure. When the JUA goes into effect, the mandate to write will no longer exist. Our underwriting processes will allow us to cancel within the guidelines set forth by the JUA. We will be prepared to cancel immediately, or utilize our future status diary mechanism to allow the insured a reasonable time to comply. Essentially, when an underwriter deems the insured or agent to be uncooperative, they can process a cancellation immediately, or maintain the policy on diary for compliance. This decision will be determined at the underwriter's discretion based upon JUA guidelines.

         Cancellation and nonrenewal notices are mailed and a "certificate of mailing" received by the U.S.P.S.


         E. Describe the procedures utilized to monitor and manage the above activities as respects compliance with performance standards and enhancements portion.

         All performance standards are monitored with the idea of "what gets measured gets done". We have several ways in which we objectively monitor performance.

         We have an auditor on staff who reviews our work product for accuracy, completeness, procedural compliance, proper rating, and underwriting judgement. This process encompasses new business and policy changes.

         When the underwriter completes their processing of an application or endorsement, the source documents are released to the auditor prior to going to microfilming. We review a random sampling of 100 applications and 100 endorsements per week. The auditor reviews the work product from the eyes of an underwriter and determines any deficiencies on the file. All MVR, CLUE reports, option forms, etc. are available for review.

         Deficiencies are noted and given to the supervisor for review and feedback with the underwriter or processing specialist. The auditor tracks the deficiencies by type and individual. This results in identification of individual and departmental weaknesses, and allows us to focus coaching and training where needed. Essentially, we know who is making errors, and the category of errors they are making. A quality percentage rating is determined for each individual and tracked monthly. Each employee has a "Quality" goal that is part of his or her yearly performance and salary evaluation.

         We also audit our time in processing of source documents. We randomly sample 50 applications and 50 endorsements per day to determine the "time in process". This measure is calculated from the day we receive the source document in our mailroom, until the day our policy documents are actually mailed. We include weekends and holidays in the calculation. We then measure the percentage of source documents processed within a number of days. For example, we would know that we processed 95% of our applications within 8 days, and it takes 12 days to process 100%. This result is tracked on a monthly and year to date basis for both applications and endorsements.

         As mentioned in previous essays, we have "real-time" access to MVR's (in most states) and to CLUE. This aids us in meeting our time in process standards.

         Our underwriting unit is divided into specialized units. We separate the new business, endorsement and customer service functions. We feel this allows our underwriters to focus and become experts on a specialty; thus, improving quality and efficiencies. However, all underwriters and CSR's are cross-trained and proficient in all functions. This allows us maximum flexibility in managing workloads and call volumes. For example, when application volume is lower than planned, we can shift some of that staff to endorsements where the volume may be higher. This allows us to manage our backlog and levels of inventory.

         We track inventory daily. We know how many applications, policy changes, and cancellations we have on hand to be processed on a daily basis.

         Our phone system utilizes automatic call distribution and management reporting enhancements. Calls are received and distributed to the first available CSR. This minimizes wait times and doesn't force the customer to rely on the availability of one underwriter. As we mentioned in a previous essay, our CSR's are trained underwriters and are empowered to handle any need of a customer.

         Our customer service unit has a dedicated supervisor. The supervisor has access to phone service measures in a "real time" environment. Call handling statistics are tracked hourly, daily, weekly, monthly and yearly. This data tracks individual and departmental performance against standards. Among other things, we know:

         o Percentage of calls answered within the first 20 seconds (approx. 5-6 rings)
         o        Percentage of abandoned calls
         o        Number of calls offered
         o        Number of calls abandoned



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


         This data allows us to manage our phone service to the customer and the performance of our staff. Each CSR has specific performance goals aimed at reaching our objectives. These goals are part of their yearly performance and salary evaluations.

         Our customer service unit has a "wallboard" that displays the current number of calls being offered, the number on hold, and the longest hold time. This information is displayed "real time" for the benefit of the entire department. Each CSR phone has a red light that illuminates when calls are on hold as well.

         Voice mail is not utilized in our department below the supervisory and management ranks. We intend for the customer to speak to a person at all times.

         Lastly, we have mentioned our performance and salary evaluations. Each employee has objective and subjective goals by which they are evaluated. The majority of the weight is placed on the objective goals. These goals are measured monthly and sometimes weekly. Feedback and coaching is provided on an ongoing basis. Each employee knows their performance appraisal and merit review will be evaluated against his or her goals.


         2. Resources

         A. What is the average years South Carolina insurance underwriting experience for underwriters assigned South Carolina accounts?

         Given that Columbia, South Carolina is the home office of The Seibels Bruce Group, Inc. and its affiliated companies, we have long been involved in underwriting South Carolina policies. As a result, all of our staff has been trained and actively involved in the South Carolina marketplace. The average years of experience for our underwriting positions are as follows:

         o        Processing Specialists              7 years.
         o        Underwriters                        6 years.
         o        Customer Service Representatives    8 years.
         o        Auditor                            18 years.
         o        Underwriting Supervisors           19 years.
         o        Underwriting Manager                7 years.

         B. What is the percentage of underwriters assigned to South Carolina who are experienced in underwriting South Carolina Private Passenger Automobile Business?

         All underwriting and customer service is handled by our South Carolina Auto Operations Center. As a result, 100% of our staff has, and is continually gaining, experience in the South Carolina marketplace.

         C. What is the percentage of underwriting employees assigned to South Carolina holding professional designations?

         To date, 18% hold professional designations.

         D. List the locations of offices underwriting automobile business for South Carolina.

         All underwriting for South Carolina automobile business and customer service takes place in Columbia, South Carolina.

         E. What is the percentage of underwriting/processing representatives assigned to South Carolina who are employed by the company and located or workplace domiciled within South Carolina?

         100% of the underwriting/processing staff is located or workplace domiciled in Columbia, South Carolina.

         3.       Account Selection/Criteria

         A. Describe how accounts are monitored during the policy period to determine need for additional services or corrective action including fraud prevention and fraud investigation.

         There are three ways in which we monitor and review accounts during the policy term. These activities help us to ensure proper rating and classification of risks.

         All endorsements are reviewed by underwriters to determine how the risks should be reclassified as a result of the change request. Driver assignment and surcharge assignments are reevaluated with each change

         When CSR's receive phone calls from agents and insured's, conversations are documented for future reference. Likewise, when underwriting rating factors appear to be changing the CSR will re-evaluate the risk and make any necessary changes to ensure the proper rate is charged.

         Our claims department routinely sends underwriting referrals notices to our underwriters. The claim adjuster will make these referrals to notify us of address changes, additional drivers, suspected fraud, and situations where rating jumping is suspected.

         Whenever we uncover situations where the insured has not been charged the proper rate (such as additional drivers), the policy is re-rated using the effective date that would have applied. This usually results in us backdating the change. For example, if a driver was not disclosed at the point of sale or uncovered in the new business underwriting process, we will order and MVR and add the driver and any applicable surcharges effective the inception date of the policy.

         4.       Sub-Contractors/Vendors

         A. Will you subcontract any of the work contemplated under this bid? And under what circumstances?

         No subcontracting is anticipated.

         B. Describe the anticipated frequency of independent auditor use during the contract period?

         Not applicable.

         C. If the answer to A above is yes, how will the performance standards and any enhancements be communicated and monitored?

         Not applicable.

         D.       Describe the qualifications of your sub-contractors/vendors.

         Not applicable.




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


         II.      CLAIMS ADMINISTRATION (20 PTS.)


         1.       CLAIMS INVESTIGATION


                  A. Describe your claim investigation procedures, including qualitative enhancements, relative to timeliness of first notice of injury, coverage and classification verification, determination of compensability/liability, subrogation etc.

         We understand the importance of timely first report of injury. National studies have shown most people who get attorneys to represent them for their injury wait an average of three days before obtaining an attorney. Thus, the sooner a claim is reported, the greater the opportunity to control severity and improve customer service. We have worked with our agents through our marketing and claim departments to increase their awareness and their customers awareness of the importance of timely first notice of injury. Our Direct Reporting Unit is a separate and distinct unit designed to receive new losses, obtain coverage and to verify classification.

         The Direct Reporting Unit has the authority and responsibility of transferring calls involving serious injury to the adjuster while the insured or claimant is reporting the loss. This unit can also transfer other calls. This is helpful in starting the investigation process the moment the claim is reported. Contacts of the involved parties are started immediately. Explaining the claim process and what they should expect throughout the claim is begun right away. Recorded statements and important information regarding injury, excess liability policies and a plan of action are started at the onset of the claim. This procedure insures prompt contact with the insured or claimant at a critical time of the loss. In addition our investigation procedures require 24-hour contact and 72-hour follow up on any parties outside of those who reported the loss initially. We are using the SCRF guidelines in both our voluntary and facility claim setting. The SCRF claim guidelines are specific in regard to when recorded statements are obtained, when scene investigations are needed and when police reports are secured. These guidelines mirror the SCAAIP guidelines introduced recently to us.

         Our qualitative enhancements for first notice of claim include managing our service levels. This includes the volume or number of calls received, the total time of the telephone call, the average hold time and the abandon rate. These management reports are available through our ACD telephone system, which also assists in monitoring calls for quality control as well as training issues. In addition all losses are reviewed by the supervisor and specific instructions given to the representative prior to assignment and placed on supervisor diary.

         As our claim representatives handle the claims, each file is to include a specific plan of action, which is documented at the onset of the claim. The documentation in our file supports our liability decision as well as cover any applicable case law, policy interpretation and practices of the insurance industry. The initial supervisor review provides a plan of action and up front instruction for the adjuster and is further discussed and documented by the claim adjuster throughout the file to insure reserving is adequate and all potential exposures are addressed. The adjuster looks to see what potentially could happen in a file and work towards the timely conclusion of the claim. This pro-active claim handling approach reduces the severity of the claim both in the expense and the exposure of the claim.

         It is at this initial point of investigation where we address any subrogation or recovery issues. It is important at the onset of the claim to recognize a potential comparative case, uninsured motorist case or a case involving vandalism, etc. which may initiate a subrogation claim. We notify our subrogation unit at the initial point where subrogation is recognized and immediately establish a reserve and action plan to include proper investigation to protect our subrogation rights as well as prepare a plan of recovery. Our subrogation procedures and requirements follow those set by SCRF. Our log tracks the recovery and ongoing activity of the file. We play an active roll in arbitration of cases through filing claims with Arbitration Forums, as well as appearing for arbitration hearings for review of files presented by other members. In this area of specialization, the adjuster takes active notice of our costs of recovery and insures reserves for both recovery and expenses to recovery are recognized and documented.

         In order to enhance customer service and control loss of use we have electronically linked to the Enterprise Rent-a-Car ARMS system. This allows us to go on line and establish rental reservations for our customers. The rental company places a diary entry on the system, which allows the adjuster to follow up with body shops to ensure the rental is not over extended.

         We have a separate Total Loss Unit that handles the negotiation and settlement of total losses for both first and third party claims. The adjuster works with our Auto Material Damage unit which reviews all potential total losses and all shop estimates for reasonability and accuracy. This unit insures that LKQ parts or aftermarket parts are considered and any betterment is considered. As we currently handle our claims in accordance with the SCRF Guidelines, our claims, which involve total losses, are entered into the salvage log upon entry into the total loss area. This allows us to track salvage disposition, charges against salvage and to insure the optimum recovery is reached.

         As a Designated Carrier for the South Carolina Reinsurance Facility, any claims in which suit is filed against our insured or against the Company, are handled per the Litigation Management and Suit Handling Procedures. Our Litigation unit is supervised by our Litigation Supervisor who instructs our staff and agents regarding the proper handling of all Summons and Complaints. This unit keeps a log which indicates the style of the complaint, the named insured, date answer due, Plaintiff and Defense Counsel, the date of service and the adjuster who is handling the loss. Our diary system is in place to follow with the assignment of counsel to include extensions or answers to complaints. In addition, guidelines are specific in regards to letters of acknowledgement, excess letters and specific duties for Defense counsel to complete. To assist in controlling legal expenses, defense counsel does not complete any investigative tasks or negotiate settlements unless the adjuster gives specific instructions. Legal fees for services are negotiated and it is the adjuster's responsibility to properly reserve for these expenses and review all legal bills. Our suit files require Defense Attorneys to provide a 14-day acknowledgement of our request for representation of our insured, and correspondence with our insured to advise them of the said representation. We require an initial case analysis in which we ask for counsel's opinion in regard to liability, applicable law, venue, verdict trends and other pertinent factors which will establish our course of action. This initial case analysis will also assist us to ensure proper reserves are established for both our exposure and our expenses, and is due within 30 days.

         Coverage issues are addressed at the inception of the loss. Our Underwriting Department will assist with coverage issues and work with the agent, when needed, to assist in documenting payment receipts, endorsements, etc. We can address most coverage issues the same day the loss is reported and usually resolve any coverage issues pertaining to new policies, new autos and policies pending payments quickly to insure quality customer service. Currently, we resolve most coverage issues within 24 hours.

         We utilize glass management companies to control costs and severity. The glass management company takes loss notices directly from our insureds. This gives them the opportunity to mitigate the loss. Although the insured has the option of choosing their glass vendor, most do not have a preference. The glass management company is able to direct the insured to a glass shop that is capable of providing excellent service, quality repairs, and who will cooperate in controlling costs. The glass management company attempts to "sell" the insured on repairs when appropriate.

         By working with a glass management company, we receive the expert knowledge necessary to properly evaluate the glass loss. They have knowledge of the market rates for glass and are able to command the best discount of NAGS parts. In situations where the insured chooses the glass shop, they review the charges and negotiate the settlement directly with the glass shop.

         We receive monthly reports showing the amounts and types of losses paid. This includes the percentage of repairs. We feel their services are critical in controlling losses in a market where there is no deductible for glass.

         Independent appraisers are used for writing repair estimates on insured and claimant vehicles. This gives us access countrywide for handling claims. All appraisers are licensed and familiar with current repair techniques. We will utilize staff appraisers as the volumes permit. We also have access to our staff appraisers in North Carolina through our subsidiary company in Winston-Salem. This gives us a strong presence in the Carolinas.

         When any outside investigation or contact is needed, we use independent adjusters. All adjusters used are licensed and qualified for the type of investigation needed.

         B. Describe your case review, suspense and follow-up procedures on open claim files.

         An effective claims review process emphasizes proper customer service, severity control and expense management. It provides for continual development of claim skills and insures reserves are adequate and documented. It is also used to address the specific disposition of the claim file. In addition file reviews are utilized in performance management.

         The file review schedule includes reviews of all files during the first 15 days, 30 days, 90 days.

         1. FIFTEEN-DAY REVIEW: A clear report of coverage applicable to the loss will be addressed. Loss facts and a clear liability analysis will be addressed at this point. Reserves and proposed handling to bring the loss to a conclusion to include the plan of action will be included in this report. First reports are reviewed by supervisor for reserves, coverage questions and to insure the adjuster has a plan of action in place for the handling of the file.

         2. 30 DAY REVIEW: Comment in regard to specific work completed within the last 15 days will be documented at this point to include what areas of the file need to be completed to conclude handling of the claim. Comments regarding reserves to include, in all injury claims, a projected bodily injury settlement range.

         3. 90-DAY REVIEW: The exposures for the file should be known and reserves in place at this point of the handling of the file. There should be no initial reserves in place at this time unless adequate to cover the exposure. File review and captioned reports are needed at this point in any serious bodily injury claims carrying a reserve greater than $10,000 and any cases with contested liability or coverage issues. Any cases in which suit has been filed should also contain a detailed captioned report. These reports will include comments in regard to the following

                  (a) Coverage: limits, effective date of policy, type of property insured and coverage issues.
                  (b) The insured, to include address, phone number, employment, and ,if the driver of the insured auto is different than the named insured this information should also be documented to include the relationship with the insured and any other applicable insurance if appropriate. (Our underwriting department is notified upon any change in address, or any resident driver not listed on the policy both at this point as well as upon receipt of the claim if different than records indicate)
                  (c) The date, time and place of the loss including a description of the scene and weather conditions if significant to the loss.
                  (d)      Detailed description of the loss and any witnesses.
                  (e)      Witnesses - when significant to the investigation.
                  (f)      Summary of the investigating officers report.
                  (g)      Photographs as documented in the file.
                  (h) Injuries - description of the injury to include specials to date and any other insurance applicable or available. Diagnosis and prognosis and future treatment should be included in this caption.
                  (i) Damages - both autos should be included, even if no coverage available to the insured auto.
                  (j)      Venue, Jurisdiction and any attorneys involved.

                  (k)      Evaluation - include any offers/demands made.
                  (l) Plan of Action: outline of work to be completed to bring the file to conclusion.

         The designated supervisor will review all 90-day reports. The supervisor comments on the file in respect to injury damage reserves and disposition. Specific comments should be made in regard to the reserves and specific documentation in regard to why the reserve is adequate for the loss or what reserve should be carried. In addition, specifics should be documented in what is needed to bring the file to conclusion. The claim representative is to address any instruction within 15 days and outline the needed activity on instruction given by the supervisor in the claim file review.

         C. Describe the guidelines, criteria, and procedures used to identify and investigate claim fraud.

         NICB provides our claims staff with in-house training on how to recognize fraud indicators Our adjusters will periodically attend various fraud-related seminars sponsored by NICB, Defense Counsel and other insurance industry personnel, when available. Our guidelines are specific with regard to statements and file documentation for the investigation of suspicious claims. The results of a claim investigation are weighted against the fraud indicators promulgated by NICB in our efforts to identify insurance fraud. As a fraud indicator is recognized, additional investigation is required to either validate the indicator or rule it out. Specialized staff has been hired to aid adjusters in identifying fraud and conducting fraud investigations as needed. If there is suspected fraud the file will be transferred to the special investigator in the Columbia, South Carolina claim office. We have additional SIU staff in our Tennessee and North Carolina claim offices that are available for training and assistance when needed.


         Our adjusters are required to notify NICB on all total theft and fire claims as well as any other claim involving suspected fraud activity. Databases, such as NICB, the Index Bureau and our own claims database, are routinely checked for claims history in an effort to identify repeat offenders. Outside vendors may be utilized on a case-by-case basis when the need for an expert becomes apparent during the course of an investigation, i.e. a cause and origin expert on a vehicle fire, accident reconstruction or independent medical exam on a questionable injury claim. Proofs of Loss and/or Releases are always obtained if settling a suspicious claim.

         We have specific guidelines regarding investigation on bodily injury cases involving minor impact claims. Clear photographs of both the insured's auto as well as the claimant's auto are recommended along with full medical reports.

         D. Describe the use of the 1-800 toll free claims reporting number and how these calls are translated into open claim files.

         As described in B above our Direct Reporting Unit and the 800# play a critical role in the handling of a claim file. Our claim service begins with our Direct Reporting Unit receiving all loss notices, either through the service of our 800#, mail or by facsimile.

         This service allows our customers, agents and claimants to report all loss information in a single call. Once the loss information is received the coverage is confirmed, the file established and the claim directed to the appropriate supervisor. Certain injury claims are immediately transferred to an adjuster. It is the supervisor's responsibility to ensure proper assignment of the claim and appropriate instruction to the claim representative as inappropriate claim assignments result in higher severity and poor customer service.

         As this area is the "first impression" given of our claim service we have specific standards set forth within this unit. Our telephone system allows us to monitor our service levels, monitor telephone conversations and provide specific goals to the customer service representatives of the requirements of their position. In addition, we are able to monitor the amount of calls received within specific time periods, which allows for scheduling during peak hours. This insures our customer service standards are met. We have the capability of forwarding our 800# to one of our other claim office in the event of an internal or external catastrophe.

         The 800# will be available to receive loss reports via facsimile or voice mail 24 hours a day. Our goal is to establish a relationship with a call center that will allow our customers direct access 24-hours a day to report any type of loss to a "live" person.

         2.       RESOURCES

                  A. What is the average years South Carolina claims experience for claim representatives to be assigned South Carolina accounts?

         As previously indicated, given that Columbia, South Carolina is the home office of The Seibels Bruce Group, Inc. and its affiliated companies, we have long been involved in handling claims for South Carolina agencies. As a result our staff is trained and experienced in South Carolina regulations, case law and requirements. The average years of experience for our claims positions are as follows:

         o        Litigation Specialists       13.3 years
         o        Claim Representatives         8.5 years
         o        Management/Supervisor        12.7 years

                  B. What is the percentage of claim representatives assigned to South Carolina who are employed by the company and located or workplace domiciled within South Carolina?

         100% of our claim staff is located or workplace domiciled in Columbia, South Carolina.

                  C. What percentage of claims employees assigned to South Carolina hold professional designations?

         Currently, 4 % have completed the necessary requirements for a professional designation. Also, an additional 6% have completed some portion of the necessary requirements for a professional designation.

                  D. What is the caseload per claim representative for those assigned to South Carolina automobile business?

         Currently, our average caseload is as follows:

         Front Line Adjusters                131
         Bodily Injury Adjusters             205
         Litigation Specialists              207

                  E. List the locations of offices performing claim activities for South Carolina business.

         All activities are currently performed in Columbia, South Carolina. It is expected that the majority of the claims functions will be handled in Columbia for the life of the contract. However, some specialized functions (such as SIU) may be handled in our Winston-Salem or Nashville offices where other specialized staff exists. Regardless of location, all such activities for our South Carolina Reinsurance Facility, JUA, and voluntary claims will be handled in the same manner.

                  3.       Case Review

                           A. Describe your review and documentation procedures for reserve adequacy on open cases.

         Claim Representatives are responsible for establishing all initial reserves. These initial reserves are based on established averages by coverage. Initial reserves are opened within 24 hours of coverage confirmation. As new developments occur on a claim, reserves are adjusted immediately and the file documented. Stair stepping of reserves by waiting for verification of one piece of information is viewed as a deficiency.

         At all diaries an entry regarding the reserve and the analysis thereof is documented. The analysis is based upon the information gathered by the claim representative relating to the coverage exposed.

         To insure reserve adequacy, all supervisor reviews require a reserve analysis. Instruction regarding automobile values, and specific questions regarding injuries sustained, to include employment, lost time from work and to insure the adjuster is actively pursuing information to determine the full scope of the exposure is part of the supervisory process.

         Management reports are generated monthly that detail all open loss reserves and amount paid on closed claims for the month. This report is sorted by adjuster, policy number and claim number.

                           B. Describe your reserving methodology and the procedures used in reserving.

         Reserves, reserve changes and requests for authority are all documented and supported in our file materials. It is procedure to have reserves established by the adjuster and reviewed at not only each diary dates, but as the company receives additional information. The file is to clearly document the adjuster's position regarding each reserve that is carried.

         Each adjuster has his or her individual reserve/settlement authority. All requests for authority above this amount is documented and submitted to the supervisor for authority. Authority is granted on a case by case basis and all accompanying documentation in file to support such reserve. The service of the loss reporting unit, along with timely coverage confirmation and contact requirements, tied in with the adequate investigation and file reporting ties into the control and adequate reserving of each individual file. Adjusters are trained to always look to the avenue in which the claim is progressing and to adequately plan for loss and expense as these two items effect the bottom line of our companies profitably.

         4.       Sub-Contractors Vendors

                  A. Identify the subcontractor(s) you propose to use on this contract and describe in detail the work each subcontractor will perform.

         No subcontracting is anticipated.

                  B. Describe how the servicing carrier performance standards and any enhancements will be communicated and monitored to the subcontractors(s).

                  C. List and describe in detail the background, qualifications, and experience of the sub-contractors/vendors you propose to use during the contract period.

EXHIBIT 3: BUSINESS PLAN-QUANTITATIVE QUESTIONNAIRE

The quantitative questionnaire will be scored with a total number of 50 points possible.

I.      UNDERWRITING/PROCESSING

                 General Responsibilities                    3 items
                 Underwriting/Rating Services                2 items
                 Issuance of Original Policy                 2 items
                 Renewal Policies                            1 item
                 Incomplete Applications/Endorsements        3 items
                 Endorsements                                1 items
                 Producer Certification                      6 items
                 Return Premiums                             1 item
                 Premium Billing                             3 items
                 Producer Commissions                        1 item
                 Total                                      22 items

                 Please score the above section on the basis of 0 to 30 points.

                 Score ____________ (Scorer Use Only)

II.     CLAIMS ADMINISTRATION
                 Loss Reporting                              4 items
                 Coverage Confirmation                       2 items
                 Contract Requirements                       3 items
                 Adequate Investigation                      1 item
                 File Reporting                              1 item
                 Subrogation                                 2 items
                 Litigation Management and Suit Handling     1 item
                 Total                                      14 items

                 Please score the above section on the basis of 0 to 20 points. Score ____________ (Scorer Use Only)

1.       UNDERWRITING/PROCESSING (30 PTS.)

I.       GENERAL RESPONSIBILITIES:

                  In addition to any other responsibilities noted in this RFP, the Servicing Carrier will perform the following general responsibilities:

                  a. At initial issue and each renewal thereafter, servicing carriers must accomplish confirmation of driving record of each insured driver by obtaining copies of the insured's motor vehicle records from the State of South Carolina Department of Public Safety or on the basis of motor vehicle records issued by the appropriate agency of another state. Servicing carriers must properly price all policies and when appropriate, check classification and territory through inspection reports and other techniques.

MINIMUM STANDARD: 30 DAYS

ENHANCEMENT - Driving records will be verified within 15 working days of receipt of a new business application. On renewals, driver records will be verified at least 30 working days prior to renewal.

                  b. Servicing carriers must issue insurance policies to applicants by the expiration date of the binder issued.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- New policies will be issued prior to the binder expiration date, and, within 15 working days of receipt when all necessary information is provided.

                  c. Servicing carriers must carry out all subsequent policy transactions on a timely basis.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Subsequent policy transaction will be completed within 15 working days when all necessary information is provided.

2.       UNDERWRITING/RATING SERVICES:

         a. General Underwriting/Rating

         The Servicing Carrier shall:

                           (1) Properly price all policies in accordance with the approved rating plans contained in the Association's Manual of Rules and Rates and establish procedures for appropriate and timely verification of policyholders' and operators' driving records and/or obtain other information as necessary to assist in the proper classification and rating of an applicant including CLUE reports.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Policies will be properly priced within 15 working days of receipt when all necessary information is provided.

                           (2) Attempt to secure and verify account loss history from the previous company or companies to insure proper application of any applicable premium surcharge or rating plans.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Loss histories will be verified and proper surcharges applied within 15 working days of receipt when all necessary information is provided, and, when the prior carriers cooperate.

         b. Issuance Of Original Policy

                           (1). Within two working days following the receipt of application make SR-22 filings of policy and certificates provided all information necessary is contained in the application form and such application is accompanied by the deposit premium prescribed in Section 5 of the Servicing Carrier Rules of Practice. Such filings will indicate the effective date which must be the same as the policy effective date.

MINIMUM STANDARD 2 DAYS

ENHANCEMENT- SR-22's will be filed properly within 2 working days of receipt when all necessary information is provided. "Same day" SR-22 service will be provided when all procedures are followed and submitted by 12:00 p.m.

                           (2). within 30 calendar days issue a policy and certificates if all information necessary for the Servicing Carrier to fix the proper rate is contained on the application form, such policy to become effective in accordance with the provisions of Section 6 of the Servicing Carrier Rules of Practice.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- New policies will be issued within 20 calendar days when all necessary information is provided.

         c. Renewal Policies Or Certificates

         Servicing Carrier shall perform the following responsibilities regarding the issuance of Association renewal policies. Upon receipt of the application the Servicing Carrier shall:

                           (1) Renewal policies and certificates must be mailed within 30 calendar days of the Servicing Carrier's receipt of the renewal premium specified under a. or b. above.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Our renewal policies and certificates are mailed as part of our renewal offer at least 30 days in advance of the renewal effective date.__________________

          Private passenger automobile insurance may renew for three, six month terms, and small commercial risks may renew for one, 12 month term, if otherwise eligible.

         d.       Incomplete Applications/Endorsements

                           (1) Applications shall be accepted by the Servicing Carrier and shall be processed if the requirements shown in Sections 5 and 6 of the Servicing Carrier Rules of Practice are complied with, and it shall be the responsibility of the Servicing Carrier to communicate to the insured and producer of record in what respect an application is incomplete and requires correction.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Incomplete applications and endorsements will be identified and communicated to the agent and insured within 15 working days.

                           (2) Servicing carriers shall not return any insurance application or change request without definite action. The application or change request must ultimately, (after additional or missing information is requested and received), be accepted and a policy or endorsement issued, rejected or canceled with proper legal notice, or in limited instances involving fraud, material misrepresentation, submission of invalid funds or prior debt to the SCAAIP, voided if deemed appropriate under the circumstances.

                                    Servicing carriers may return applications for missing information if a copy of the application is retained.

MINIMUM STANDARD 15 DAYS

ENHANCEMENT- Once needed or additional information is obtained, definite action will be taken within 10 working days of receipt.

                           (3) The Servicing Carrier shall give at least 15 days to the insured and to the producer of record to respond to underwriting information requests and no part of the deposit premium shall be returned to the insured or to the producer of record except upon proper cancellation in accordance with the provisions of Section 11 of the Servicing Carrier Rules of Practice, as applicable.

MINIMUM STANDARD 15 DAYS

ENHANCEMENT- We will provide a minimum of 15 days for the insured and agent to respond to a request for additional information.

         e. Endorsements

                           (1) Any endorsement requested of the Servicing Carrier shall be issued and mailed within 30 days after all information necessary to properly underwrite and rate the policy has been received.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Endorsements will be issued and mailed within 15 working days of receipt when all necessary information is provided.

         f. Producer Certification (Producer Certification Program is in Section of the Producer Rules of Practice)

            The Servicing Carrier shall:

                           (1) establish and maintain a file for each certified producer to monitor performance. Such file shall include application deficiencies, complaints and other correspondence. The Servicing Carrier should review the files at least monthly to identify producers who should be referred to SCAAIP for consideration by Application Committee.

                           (2) track application deficiencies from the application/policy underwriting system to identify producers who should be referred to SCAAIP.

                           (3) investigate performance complaints, and if possible, resolve them.

MINIMUM STANDARD 30 DAYS

ENHANCEMENT- Certified producers performance will be monitored and review monthly. Once a producer has been placed on warning, the producer will be monitored and reviewed bi-weekly. All performance complaints will be resolved within 10 working days when possible.

                           (4) notify insured of toll free number for the insured to call for service on an SCAAIP policy in the event his producer is decertified and the insured is seeking a new certified producer.

MINIMUM STANDARD 5 DAYS

ENHANCEMENT- The insured's notification will be mailed within 3 working days.

                           (5) generate a list of all applications and policies written on behalf of a producer over a period of three years. This data will be used to distribute letters advising insureds of assigned certified producers in the event of decertification or suspension.

MINIMUM STANDARD 5 DAYS

ENHANCEMENT- The list will be generated within 3 working days.

                           (6) block payment of commissions on either applications only or both applications and renewals in the event the producer is decertified or suspended.

MINIMUM STANDARD 2 DAYS

ENHANCEMENT- No enhancement to the minimum standard is being proposed.

         g. Return Premiums

                           (1) Within 30 days of the receipt of a request for either cancellation or an endorsement resulting in a return premium, the Servicing Carrier must mail the return premium check.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Return premiums will be processed and mailed within 30 calendar days of their request being processed. The only exceptions will be when statutes govern cancellation time frames.

         h.       Premium Billing

                  All billing and payment guidelines are to be consistent with the premium deposit and installment provisions outlined in
                  Section 5 of the Servicing Carrier Rules of Practice.

                  (1) Policies which develop an additional premium as a result of an inadequate deposit submitted with the application or policy change request, or shortage in premium resulting from a policy change request, preliminary premium audit or other determination of a premium shortage, the total additional premium must be billed within 30 days from determination of the additional premium due, or the next premium installment billing date, whichever occurs first. The premium payment due date must not exceed 30 days from the premium billing date.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- Additional premiums will be billed within 5 working days of being processed, and the due date will be 14 days unless instructed otherwise by SCAAIP.

                  (2) For policies subject to a final premium audit that result in an additional earned premium due the SCAAIP, the premium must be billed within 30 days of the completion of the final premium audit and the premium payment due date must not exceed 30 days from the premium billing date.

                  (3) If the final premium audit develops a return premium, the Servicing Carrier will remit gross return premium to the insured within 30 days from the completion date of the audit. The producer will be billed for the return commission in accordance with the Rules of Practice for Producers Writing South Carolina Associated Auto Insurers Plan Risks.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- It appears this requirement applies to commercial policies and does not apply to this RFP.

          i.      Producer Commissions

                   Servicing carriers must collect the necessary data to disburse commission payments to agents and store this data and report it to the Internal Revenue Service annually, if required.

                  (1) Commission shall be paid no less frequently than monthly and shall be paid within 15 days after the close of the month in which the commission was credited to the producer's account. The Servicing Carrier must issue a statement and if applicable, the proper compensation check unless the producer fails to provide his/her proper tax identification number.

MINIMUM STANDARD 15 DAYS

ENHANCEMENT- Commissions will be paid within 10 calendar days of the close of month.

         The Servicing Carrier must take steps to collect unearned producer commission from the producer.

II.      CLAIMS ADMINISTRATION (20 PTS.)

1.       Loss Reporting

         a. Agents shall phone carrier on ALL claims involving serious bodily injury and/or death the same day the agent received the loss. All other claims should be reported by the next working day.

         b. Servicing Carrier will confirm coverage day of receipt of loss. Coverage confirmation will clearly be reflected in claim file together with the name of the person so confirming the coverage.

         c. Losses will be referred to an adjuster within 24 hours of receipt of claim by the Claims Department and the file so documented. All file material received from an outside source, including loss notices, will be dated and stamped.

         d. Servicing Carrier must have a 1-800 toll free number for the reporting of claims directly to the claims area of the Servicing Carrier such that claims reported through the toll free number are entered into the claims system the same day.

MINIMUM STANDARD SAME DAY

ENHANCEMENT- No enhancement to the minimum standard is being proposed.

2.   Coverage Confirmation

         a. Coverage confirmation shall consist of policyholder's name, policy number, policy period, date of loss, coverage limits, including deductibles, insured vehicle, VIN number and lien bolder, premium status, and any applicable endorsements. File will be clearly documented as to above including date of such coverage confirmation and the name of the person confirming coverage.


         b. Full form reports are required on all questionable coverage cases that remain unresolved for more than 14 days after receipt of claim.

MINIMUM STANDARD 14 DAYS

ENHANCEMENT- We will confirm coverage within 7 working days and provide full form reports on questionable cases unresolved after 7 days.

3.       Contract Requirements

         c. All claims involving death or serious. bodily injury shall be telephoned to adjuster the same day received by the carrier. File will be clearly documented. All others will be assigned to an adjuster within 24 hours after received by company and the file so documented.

MINIMUM STANDARD 1 DAYS

ENHANCEMENT- No enhancement to the minimum standard is proposed.

         b. Contact letter will be sent or phone conversation made with insured, insured driver, and claimants within 24 hours of assignment and will be clearly documented. In cases of death or serious bodily injury, contact must be in person.

         c. A letter must be followed up by a contact in person or by phone within 72 hours.

MINIMUM STANDARD 3 DAYS

ENHANCEMENT- No enhancement to the minimum standard is proposed.

4.       Adequate Investigation

         a. Adequate investigation is that investigation necessary to support a carrier liability decision for an accident or a decision involving a claim for loss or damage under an applicable insurance policy. The investigation must be sufficient to resolve questions of applicable laws, case decisions, Insurance Department Regulations, policy interpretation and insurance industry practices. Please refer to the South Carolina Associated Auto Insurers Plan Claim Handling Guidelines.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- No enhancement to the minimum standards is proposed.

5.   File Reporting

         a. Carrier will have a first report within 15 days of assignment. The report shall include a clear report on coverage, contract requirements, facts of accident, liability analysis considering existing laws and facts, reserves, and proposed handling to bring to a conclusion including work to be done.

MINIMUM STANDARD 15 DAYS

ENHANCEMENT- no enhancement to the minimum standard is proposed.

6.       Subrogation

         a. Subrogation files shall be reviewed and documented by company supervisory personnel. Said review to include necessary investigation including the ability to pay on the part of the responsible party, will reflect whether arbitration considered/attempted, reasonable efforts to recover, including procuring a promissory note and confession of judgement from the uninsured motorist, or a clear, concise reason why such was not done, as to whether to refer to counsel, all abandoned subrogation must be approved by Supervisor in writing.

         b. In subrogation log, entries must be made in said Log regardless of disposition and the subrogation log must reflect timely and ongoing documentation that is in chronological order.

MINIMUM STANDARDS: 30 DAYS

ENHANCEMENT- No enhancement to the minimum standards is proposed.

7.   Litigation Management and Suit Handling

         a. Letter of acknowledgment and excess should be sent to the insured within 14 days of receipt of the Summons and Complaint by the carrier.

MINIMUM STANDARD 14 DAYS

ENHANCEMENT- Excess letters to the insured will be sent within 7 calendar days of receipt of summons.

BUSINESS PLAN- QUALITATIVE SUMMARY OF ENHANCEMENTS


1.       UNDERWRITING/PROCESSING

Driving records will be verified within 15 working days of receipt of a new business application. On renewals, driver records will be verified at least 30 working days prior to renewal.

 New policies will be issued prior to the binder expiration date, and, within 15 working days of receipt when all necessary information is provided.

Subsequent policy transactions will be completed within 15 working days when all necessary information is provided.

Policies will be properly priced within 15 working days of receipt when all necessary information is provided.

Loss histories will be verified and proper surcharges applied within 15 working days of receipt when all necessary information is provided, and, when the prior carriers cooperate.

SR-22's will be filed properly within 2 working days of receipt when all necessary information is provided. Additionally, we will offer "same day" SR-22 filings if requested by the agent and all necessary information is submitted by 12:00 p.m.

New policies will be issued within 20 calendar days when all necessary information is provided.

Our renewal policies and certificates will be mailed as part of our renewal offer at least 30 days in advance of the renewal effective date.

Incomplete applications and endorsements will be identified and the needed information communicated to the agent and insured within 15 working days.

Once needed or additional information is obtained, definite action will be taken within 10 working days of receipt.

We will provide a minimum of 15 days for the insured and agent to respond to a request for additional information. When appropriate, we may give a longer period of time.

Endorsements will be issued and mailed within 15 working days of receipt when all necessary information is provided.

Certified producers performance will be monitored and reviewed monthly. Once a producer has been placed on warning, they will be monitored and reviewed bi-weekly. All performance complaints will be resolved within 10 working days when possible.

When an agent is decertified, the following will result:

o        The insured's notification will be mailed within 3 working days.

o A list will be generated within 3 working days identifying all applications and policies written over a period of three years.

o        Commissions will be blocked within 2 working days.

Return premiums will be processed and mailed within 30 calendar days of their request being processed. The only exceptions will be when statutes govern cancellation time frames.

Agent's commissions will be paid within 10 calendar days of the close of the month.

Our Customer Service Unit will adhere to an 85% service standard. This means 85% of the calls answered will occur within 20 seconds. The abandoned call rate will not exceed 10%.

II.      CLAIMS ADMINISTRATION

We will confirm coverage within 7 working days of notification of loss and provide full form reports on questionable cases unresolved after 7 days.

Excess letters to the insured will be sent within 7 calendar days of receipt of summons.

Our Direct Reporting Unit will adhere to an 85% service standard. This means 85% of the calls answered will occur within 20 seconds. The abandoned call rate will not exceed 10%.

DISASTER RECOVERY PLAN SUMMARY

LEVEL 1

Seibels Bruce disaster recovery Level 1 preparation protects the Company in the event of short-term or temporary equipment outages. Backups, uninterrupted power supplies (UPS) and redundant hardware will cover basic short-term disruptions in computer operations, including short-term power outages, commonly failing parts and corrupted data. In a Level 1 disaster, computer systems remain operational with little to no loss of functionality. The following outlines the Company's Level 1 program:

BACKUPS:

o Backups are performed each day of the week. On Friday nights, full system backups are performed on all platforms. On Saturday through Thursday nights, backups of all objects changed since the last full backup are performed on all platforms.
o The backups are rotated off-site at 9:00am on the following business day.
o Daily backup tapes are sent off-site for 5 weeks before being rotated for reuse.
o Weekly full backup tapes are sent off-site for 15 weeks before being rotated for reuse.
o        Monthly full backup tapes are sent off-site to be kept indefinitely.
o        Retrieval from off-site storage can take place within 30 minutes.

         UNINTERRUPTED POWER SUPPLIES:

o The AS/400 is on a UPS that has a sustain time of 30 minutes at full load.

         REDUNDANT HARDWARE:

o        All disk drives are protected by either RAID5 or Mirroring.
o A spare 3590-tape drive is housed on the AS/400, essential to nightly processing.

LEVEL 2

Seibels Bruce disaster recovery Level 2 preparation protects the Company from uncommon equipment failure, long-term power outages or damaged equipment. Some downtime or loss of functionality may be experienced in a Level 2 disaster. In addition to Level 1 preparations, the Level 2 plan includes maintenance contracts and vendor agreements that will cover long-term disruptions in computer system operations. The following outlines the Company's Level 2 program:

AT&T TELECOM SWITCHING:

o AT&T data and voice lines will be rerouted to the Seibels Bruce facility in Winston-Salem, NC.

VENDOR AGREEMENTS:

o As the preferred customer, Seibels Bruce will receive priority treatment from primary hardware vendor MicroPrice
o        MicroPrice will provide service within 24 hours.

SUNGUARD DISASTER RECOVERY SERVICES CONTRACT:

o A binding contractual agreement with Sunguard Disaster Recovery Services calls for the deployment of mobile comparable hardware, technical staff and power to the site of our choice.
o        Delivery time is guaranteed within 48 hours.

o Given the proximity of Seibels Bruce to Sunguard Deployment Center in Atlanta, the actual delivery time is expected to be within 12 hours.

MAINTENANCE AND SUPPORT CONTRACTS:

o A hardware maintenance contract with IBM ensures on-site technical support, maintenance and delivery of any needed parts during equipment failure or damage. Support will be provided 24 hours a day, seven days a week.
o A support contract with IBM ensures technical support for software running on the AS/400. This support is provided on a 24 hour a day, seven days a week basis.


LEVEL 3

Seibels Bruce disaster recovery Level 3 preparation protects the Company from partial or complete data center destruction. A Level 3 disaster is a long-term outage where the data center has been destroyed or is no longer usable. In addition to Level 1 and 2 preparations, the Level 3 plan includes rapid replacement and relocation, if necessary, of essential equipment so that data processing can continue. The following outlines the Company's Level 3 program:

ALTERNATE SITES:

o In the event of site destruction local to the data center, mobile replacement equipment provided by Sunguard will be deployed on Seibels Bruce's Columbia, SC facility to resume near normal data processing.
o In the event of total site destruction, mobile replacement equipment provided by Sunguard will be deployed to the Seibels Bruce Winston-Salem, NC facility.

                           AFFIDAVIT OF NON-COLLUSION


I hereby swear under penalty of perjury:

(1) That I am an officer, director and employee of the Respondent, South Carolina Insurance Company, and am duly authorized to execute this affidavit on behalf of the Respondent, South Carolina Insurance Company;

(2) That the attached proposal has been arrived at by the bidder independently and has been submitted without collusion with, and without any agreement, understanding, or planned common course of action with, any other vendor of materials, supplies, equipment or services described in the RFP, designed to limit independent bidding or competition;

(3) That the contents of the proposal have not been communicated by the Respondent, South Carolina Insurance Company, or its employees or agents to any person not an employee or agent of the Respondent, South Carolina Insurance Company to any person not an employee or agent of the Respondent, South Carolina Insurance Company, or its surety on any bond furnished with the proposal and will not be communicated to any such person prior to September 9, 1998.

(4) That I have read and fully understand the contents of this Affidavit of Non-Collusion and make it of my own free will and accord.


                                         John A. Weitzel
                                         President and Chief Executive Officer
                                         South Carolina Insurance Company


September 9, 1998                        Signature: /s/ John A. Weitzel
                                                  -----------------------------


State of  South Carolina
County of Richland

                  The foregoing Affidavit of Non-Collusion was subscribed before me this 9th day of September, 1998 by John A. Weitzel as President and Chief Executive Officer of South Carolina Insurance Company, who is personally known to me and who did take an oath.

/s/ Janet H. Langley
---------------------------
Notary Public

My Commission expires:  07-12-03
                      -----------

                       YEAR 2000 COMPLIANCE CERTIFICATION

South Carolina Insurance Company represents and warrants that all products and services supplied and to be supplied pursuant to this agreement (and all products supplied or developed by Contractor pursuant to such services) are and shall be Year 2000 compliant (to the extent that concept is applicable), as defined by the British Standards Institution in DISC PD2000-1: "Year 2000 c[ompliant] shall mean that neither performance nor functionality is affected by dates prior to, during and after the year 2000. In particular:

Rule 1.      No value for current date will cause any interruption in
             operation.
Rule 2.      Date-based functionality must behave consistently for dates prior to, during and after year 2000.
Rule 3.      In all interfaces and data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or interfacing rules.
Rule 4.      Year 2000 must be recognized as a leap year.


         By signature of its authorized representative, South Carolina Insurance Company represents and warrants that the products and services supplied and/or developed comply with the aforementioned requirements.

         Dated this 9th day of September, 1998.



                                       /s/ R. Thomas Savage, Jr.
                                      ----------------------------------
                                      Authorized Representative
                                      South Carolina Insurance Company


Sworn to before me this 9th day of September, 1998.


[illegible]
----------------------------------------
My commission expires: November 23, 2007
----------------------------------------

                                  [Letterhead]




                               September 15, 1998


CONFIDENTIAL
TRANSMITTED BY FACSIMILE AND
HAND DELIVERY
Steve Harding
The Seibels Bruce Group, Inc.
Post Office Box 1
Columbia, South Carolina 29202

            RE:  Proposal Submitted in Response to RFP #98-002/PPAI

Dear Mr. Harding:

     Section 9.8 of RFP #98-002/PPAI gives the "director or his designee the right to waive minor deficiencies and the informalities if, in his judgment, the best interests of the State of South Carolina shall be served." Additionally, RFP #98-002/PPAI, Section 9.9, page 36 provides that "the director or his designee reserves the right to request additional financial statements and any other data from the Respondent."

     This letter written to request additional copies of data which may have been submitted with the original proposal, but not attached to the copies submitted; or clarification of statements or references made in your proposal; or other data in accordance with the requirements of the Request for Proposal. Please submit the following information to the Department by 5:00 p.m., Friday, September 18, 1998.

     First, we are unable to locate a statement that you will be able to service claims in accordance with the requirements of the RFP. Section 6.3 provides that the applicant must be an insurer, or affiliated with an insurer, that has a service facility capable of providing policy issuance; premium collection services for all classes of risks, statewide; service insurance claims in every state, Washington, D.C. and Canada. . . This is a qualification. Section 2.7 provides that submitting a proposal in response to this RFP you are certifying that you meet the qualifications set forth in the RFP. Although it may implied in your proposal that you meet this qualification, a more specific statement is needed to address this issue. If this information is included with your proposal, please direct me to the sections of your proposal which address this issue.

     Second, there is no reference to the ability of your company to administer the run-off business of the JUA. Section 6.8 of the RFP provides that the applicant must be able to contract for the entire term of the contract based upon the specifications outlined in the RFP. The term of the contract includes the run-off period. If this information is included within your proposal, please direct my attention to the sections of your proposal which address this issue.

     Third, we are unable to find any certification that your company will cooperate with the wind-up of the affairs of the JUA, that you are able to service claims in accordance with the requirements of the RFP and you ability to administer the run-off business of the JUA. Section 6.10 establishes this as a qualification for the servicing carrier. Inasmuch as Section 9.1.1.1 provides that you will comply with the requirements of the RFP, and Section 2.7 provides that by submitting a proposal you are certifying that you meet the qualifications set forth in the RFP, it is implied that you agree to so comply. Please confirm this in your response or direct my attention to the section of your proposal which addresses this issue.

     Fourth, section 9.3 of RFP #98-002/PPAI requires that you attach documentation establishing your previous experience with residual market mechanisms. We are unable to locate a report from a Plan Manager of a pooling mechanism. The omission of this item implies that you have no much report. Please confirm this in your September 18 response. If this information is included in your proposal, please direct my attention to the section of the proposal which addresses this issue.

     Finally, we are unable to locate any statement in your proposal which states that the proposal is valid until the notification of award is issued. Please direct my attention to the section of your proposal which addesses this issue or forward the certification statement to me by the established deadline.

     Please do not call the Department regarding this matter. Please do not write requesting additional time. Please submit your responses to the Department, in writing, by the established deadline. If requested information is not received by the September 18 deadline, then your proposal, IF it meets all other requirements to be considered responsive, will be scored accordingly.

     Your response to this letter must be signed by an officer with the authority to contractually bind your company. It must state that it supplements and amends the proposal submitted to me as if originally incorporated within that document. Your letter must indicate that you agree to be bound by its terms as well as the proposal submitted.

     This letter shall not be construed to mean that there are no additional issues regarding the proposal you submitted. There may, or may not, be additional issues which may affect a contract award. This letter also shall not be construed to mean that your proposal is, or is not, responsive to this solicitation. The information requested in this letter is requested so that the committee may evaluate the proposal submitted. Please note that the submission of this information does not entitle your company to an award of the contract. As the RFP indicates, I may reject any or all proposals, and I am not under any obligation to award a contract to any of the Respondents submitting a proposal in response to this solicitation.

                                       Sincerely,,

                                       /s/ Lee P. Jedziniak

                                       Lee P. Jedziniak
                                       Director

[LETTERHEAD]


R. THOMAS SAVAGE, JR.
CHIEF FINANCIAL OFFICER


September 17, 1998



Lee P. Jedziniak
Director
SC Department of Insurance
1612 Marion Street
Columbia, SC 29201


Dear Director Jedziniak:

This will acknowledge receipt of your letter dated September 15, 1998, requesting additional copies of data, clarification of statements or other information related to the above referenced Request for Proposal. For your convenience in identifying the supplemental information and the point to which it is directed, the specific request made in your letter is set out, followed by a summary response and referencing attached materials when appropriate.

     "FIRST, WE ARE UNABLE TO LOCATE A STATEMENT THAT YOU WILL BE ABLE TO SERVICE CLAIMS IN ACCORDANCE WITH THE REQUIREMENTS OF THE RFP. SECTION 6.3 PROVIDES THAT THE APPLICANT MUST BE AN INSURER, OR AFFILIATED WITH AN INSURER, THAT HAS A SERVICE FACILITY CAPABLE OF PROVIDING POLICY ISSUANCE; PREMIUM COLLECTION SERVICES FOR ALL CLASSES OF RISKS, STATEWIDE; SERVICE INSURANCE CLAIMS IN EVERY STATE, WASHINGTON, D.C. AND CANADA... THIS IS A QUALIFICATION. SECTION 2.7 PROVIDES THAT SUBMITTING A PROPOSAL IN RESPONSE TO THIS RFP YOU ARE CERTIFYING THAT YOU MEET THE QUALIFICATIONS SET FORTH IN THE RFP. ALTHOUGH IT MAY BE IMPLIED IN YOUR PROPOSAL THAT YOU MEET THIS QUALIFICATION, A MORE SPECIFIC STATEMENT IS NEEDED TO ADDRESS THIS ISSUE. IF THIS INFORMATION IS INCLUDED WITHIN YOUR PROPOSAL, PLEASE DIRECT ME TO THE SECTIONS OF YOUR PROPOSAL WHICH ADDRESS THIS ISSUE."

     - On page 1 of the Cover Letter, we stated that "South Carolina Insurance Company understands and will comply with all terms of the Proposal." Further, we stated that we currently meet or, at the time of the commencement of any contract period, will meet "all of the qualifications as described in this RFP." These statements were intended to convey our understanding and compliance with this qualification.

     - On page 5 of our Proposal (Proposal Letter), we have also represented that our proposal is made in accordance with all the terms and conditions of the RFP and have certified that we "guarantee and certify that all items included in this proposal meet or exceed any such terms or conditions [of the RFP]." Again, it was our intention that such representations and certifications satisfy the provisions of Section 6.3 and Section 2.7.

- To the extent a more specific statement is or may be required for the qualification described in Section 6.3, this will certify that South Carolina Insurance Company is an insurer with service facilities capable of affording policy issuance; premium collection services for all classes of risks, statewide; service insurance claims in every state, Washington, D.C., and Canada and all other usual and customary policyholder services and, if awarded the contract, is qualified to perform in accordance with the terms and conditions of the contract and RFP and that it will comply with all applicable state and federal laws.

- South Carolina Insurance Company has the ability or capability to satisfy the service requirements embodied in Sections 6.3 or 2.7 in every way, we are prepared at your convenience to further expand on our business plan to address specifically any further questions or concerns.

"SECOND, THERE IS NO REFERENCE TO THE ABILITY OF YOUR COMPANY TO ADMINISTER THE RUN-OFF BUSINESS OF THE JUA. SECTION 6.8 OF THE RFP PROVIDES THAT THE APPLICANT MUST BE ABLE TO CONTRACT FOR THE ENTIRE TERM OF THE CONTRACT BASED UPON THE SPECIFICATIONS OUTLINED IN THE RFP. THE TERM OF THE CONTRACT INCLUDES THE RUN-OFF PERIOD. IF THIS INFORMATION IS INCLUDED WITHIN YOUR PROPOSAL, PLEASE DIRECT MY ATTENTION TO THE SECTIONS OF YOUR PROPOSAL WHICH ADDRESS THIS ISSUE.

- As indicated above, it was our intention in submitting a proposal and expressly stating in the Cover Page and Proposal Letter of our compliance with all of the terms and conditions of the RFP if not otherwise specifically addressed, including Section 6.8.

- To the extent a more specific statement is, or may be, required to address the requirements of Section 6.8, South Carolina Insurance Company hereby certifies that it is prepared and able to administer the contract for the entire term of the contract based upon the specifications outlined in the RFP. The term of the contract includes the run-off period.

"THIRD, WE ARE UNABLE TO FIND ANY CERTIFICATION THAT YOUR COMPANY WILL COOPERATE WITH THE WIND UP OF THE AFFAIRS OF THE JUA, THAT YOU ARE ABLE TO SERVICE CLAIMS IN ACCORDANCE WITH THE REQUIREMENTS OF THE RFP AND YOUR ABILITY TO ADMINISTER THE RUN-OFF BUSINESS OF THE JUA. INASMUCH AS SECTION
9.1.1.1 PROVIDES THAT YOU WILL COMPLY WITH THE REQUIREMENTS OF THE RFP, AND
SECTION 2.7 PROVIDES THAT BY SUBMITTING A PROPOSAL YOU ARE CERTIFYING THAT YOU MEET THE QUALIFICATIONS SET FORTH IN THE RFP, IT IS IMPLIED THAT YOU AGREE TO SO COMPLY. PLEASE CONFIRM THIS IN YOUR RESPONSE OR DIRECT MY ATTENTION TO THE SECTION OF YOUR PROPOSAL WHICH ADDRESSES THIS ISSUE."

- Again, as indicated above, it was our intention in submiting a proposal and expressly stating in the Cover Page and Proposal Letter of our compliance with all terms and conditions of the RFP if not otherwise specifically addressed, including Section 6.10.

- To the extent that a more specific statement is, or may be, required to address the Section 6.10 qualification, South Carolina Insurance Company hereby certifies that it will cooperate with the winding up of the affairs of the association and the conversion to an assigned risk plan, if any.

- With respect to the Section 9.1.1.1 requirement, we call your attention to the Proposal Letter, page 5, which contains, INTER ALIA, our certification that South Carolina Insurance Company understands and will comply with all terms and conditions of the RFP. We again reiterate this certification that we understand and will comply with all terms and conditions of the RFP.

"FOURTH, SECTION 9.3 OF RFP #98-002/PPAI REQUIRES THAT YOU ATTACH DOCUMENTATION ESTABLISHING YOUR PREVIOUS EXPERIENCE WITH RESIDUAL MARKET MECHANISMS. WE ARE UNABLE TO LOCATE A REPORT FROM A PLAN MANAGER OF A POOLING MECHANISM. THE OMISSION OF THIS ITEM IMPLIES THAT YOU HAVE NO SUCH REPORT. PLEASE CONFIRM THIS IN YOUR SEPTEMBER 18 RESPONSE. IF THIS INFORMATION IS INCLUDED IN YOUR PROPOSAL, PLEASE DIRECT MY ATTENTION TO THE SECTION OF THE PROPOSAL WHICH ADDRESSES THIS ISSUE."

- South Carolina Insurance Company's previous experience with residual market mechanisms is documented by the Past Performance and Commitment Memorandum found at page 13 of our proposal. As you know, South Carolina Insurance Company, or its Seibels Bruce affiliate, Catawba Insurance Company, has continuously served as a servicing carrier for the South Carolina Reinsurance Facility since inception in 1974 to date. Since this residual market mechanism is under the aegis of the South Carolina Department of Insurance; the Director of Insurance is the Chairman of the Governing Board of the Facility; and the bid and contract process for our role as servicing carrier were conducted by you under legislative directive we relied too heavily on these facts and did not believe that additional independent verification was required. We apologize for this oversight and attach the following additional documentation:

         1. Letter from the current Manager, S.C. Reinsurance Facility, certifying our service as a servicing carrier;

         2. Copies of Annual Underwriting and Claims Audits by the South Carolina Reinsurance Facility from 1993 through 1997 referenced in our Memorandum at page 13 of the proposal; (1)

---------------

1 Our original proposal memorandum referenced an "in compliance" result for the 1994 underwriting audit. This is in error because no underwriting audits were performed in 1994 due to the bid awards and resulting changes in books of business.

              3. Copies of our contracts with the South Carolina Reinsurance Facility dated August 25, 1983 (first written contract); October 1, 1991 (shifting to Catawba); and October 1, 1994 (result of bid award);

              4. Copy of the North Carolina Reinsurance Facility Joint Report of the Claims and Audit Managers for 1995, the last year we acted as a servicing carrier for that residual market pooling mechanism;

              5. Copy of letter from the Federal Emergency Management agency ("FEMA") certifying our role as a servicing carrier ("WYO Company") in the National Flood Insurance Program;

              6. Copy of our current contract to act as a WYO Company signed by the Federal Insurance Administrator.

         - If any additional documentation is required to validate the representations as to our Past Performance and Commitment as a servicing carrier for residual market pooling mechanisms, please advise and we will be happy to supply whatever materials or documentation you require.

         "FINALLY, WE ARE UNABLE TO LOCATE ANY STATEMENT IN YOUR PROPOSAL WHICH STATES THAT THE PROPOSAL IS VALID UNTIL THE NOTIFICATION OF AWARD IS ISSUED. PLEASE DIRECT MY ATTENTION TO THE SECTION OF THE PROPOSAL WHICH ADDRESSES THIS ISSUE OR FORWARD THE CERTIFICATION STATEMENT TO ME BY THE ESTABLISHED DEADLINE."

- We respectfully direct your attention to the "Duration of Offer" at page 20 of the proposal which specifically addresses this requirement. For your convenience, a duplicate copy of page 20 is attached hereto. Please let us know if this statement is not sufficient to satisfy you as an appropriate response.

This letter and the information submitted herewith supplements and amends the proposal submitted as if originally incorporated within that document. South Carolina Insurance Company expressly agrees to be bound by the terms of this letter, its proposal dated September 9, 1998, as well as all of the terms and conditions of the RFP. The writer also expressly represents that he is an officer (Chief Financial Officer) of South Carolina Insurance Company and authorized to contractually bind it by the terms and conditions as stated herein.

Sincerely,



/s/ R. Thomas Savage, Jr.
-------------------------
R. Thomas Savage, Jr.
Chief Financial Officer

                                  [Letterhead]






                                September 23, 1998

                           NOTIFICATION OF CONTRACT AWARD

DESCRIPTION:   Request for Proposals for a person to act as the servicing carrier for the private passenger automobile insurance coverages offered by the South Carolina Associated Auto Insurers Plan.

RFP NUMBER:    98-002 PPAI

ORGANIZATION SOLICITING THE PROPOSAL(S):  South Carolina Associated Auto
                                          Insurers Plan
                                          Post Office Box 11099
                                          Columbia, South Carolina 29211

CONTRACTS AWARDED TO:  The Seibels Bruce Group, Inc.
                       c/o South Carolina Insurance Company
                       Post Office Box One
                       Columbia, South Carolina 29202
                       (800) 525-8835/(803) 748-2000
                       Amount Awarded: 50%

                       Bankers Insurance Company
                       360 Central Avenue
                       St. Petersburg, Florida 33701
                       (727) 823-4000 extension 4200
                       Fax:  (727) 823-6518
                       Amount Awarded: 50%

THIS IS A STATEMENT OF INTENT TO AWARD A CONTRACT AND BECOMES THE OFFICIAL STATEMENT OF AWARD EFFECTIVE, OCTOBER 5, 1998, AT 5:00 P.M., UNLESS OTHERWISE MODIFIED, SUSPENDED OR CANCELED.




                                          /s/ Lee P. Jedziniak
                                         ---------------------------------------
                                         Lee P. Jedziniak
                                         Director
                                         South Carolina Department of Insurance

                               PROPOSAL LETTER

We propose to furnish and deliver any and all of the services named in the Request for Proposals, Proposal Notice No. 98-002/PPAJ. The prices proposed herein shall apply for the period of time stated in the RFP.

It is understood that this proposal constitutes an offer and when signed by the authorized party will, with RFP, exhibits, and any amendments thereto, constitute a valid and legal contract between the undersigned respondent and the South Carolina Associated Auto Insurers Plan.

We acknowledge that we have read and understand the requirements of the RFP and represent that this proposal is made in accordance with the terms and conditions of the RFP. By signing this proposal, we guarantee and certify that all items included in this proposal meet or exceed any and all such terms and conditions. We also affirm, by signing this proposal, that we have reviewed all exhibits attached and that we have used this documentation as a basis for submitting our proposal. We understand and agree that this solicitation does not guarantee an award of a contract.

We agree, if awarded the contract, to deliver goods or services which meet or exceed the requirements of this RFP.

/s/ R. Thomas Savage, Jr.                                9/9/98
-----------------------------------------------------    ------
Signature of Authorized Representative/Corporate Seal    Date


NOTICE OF AWARD

Proposal Accepted By:

/s/ Lee P. Jedziniak                                     October 13, 1998
-----------------------------------------------------    ----------------
Director                                                 Date